UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No.   )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Adverum Biotechnologies, Inc.
(Name of Registrant as Specified in its Charter)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION, DATED APRIL 18, 2025
ADVERUM BIOTECHNOLOGIES, INC.
100 Cardinal Way
Redwood City, California 94063
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on June 17, 2025
, 2025
To the Stockholders of Adverum Biotechnologies, Inc.:
On behalf of the board of directors (the “Board of Directors” or the “Board”) of Adverum Biotechnologies, Inc. (“Adverum,” “we,” “us” or “our”), we cordially invite you to attend the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), which will be held on June 17, 2025 at 8:00 a.m., Pacific Daylight Time via a live audio webcast at www.virtualshareholdermeeting.com/ADVM2025.
At the 2025 Annual Meeting, you will be asked to consider and vote upon the following proposals:
1.
To elect the three Class II directors named in the proxy statement, each to hold office until the 2028 Annual Meeting of Stockholders or until the director’s successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal;

2.	To ratify the selection, by the Audit Committee of our Board of Directors, of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025;
3.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement;
4
To approve the amendment and restatement of the Adverum Biotechnologies, Inc. 2024 Equity Incentive Award Plan to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 2,100,000 new shares of common stock; and

5.	To approve the amendment of certain outstanding stock options to reduce the exercise price per share to the closing price on the date of the repricing.
The proxy statement and notice of annual meeting accompanying this letter provide you with more specific information concerning the proposals to be voted on at the 2025 Annual Meeting. You will also be asked to transact such other business, if any, as may properly come before the 2025 Annual Meeting or any adjournment or postponement thereof.
The record date for the 2025 Annual Meeting is April 21, 2025. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. A complete list of such stockholders will be available for examination by any stockholder for any purpose germane to the 2025 Annual Meeting beginning ten days prior to the meeting at our principal executive offices located at 100 Cardinal Way, Redwood City, California 94063. If you would like to view the list, please contact our Corporate Secretary to schedule an appointment by calling (650) 656-9323 or writing to him at the address above. In addition, the list will be available for inspection by stockholders on the virtual meeting website during the meeting by clicking on the ‘Stockholder List’ link located under the ‘Meeting Links’ section of the virtual meeting website once logged in. Under Securities and Exchange Commission rules, we are providing access to the proxy materials for the 2025 Annual Meeting to stockholders via the internet. Accordingly, you can access the proxy materials and vote at www.proxyvote.com. Instructions for accessing the proxy materials and voting are described below and in the notice of annual meeting that we will mail to our stockholders on or about                  , 2025. Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. Submitting your vote via the internet or by telephone or proxy card will not affect your right to vote online if you decide to attend the 2025 Annual Meeting, which will be held virtually via the internet. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.
Thank you for your cooperation and continued support.
Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders to be held on June 17, 2025 at 8:00 a.m., Pacific Daylight Time via a live audio webcast at www.virtualshareholdermeeting.com/ADVM2025.
The proxy statement and our Annual Report on Form 10-K
are available at http://investors.adverum.com and www.proxyvote.com.

By Order of the Board of Directors,

Kishor Peter Soparkar
Chief Operating Officer

ADVERUM BIOTECHNOLOGIES, INC.
100 Cardinal Way, Redwood City, California 94063
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 17, 2025
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17, 2025
This proxy statement and our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2024, are available at http://investors.adverum.com and www.proxyvote.com.
MEETING AGENDA

Proposal No.	Proposal	Board Vote Recommendation
1
To elect the three Class II directors named in the proxy statement, each to hold office until the 2028 Annual Meeting of Stockholders or until the director’s successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal.
For each Adverum director nominee

2	To ratify the selection, by the Audit Committee of our Board of Directors, of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025.	For

3	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement.	For

4
To approve the amendment and restatement of the Adverum Biotechnologies, Inc. 2024 Equity Incentive Award Plan to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 2,100,000 new shares of common stock.
For

5	To approve the amendment of certain outstanding stock options to reduce the exercise price per share to the closing price on the date of the repricing.	For

We intend to mail the proxy materials for the 2025 Annual Meeting on or about           , 2025.

Page
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING	2
PROPOSAL NO. 1: ELECTION OF DIRECTORS	9
PROPOSAL NO. 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	14
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	15
PROPOSAL NO. 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	16
PROPOSAL NO. 4: APPROVAL OF AMENDMENT AND RESTATEMENT OF THE ADVERUM BIOTECHNOLOGIES, INC. 2024 EQUITY INCENTIVE AWARD PLAN	17
PROPOSAL NO. 5: APPROVAL OF AMENDMENT OF CERTAIN OUTSTANDING STOCK OPTIONS TO REDUCE THE EXERCISE PRICE PER SHARE TO THE CLOSING PRICE ON THE DATE OF REPRICING	30
CORPORATE GOVERNANCE	37
NON-EMPLOYEE DIRECTOR COMPENSATION	45
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	48
EXECUTIVE OFFICERS	50
EXECUTIVE COMPENSATION	52
PAY RATIO DISCLOSURE	69
PAY VERSUS PERFORMANCE	70
EQUITY COMPENSATION PLAN INFORMATION	73
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	74
HOUSEHOLDING	76
ANNUAL REPORT	76
WHERE YOU CAN FIND MORE INFORMATION	76
OTHER MATTERS	77
APPENDIX A	A-1

In text references to our website throughout this proxy statement do not constitute incorporation by reference of the information contained at or available through our website
Effective following the filing of a Certificate of Amendment to our Amended and Restated Certificate of Incorporation, on March 21, 2024, every ten shares of our issued and outstanding common stock were automatically combined into one issued share of common stock, without any change in the par value per share, and with no fractional shares issued, which we refer to as the Reverse Split. In connection with the Reverse Split, each stock option to purchase ten shares of common stock was automatically combined into a stock option to purchase one share of common stock and the exercise prices for such options were multiplied by ten. All equity-related information presented throughout this proxy statement gives retroactive effect to the Reverse Split, which we refer to as Post-Reverse Split.
i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts contained in this proxy statement are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:
•	the initiation, progress, timing, costs and results of nonclinical studies and any clinical trials for our product candidates;
•
our estimates regarding expenses, future revenue, our financial position, capital requirements, uses of cash and needs for additional financing and the period for which our cash resources will be sufficient to meet our operating requirements; and

•	the safety, efficacy, projected development timeline, commercial potential and clinical effectiveness of any product candidates.
These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024.
Any forward-looking statement in this proxy statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date of this proxy statement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this proxy statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this proxy statement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

QUESTIONS AND ANSWERS
ABOUT THE 2025 ANNUAL MEETING
The following questions and answers are intended to briefly address some commonly asked questions regarding the 2025 Annual Meeting. These questions and answers may not address all questions that may be important to you as a stockholder. You should read the more detailed information contained elsewhere in this proxy statement and the documents referred to in this proxy statement.
Q:	Why am I receiving these proxy materials?
A:
We have made these proxy materials available to you on the internet or have delivered paper proxy materials to you, because the board of directors (the “Board of Directors” or “Board”) of Adverum Biotechnologies, Inc. (“Adverum,” “we,” “us” or “our”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) or any adjournments or postponements thereof that take place. As a stockholder, you are invited to attend the 2025 Annual Meeting and are requested to vote on the proposals described in this proxy statement. However, you do not need to attend the 2025 Annual Meeting to vote.

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
A:
Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are generally providing access to our proxy materials over the internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, a notice of internet availability (the “Notice of Availability”) will be mailed to beneficial owners of our common stock starting on or about                  , 2025. The Notice of Availability will provide instructions as to how stockholders may access and review the proxy materials, including the notice of annual meeting, proxy statement and Annual Report on Form 10-K, and how to vote, on the website referred to in the Notice of Availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. In addition, stockholders of record will be sent the proxy materials in printed form or electronically by email and may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice of Availability, and our notice of annual meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

Q:	When and where is the 2025 Annual Meeting?
A:
The 2025 Annual Meeting will be held on June 17, 2025, at 8:00 a.m., Pacific Daylight Time via a live audio webcast at www.virtualshareholdermeeting.com/ADVM2025. You will not be able to attend the 2025 Annual Meeting in person. Any stockholder can listen to and participate in the 2025 Annual Meeting live via the internet at www.virtualshareholdermeeting.com/ADVM2025.

The 2025 Annual Meeting webcast will begin promptly at 8:00 a.m., Pacific Daylight Time. We encourage you to access the meeting webcast beginning 30 minutes prior to the start time. Stockholders may participate in the 2025 Annual Meeting by visiting the website www.virtualshareholdermeeting.com/ADVM2025. To participate in the 2025 Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Q:	Why is the 2025 Annual Meeting being held in virtual-only format this year?
A:
Our Board annually considers the appropriate format of our annual meeting and this year has decided to hold a virtual annual meeting. In addition, we intend the virtual meeting format to provide stockholders a similar level of transparency to an in-person meeting format and we will take steps to ensure such an experience. Our stockholders will be afforded the same opportunities to participate at the virtual 2025 Annual Meeting as they would at an in-person annual meeting of stockholders. Our virtual annual meeting will allow stockholders to submit questions beginning 30 minutes prior to the scheduled 2025 Annual Meeting start time and during the meeting. We will spend up to 15 minutes at the end of the meeting answering stockholder questions that comply with the meeting rules of conduct, which will be posted on the virtual meeting web portal. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
If you attend the virtual meeting as described above, you will be deemed to be attending in person, as provided by Delaware law.
Q:	How do I attend the 2025 Annual Meeting?
A:
Attendance at the 2025 Annual Meeting or any adjournment or postponement thereof will be limited to Adverum stockholders as of the close of business on April 21, 2025 (the “Record Date”) and guests of Adverum. You will not be able to attend the 2025 Annual Meeting in person at a physical location. Stockholders may participate in the 2025 Annual Meeting by visiting the website www.virtualshareholdermeeting.com/ADVM2025. To participate in the 2025 Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Registered Stockholders
Stockholders of record as of the Record Date may participate in the 2025 Annual Meeting remotely by visiting the website www.virtualshareholdermeeting.com/ADVM2025. To participate in the 2025 Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Please have your proxy card, or Notice, containing your control number available to participate in the 2025 Annual Meeting remotely.
Beneficial Stockholders
Stockholders whose shares are held through a broker, bank or other nominee as of the Record Date may participate in the 2025 Annual Meeting remotely by visiting the website www.virtualshareholdermeeting.com/ADVM2025. Please have your Voting Instruction Form, Notice, or other communication containing your control number available to participate in the 2025 Annual Meeting remotely.
Q:	How can I access the list of stockholders of record?
A:
A complete list of stockholders will be available for examination by any stockholder for any purpose germane to the 2025 Annual Meeting beginning ten days prior to the meeting at our principal executive offices located at 100 Cardinal Way, Redwood City, California 94063. If you would like to view the list, please contact our Corporate Secretary to schedule an appointment by calling (650) 656-9323 or writing to him at the address above. In addition, the list will be available for inspection by stockholders on the virtual meeting website during the meeting by clicking on the ‘Stockholder List’ link located under the ‘Meeting Links’ section of the virtual meeting website once logged in.

Q:	Who is entitled to vote at the 2025 Annual Meeting?
A:
Only stockholders of record (except as set forth below) as of the close of business on April 21, 2025 (the “Record Date”) will be entitled to vote at the 2025 Annual Meeting. As of the close of business on the Record Date, there were                   shares of our common stock outstanding and entitled to vote. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the Record Date on each of the proposals presented in this proxy statement.

Stockholders of Record: Shares Registered in Your Name
If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the 2025 Annual Meeting or vote by proxy. Whether or not you plan to attend the 2025 Annual Meeting, please vote as soon as possible by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Similar Organization
If, at the close of business on the Record Date, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization.
The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2025 Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent how to vote the shares in your account. You are also invited to attend the 2025 Annual Meeting. Many stockholders of record will provide you with a 16-digit control number via email or in your Notice of Availability or voting instruction form in order to attend and vote your shares at the virtual 2025 Annual Meeting. If you did not receive a 16-digit control number via email or on your Notice of Availability or voting instruction form, you will be provided with other instructions from your broker, bank or other stockholder of record that must be followed, including any requirement to obtain a valid legal proxy, in order for your broker, bank or other stockholder of record to vote your shares per your instructions or to attend and vote your shares at the 2025 Annual Meeting. Many brokers, banks or other stockholders of record allow a stockholder to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.
Q:	What proposals will be considered at the 2025 Annual Meeting?
A:	At the 2025 Annual Meeting, you will be asked to consider and vote on the following proposals:
•
a proposal to elect the three Class II directors named in this proxy statement, each to hold office until the 2028 Annual Meeting of Stockholders or until their successors are elected (Proposal No. 1 or “Director Election Proposal”);

•
a proposal to ratify the selection, by the Audit Committee of our Board, of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025 (Proposal No. 2 or “Auditor Proposal”);

•	a proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement (Proposal No. 3 or “Say-on-Pay Proposal”);
•
a proposal to approve the amendment and restatement of the Adverum Biotechnologies, Inc. 2024 Equity Incentive Award Plan (the “2024 Plan”) to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 2,100,000 new shares of common stock (Proposal No. 4 or “Plan Amendment Proposal”); and

•
a proposal to approve the amendment of certain outstanding stock options to reduce the exercise price per share to the closing price on the date of the repricing (Proposal No. 5 or “Repricing Proposal”).

In addition, you will also be asked to transact such other business, if any, as may properly come before the 2025 Annual Meeting or any adjournment or postponement thereof.
Q:	What are the voting recommendations of the Board?
A:	The Board unanimously recommends that you vote your shares as follows:
•	“FOR ALL” which means for all nominees in the Director Election Proposal (Proposal No. 1);
•	“FOR” the Auditor Proposal (Proposal No. 2);
•	“FOR” the Say-on-Pay Proposal (Proposal No. 3);
•	“FOR” the Plan Amendment Proposal (Proposal No. 4); and
•	“FOR” the Repricing Proposal (Proposal No. 5).
Q:	What other matters may arise at the 2025 Annual Meeting?
A:
Other than the proposals described in this proxy statement, we do not expect any other matters to be presented for a vote at the 2025 Annual Meeting. If any other matter is properly brought before the 2025 Annual Meeting, your proxy gives authority to the individuals named in the proxy to vote on such matters in their discretion to the extent authorized under Rule 14a-4(c)(1) under the Exchange Act.

Q:	How do I vote?
A:
For Proposal No. 1, to elect the three Class II directors named in this proxy statement to hold office until the 2028 Annual Meeting of Stockholders or until their successors are elected, you may either vote “FOR ALL” nominees to the Board, you may “WITHHOLD ALL,” which will withhold your vote from all the Board’s nominees, or you may vote “FOR ALL EXCEPT” any nominee you specify. For each of Proposal No. 2, Proposal No. 3, Proposal No. 4 and Proposal No. 5, you may vote “FOR” or “AGAINST” or abstain from voting.

Q:	How do I cast my vote if I am a stockholder of record?
A:
If you are a stockholder with shares registered in your name, you may vote at the 2025 Annual Meeting, which will be held virtually via the internet, or vote by proxy by telephone or internet or by mail, or if you received a proxy card, by filling out and returning the enclosed proxy card. Whether or not you plan to attend the 2025 Annual Meeting, please vote as soon as possible to ensure your vote is counted. You may still attend the 2025 Annual Meeting and vote online during the meeting even if you have already voted by proxy.

•
To vote during the meeting. Attend the 2025 Annual Meeting by visiting www.virtualshareholdermeeting.com/ADVM2025 and follow the instructions posted there. Stockholders may participate in the 2025 Annual Meeting by visiting the website www.virtualshareholdermeeting.com/ADVM2025. To participate in the 2025 Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Please have your 16-digit control number to join the 2025 Annual Meeting.

•
To vote by proxy by internet. You may access the website of Adverum’s tabulator, Broadridge, at www.proxyvote.com, using the voter control number printed on the furnished notice or proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your internet vote cannot be completed and you will receive an error message. If you vote on the internet, you may also request electronic delivery of future proxy materials. Your vote must be received by 11:59 p.m., Eastern Daylight Time on June 16, 2025 to be counted.

•
To vote by proxy by telephone: You may call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the furnished notice or proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed. Your vote must be received by 11:59 p.m., Eastern Daylight Time on June 16, 2025 to be counted.

•
To vote by proxy by mail. If you received paper proxy materials, you may submit your proxy by mail by completing and signing your proxy card and mailing it in the enclosed envelope. Your shares will be voted as you have instructed if we receive your completed proxy card before the 2025 Annual Meeting.

Q:	How do I cast my vote if I am a beneficial owner of shares registered in the name of my broker, bank or other similar organization?
A:
If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received voting instructions or a proxy card with these proxy materials from that organization rather than from us. Simply follow the instructions on the notice, or complete and mail the proxy card, to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or other agent. To vote at the 2025 Annual Meeting, attend the 2025 Annual Meeting by visiting www.virtualshareholdermeeting.com/ADVM2025 and follow the instructions posted there. Please have your 16-digit control number to join the 2025 Annual Meeting. Many stockholders of record will provide you with a 16-digit control number via email or in your Notice of Availability or voting instruction form in order to attend and vote your shares at the virtual 2025 Annual Meeting. If you did not receive a 16-digit control number via email or on your Notice of Availability or voting instruction form, you will be provided with other instructions from your broker, bank or other stockholder of record that must be followed, including any requirement to obtain a valid legal proxy, in order for your broker, bank or other stockholder of record to vote your shares per your instructions or to attend and vote your shares at the 2025 Annual Meeting. Many brokers, banks or other stockholders of record allow a stockholder to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
Q:	How many votes do I have?
A:	On each matter to be voted upon, you have one vote for each share of our common stock you held as of the Record Date.
Q:	What if I return a proxy card but do not make specific choices?
A:
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR ALL” the Class II nominees for director named in this proxy statement, and “FOR” each of Proposal No. 2, Proposal No. 3, Proposal No. 4 and Proposal No. 5. If any other matter is properly presented at the 2025 Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Q:	Who is paying for this proxy solicitation?
A:
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies.

Q:	What does it mean if I receive more than one notice or proxy card?
A:
If you receive more than one notice or proxy card, your shares are registered in more than one name or are registered in different accounts. Please vote with respect to each notice, or complete, sign and return each proxy card to ensure that all of your shares are voted.

Q:	Can I change my vote after I have submitted my proxy?
A:	Yes. You can revoke your proxy at any time before it is exercised at the 2025 Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:
•	You may submit another properly executed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at Adverum Biotechnologies, Inc., 100 Cardinal Way, Redwood City, California 94063.
•	You may attend the 2025 Annual Meeting, which will be held virtually via the internet, and vote online. Simply attending the 2025 Annual Meeting will not, by itself, revoke your proxy.
If your shares are held by your broker or other agent, you should follow the instructions provided by your broker or agent.
Q:	What constitutes a quorum for purposes of the 2025 Annual Meeting?
A:
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority in voting power of the issued and outstanding shares entitled to vote are present virtually or represented by proxy at the 2025 Annual Meeting. On the Record Date, there were          shares outstanding and entitled to vote, with each share entitled to one vote. Thus, the holders of                   shares must be present in person or represented by proxy at the meeting to have a quorum. As described above, stockholders attending the virtual meeting will be deemed to be attending in person, as provided by Delaware law, and their shares will be counted towards the quorum requirement.

Abstentions and broker non-votes (as described below) will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares entitled to vote at the meeting and present or represented by proxy may adjourn the 2025 Annual Meeting to another date.
Q:	How are votes counted?
A:
Broadridge Financial Solutions, Inc. has been engaged as our independent agent to tabulate stockholder votes for the 2025 Annual Meeting (the “Inspector of Elections”). The Inspector of Elections will separately count: for Proposal No. 1 (the Director Election Proposal), “FOR,” “WITHHOLD” and broker non-votes; and for Proposal No. 2 (the Auditor Proposal), Proposal No. 3 (the Say-on-Pay Proposal), Proposal No. 4 (the Plan Amendment Proposal) and Proposal No. 5 (the Repricing Proposal), votes “FOR” and “AGAINST,” abstentions and, if applicable, broker non-votes.

If your shares are held by your broker or other agent as your nominee (that is, held beneficially in “street name”), you will receive a voting instruction form from the institution that holds your shares. Please follow the instructions included on that form regarding how to instruct your broker or other agent to vote your shares. If you do not give voting instructions to your broker or other agent, your broker or other agent can only vote your shares with respect to “routine” matters (as described below).
Q:	What are “broker non-votes”?
A:
A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These unvoted shares with respect to the “non-routine” matters are considered “broker non-votes.” Proposal No. 1 (the Director Election Proposal), Proposal No. 3 (the Say-on-Pay Proposal), Proposal No. 4 (the Plan Amendment Proposal) and Proposal No. 5 (the Repricing Proposal) are “non-routine matters,” but we believe that Proposal No. 2 (the Auditor Proposal) will be deemed by the New York Stock Exchange to be a “routine” matter. Accordingly, if you do not instruct the broker how to vote your shares, we believe your broker will be able to vote your shares only with respect to Proposal No. 2, and will not be able to vote your shares with respect to Proposal Nos. 1, 3, 4 and 5. Abstentions and broker non-votes, if any, will be treated as shares that are present at the 2025 Annual Meeting for purposes of determining whether a quorum exists but will not have any effect on Proposal Nos. 1, 3, 4 and 5. Although we believe the New York Stock Exchange will deem the proposals as routine or non-routine as set forth above, we have not received guidance from the New York Stock Exchange and cannot guarantee that the New York Stock Exchange will not make a different decision. Accordingly, if you are a holder of shares through a broker, we encourage you to instruct the broker how to vote your shares to ensure that your shares are voted as you want them to be voted.

Q:	How many votes are needed to approve each proposal?
A:	The following votes are required to approve each proposal:
•
Proposal No. 1 – To elect three Class II directors to hold office until the 2028 Annual Meeting of Stockholders or until their successors are elected, the three nominees receiving the greatest number of “FOR” votes will be elected. Broker non-votes will not be counted towards the vote total for this proposal.

•
Proposal No. 2 – To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of Adverum for the year ending December 31, 2025, “FOR” votes from the holders of a majority of the votes cast affirmatively or negatively in person or by proxy (excluding abstentions and broker non-votes, if any) are required to approve this proposal.

•
Proposal No. 3 – To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement, “FOR” votes from the holders of a majority of the votes cast affirmatively or negatively in person or by proxy (excluding abstentions and broker non-votes, if any) are required to approve this proposal.

•
Proposal No. 4 – To approve the amendment and restatement of the 2024 Plan, to among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 2,100,000 new shares of common stock, “FOR” votes from the holders of a majority of the votes cast affirmatively or negatively in person or by proxy (excluding abstentions and broker non-votes, if any) are required to approve this proposal.

•
Proposal No. 5 – To approve the amendment of certain outstanding stock options to reduce the exercise price per share to the closing price on the date of the repricing, “FOR” votes from the holders of a majority of the votes cast affirmatively or negatively in person or by proxy (excluding abstentions and broker non-votes, if any) are required to approve this proposal.

Q:	How can I find out the results of the voting at the 2025 Annual Meeting?
A:
We will disclose voting results in a Current Report on Form 8-K filed with the SEC within four business days after the 2025 Annual Meeting. If final voting results are unavailable at that time, then we intend to file a Current Report on Form 8-K to disclose preliminary voting results and file an amended Current Report on Form 8-K within four business days after the date the final voting results are available.

Q:	When are stockholder proposals due for next year’s annual meeting?
A:
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders may present proper proposals for inclusion in the proxy statement for, and for consideration at, our next annual meeting of stockholders. To be eligible for inclusion in our proxy statement for the 2026 Annual Meeting of Stockholders, your proposal must be submitted in writing by                  , 2025 to our Corporate Secretary at Adverum Biotechnologies, Inc., 100 Cardinal Way, Redwood City, California 94063. However, if the meeting is held before May 18, 2026 or after July 17, 2026, then the deadline will be a reasonable time before we begin to print and mail our proxy materials for that meeting. While our Board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

If you wish to submit a proposal before the stockholders or nominate a director at the 2026 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in the proxy materials for that meeting, then you must follow the procedures set forth in our bylaws and, among other things, notify our Corporate Secretary in writing between February 17, 2026 and March 19, 2026. However, if the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 17, 2026, then you must give notice no later than the 90th day prior to that meeting or, if later, the 10th day following the day on which public disclosure of that annual meeting date is first made. We also advise you to review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.
In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules in connection with our 2026 Annual Meeting of Stockholders, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to Adverum that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 18, 2026, or if the date of our 2026 Annual Meeting of Stockholders has changed by more than 30 days from the anniversary of the date of our 2025 Annual Meeting, then the notice must be provided by the later of (i) 60 days prior to the date of our 2026 Annual Meeting of Stockholders or (ii) the 10th day following the day on which public announcement of the date of our 2026 Annual Meeting of Stockholders is first made.
Q:	How can I obtain additional information about Adverum?
A:
Copies of our Annual Report on Form 10-K for the year ended December 31, 2024, and our other annual, quarterly and current reports, and any amendments to those reports, are filed with the SEC, and are available free of charge on our website, which is located at http://investors.adverum.com. These reports and other information are filed electronically with the SEC and are available at the SEC’s website, www.sec.gov. Copies of these reports will be sent without charge to any stockholder requesting it in writing to our Corporate Secretary at Adverum Biotechnologies, Inc., 100 Cardinal Way, Redwood City, California 94063. The investor relations page of our website contains our press releases, earnings releases, financial information and stock quotes, as well as links to our SEC filings. The information posted on our website is not incorporated into this Proxy Statement.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Board and Corporate Governance Highlights
Our Board is made up of directors with extensive experience leading and advising biotechnology and pharmaceutical companies. Our Board strives to ensure that our directors have backgrounds that collectively add significant value to our strategic decisions and enable them to provide oversight of management to ensure accountability to our stockholders. In addition, we have worked hard to strike the right balance between long-term understanding of our business and fresh external perspectives, as well as to ensure diversity within the boardroom.
We believe that a diversity of viewpoints, background, experience and other characteristics, such as gender, race, ethnicity, culture, nationality and sexual orientation, are an important part of the composition of our Board. Under our Corporate Governance Guidelines, when evaluating candidates for nomination and new directors, the Board considers candidates with diverse backgrounds in terms of knowledge, experience, skills and other characteristics in the context of our needs at that point in time with a view to creating a Board with a diversity of experience and perspectives; and includes in the pool from which new director nominees are chosen by the Board candidates with a diversity of gender, race, ethnicity, culture, nationality or sexual orientation (and any third-party engaged to identify candidates for such pool are asked to include such candidates).
Our Board’s Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and composition and organization of our Board. Through their work, we have assembled a Board composed of members with diverse backgrounds, skills and experience, and we believe this diversity contributes to an effective and well-balanced Board that is able to provide valuable insight into, and effective oversight of, our senior management team.
Below is a breakdown of the composition of our nominees for director and directors continuing following the 2025 Annual Meeting by board independence, non-employee status, and tenure of service (as of March 31, 2025), as well as the skills and experience possessed by our nominees for director and directors continuing following the 2025 Annual Meeting across selected categories that we believe are valuable to the oversight of our business.

Our Board is diverse, including 20% women and 40% other underrepresented groups.

General
Our Board is divided into three classes. Each class has a three-year term. Except as otherwise provided by law, vacancies on our Board may be filled only by individuals elected by a majority of the remaining directors. A director elected by our Board to fill a vacancy in a particular class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until such director’s successor is elected and has qualified, or until such director’s earlier death, resignation or removal.
Our Board currently consists of ten directors and no vacancies, divided into the three following classes:
•	The Class I directors are Soo Hong, Dawn Svoronos and Reed Tuckson, M.D., whose terms will expire at the 2027 Annual Meeting of Stockholders;
•
The Class II directors are Laurent Fischer, M.D., Patrick Machado and James Scopa, whose terms will expire at the 2025 Annual Meeting of Stockholders and who are nominated for election to serve until the 2028 Annual Meeting of Stockholders;

•	The Class III directors are Mark Lupher, Ph.D., Szilárd Kiss, M.D., C. David Nicholson, Ph.D. and Scott Whitcup, M.D., whose terms will expire at the 2026 Annual Meeting of Stockholders.
The three nominees for Class II directors are Laurent Fischer, M.D., Patrick Machado and James Scopa, each of whom has agreed to stand for election as Class II directors. Each nominee was selected by the Board upon the unanimous recommendation of the Nominating and Corporate Governance Committee. Each nominee was previously elected to our Board by our stockholders in 2022. The specific experience, qualifications, attributes and skills of each nominee that led the Board to conclude that the individual should serve as a director are described in each nominee’s biography below. If elected, each nominee will serve for a three-year term expiring at the 2028 Annual Meeting of Stockholders, or until his or her successor is elected and has qualified, or until his or her earlier death, resignation or removal.
If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for the nominee may instead be voted for the election of a substitute nominee proposed by the Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
Pursuant to our Bylaws, written notice by stockholders of qualifying nominations for election to our Board of Directors must have been received by our Corporate Secretary by March 19, 2025. We did not receive any such notices, and no other nominations for election to our Board may be made by stockholders at the 2025 Annual Meeting.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” OF THE THREE CLASS II NOMINEES LISTED ABOVE FOR DIRECTOR. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED “FOR ALL” THE THREE CLASS II NOMINEES LISTED ABOVE FOR DIRECTOR.
Our nominees for director and directors continuing following the 2025 Annual Meeting and their ages as of March 31, 2025 are:

Name	Age	Board Position	Director Since
Patrick Machado(1)(2)	61	Chair of the Board	Mar. 2017
Laurent Fischer	61	Director	Jun. 2020
Soo Hong(2)	53	Director	Mar. 2022
Szilárd Kiss(4)	50	Director	Jun. 2024
Mark Lupher(3)(4)	54	Director	May 2019
C. David Nicholson(4)	70	Director	Nov. 2023
James Scopa(1)(2)	66	Director	May 2019
Dawn Svoronos(1)(3)	71	Director	Dec. 2020
Reed Tuckson(2)(3)	74	Director	Feb. 2021
Scott Whitcup(3)(4)	65	Director	Apr. 2020

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.
(4)	Member of the Research and Development Committee.

The following is a brief biography and discussion of the specific attributes, qualifications, experience and skills of each nominee for director and each director whose term will continue after the 2025 Annual Meeting. Our Board and management encourage each nominee for director and each continuing director to attend our annual meetings of stockholders.
CLASS I DIRECTORS – To continue in office until the 2027 Annual Meeting of Stockholders
Soo Hong Ms. Hong has served as the chief people officer at Sunbit, a financial technology company, since January 2022. At Sunbit, Ms. Hong is responsible for all talent and human resources functions including people services, recruiting, compensation, and organizational development. Ms. Hong has also served as the founder of Laurel Pass LLC, a human capital consulting company, since 2017. Prior to joining Sunbit, Ms. Hong served as the chief people officer at National Veterinary Associates, an owner and operator of freestanding veterinary hospitals, from May 2019 to December 2021, where she was responsible for the oversight of people services, talent, recruiting, and workplace support. From September 2017 to May 2019, Ms. Hong served as the chief human resources officer at Discovery Land Company, where she was responsible for oversight of a full portfolio of HR capabilities including talent acquisition, organizational development, total rewards and HR operation. As a consultant, Ms. Hong has advised Capital One, Global Hyatt, and Pfizer on organizational, executive recruitment and engagement strategies. Ms. Hong previously served on the board of directors of CAMP. Ms. Hong received B.A. in American Studies from Wellesley College and an M.B.A. from The University of Chicago Booth School of Business. Ms. Hong has been chosen to serve on our Board due to her deep expertise in human capital management and executive and leadership development, as well as executive and board compensation design and governance serving rapidly growing organizations during periods of transformation.
Dawn Svoronos Ms. Svoronos has more than 30 years of experience in the biopharmaceutical industry, including extensive commercial work with the multinational pharmaceutical company Merck & Co. Inc., where she held roles of increasing seniority over more than 20 years of service. Prior to her retirement from Merck in 2011, Ms. Svoronos most recently served as president of Merck in Europe/Canada from 2009 to 2011, president of Merck in Canada from 2006 to 2009 and vice president of Merck for Asia Pacific from 2005 to 2006. Ms. Svoronos currently serves as the chair of the board of directors of Xenon Pharmaceuticals Inc. and sits on the boards of directors of ACELYRIN, INC. and Theratechnologies, Inc. Previously, Ms. Svoronos served on the boards of directors of Endocyte, Inc., Global Blood Therapeutics, Inc., and PTC Therapeutics, Inc. Ms. Svoronos also serves on the board of directors of Agnovos Healthcare Company, a privately held biotechnology company. She received a B.A. in English and French literature from Carleton University in Ottawa, Canada. Ms. Svoronos has been chosen to serve on our Board due to her extensive global biopharmaceutical and commercial leadership experience.
Reed Tuckson, M.D. Dr. Tuckson has served as the managing director of Tuckson Health Connections, a private consulting company since 2013. Previously, he served as the executive vice president and chief of medical affairs of UnitedHealth Group, a managed care company. Dr. Tuckson also served as senior vice president for professional standards of the American Medical Association; president of the Charles R. Drew University of Medicine and Science; senior vice president for programs of the March of Dimes Birth Defects Foundation; and Commissioner of Public Health for the District of Columbia. Dr. Tuckson is the co-founder of the Black Coalition Against COVID, currently serves on the board of directors of Henry Schein, Inc. and is a cofounder of the Coalition For Trust In Health & Science. Dr. Tuckson previously served on the boards of directors of Acasti Pharma, Inc., CTI BioPharma Corp. and LifePoint Health, Inc. Dr. Tuckson received a B.S. from Howard University and his M.D. from the Georgetown University School of Medicine. He completed the Hospital of the University of Pennsylvania’s General Internal Medicine Residency and Fellowship programs. Dr. Tuckson has been chosen to serve on our Board due to his experience in multiple facets of the healthcare industry, including extensive healthcare policy expertise, from clinical services administration and medical policies to consumer health engagement.
CLASS II DIRECTORS – To be elected for a three-year term expiring at the 2028 Annual Meeting of Stockholders
Laurent Fischer, M.D. Dr. Fischer has served as our chief executive officer since June 2020 and our president since June 2021, and served as our interim chief medical officer from October 2021 to February 2022. Prior to that, Dr. Fischer served as senior vice president, head of the liver therapeutic area at Allergan PLC, a global pharmaceutical company, from November 2016 to June 2020, in which role he was responsible for the

R&D pipeline. Dr. Fischer served as chief executive officer of Tobira Therapeutics, a clinical-stage biopharmaceutical company from 2013 until Allergan acquired Tobira Therapeutics in November 2016, in which role he was responsible for taking the company public. Prior to that, he served as chairman and chief executive officer of Jennerex, Inc., until its acquisition by SillaJen Biotherapeutics, Inc. Dr. Fischer serves on the board of directors at Mirum Pharmaceuticals, Inc and atai Life Sciences, N.V. Additionally, Dr. Fischer serves as the chairman of the board of directors of Teal Omics and on the board of directors of Lycia Therapeutics, privately held companies. Dr. Fischer previously served as chairman of the board of directors of CTIC Biopharma until its sale to SOBI in July 2023. Over his career, Dr. Fischer has held leadership roles at several companies, including as CEO of Ocera Therapeutics, President of Auxeris Therapeutics of RXCentric, Inc. (now part of Allscripts Healthcare Solutions, Inc.), MedVantx Inc., Dupont Pharmaceuticals, Dupont-Merck and F. Hoffmann-La Roche. Dr. Fischer received an undergraduate degree from the University of Geneva and his medical degree from the Geneva Medical School, Switzerland. Dr. Fischer’s experience as an executive in the pharmaceutical industry, knowledge of biopharmaceuticals, and his service as our Chief Executive Officer were the primary qualifications that led the Board to conclude that he should serve on our Board.
Patrick Machado Mr. Machado was a co-founder of Medivation, Inc., a biopharmaceutical company, and served as its chief business officer from 2009 to 2014 and as its chief financial officer from 2004 until his retirement in 2014. From 1998 to 2001, Mr. Machado worked with ProDuct Health, Inc., a medical device company, as senior vice president, chief financial officer and earlier as general counsel. Upon ProDuct Health’s acquisition by Cytyc Corporation, a diagnostic and medical device company, he served as a consultant to Cytyc to assist with transitional matters from 2001 to 2002. Mr. Machado currently serves on the boards of directors of ACELYRIN, INC., Alumis Inc., Arcus Biosciences, Inc. and Xenon Pharmaceuticals Inc., all of which are publicly traded biopharmaceutical companies, and Avenzo Therapeutics Inc. and Prota Therapeutics, both privately held biopharmaceutical companies, and previously served on the boards of Chimerix, Inc., Medivation, Inc., Principia Biopharma Inc., Roivant Sciences Ltd., Turning Point Therapeutics, Inc. and Turnstone Biologics Corp. Mr. Machado received a B.A. in German and a B.S. in Economics from Santa Clara University and a J.D. from Harvard Law School. Mr. Machado has been chosen to serve on our Board due to his extensive experience dealing with the operational and financial issues of biopharmaceutical companies.
James Scopa Mr. Scopa served on the investment committee of MPM Capital, a life sciences venture capital firm, and was a managing director in MPM Capital’s San Francisco office from 2005 to 2017. Previously, Mr. Scopa spent 18 years advising growth companies in biopharmaceuticals and medical devices at Deutsche Banc/Alex. Brown & Sons and Thomas Weisel Partners. At Deutsche Banc Alex. Brown he served as managing director and Global Co-Head of Healthcare Investment Banking. Mr. Scopa has been a member of the board and advisory board of Hevolution, LLC since November 2023 and a member of the advisory board and investment advisory committee of OneVentures, an Australian venture capital firm, since July 2017. Mr. Scopa currently serves on the boards of directors of Aligos Therapeutics, Inc., a publicly traded biopharmaceutical company, and privately held Neuron23, Inc. Mr. Scopa has previously served on the boards of directors of DICE Therapeutics, Inc. (sold to Eli Lilly and Company) and Blade Therapeutics, Inc. Mr. Scopa received an A.B. from Harvard College, an M.B.A. from Harvard Business School and a J.D. from Harvard Law School. Mr. Scopa has been chosen to serve on our Board due to his extensive experience as a venture capital investor in the biotechnology and biopharmaceuticals industries, prior experience as an investment banker in those industries, and his service as a director for numerous companies.
CLASS III DIRECTORS – To continue in office until the 2026 Annual Meeting of Stockholders
Szilárd Kiss, M.D. Dr. Kiss has been at the Department of Ophthalmology at the Weill Cornell Medical College of Cornell University (“Weill”) since 2008, where he has served in various roles, and is currently the Bob and Dolores Hope – Robert M. Ellsworth, M.D. Distinguished Professor in Ophthalmology (since April 2023), Professor of Ophthalmology in Genetic Medicine (since May 2023) and Chief of the Retina Service (since August 2015). Dr. Kiss serves as Senior Councilor (since July 2021) and is also the Associate Dean of Clinical Compliance (since November 2019). Dr. Kiss first joined Weill as Assistant Professor of Ophthalmology in 2008. Dr. Kiss also serves as Chief Medical Officer of Blue Gen Therapeutics Foundation, a nonprofit biotechnology corporation developing gene therapy treatments for rare inherited retinal diseases. Dr. Kiss also consults for or serves on the advisory board of a number of biopharmaceutical companies, and previously consulted for the Company. Dr. Kiss holds a B.A. in Biology from Columbia College and an M.D. from

Columbia University Vagelos College of Physicians and Surgeons. Dr. Kiss completed his ophthalmology residency and surgical vitreoretinal fellowship at Harvard Medical School and the Massachusetts Eye & Ear Infirmary. Dr. Kiss has been chosen to serve on the Company’s Board due to his expertise in ophthalmology, gene therapy, and compliance and regulatory matters.
Mark Lupher, Ph.D. Dr. Lupher served as vice president of translational pharmacology and preclinical development at Sutro Biopharma, Inc., a publicly traded drug discovery, development and manufacturing company, from February 2016 to March 2020. In June 2013, Dr. Lupher founded VeritasRx Consulting, a consulting firm, and he has served as its president since that time, consulting for venture capital firms and biopharmaceutical companies, including Sutro Biopharma, Inc. from May 2014 to March 2016. Prior to VeritasRx, Dr. Lupher held various roles with Promedior, Inc., where he served as chief scientific officer from June 2010 to June 2013, as senior vice president, discovery research from June 2009 to June 2010 and as vice president, drug discovery from February 2007 to June 2009. Dr. Lupher received a Ph.D. in immunology from Harvard University and a B.S. in microbiology from the University of Washington. Dr. Lupher has been chosen to serve on our Board due to his drug development experience.
C. David Nicholson, Ph.D. Dr. Nicholson served as the executive vice president and chief research and development officer of Allergan plc, a pharmaceutical company, which was acquired by AbbVie Inc. in May 2020, from March 2015 to August 2020. He initially joined Allergan as senior vice president, Actavis Global Brands R&D, in August 2014. Prior to Allergan, from March 2012 to July 2014, Dr. Nicholson served on the executive committee of Bayer Crop Science, a pharmaceutical and biotechnology company, as chief technology officer and executive vice president of research and development. Dr. Nicholson currently serves as the non-executive chair of the board of directors of Wild Bioscience, a member of the board of directors of Volastra and Rapalogix, the lead independent director of Actinium Pharmaceuticals, Inc. and an operational partner at Gilde Healthcare. Dr. Nicholson previously served as the non-executive chair of the board of directors of Exscientia plc. Dr. Nicholson received a B.Sc. in Pharmacology from the University of Manchester and a Ph.D. from the University of Wales. Dr. Nicholson has been chosen to serve on our Board due to his extensive pharmaceutical experience, a proven track record in drug development and deep experience in ophthalmology.
Scott Whitcup, M.D. Dr. Whitcup is the founder and chief executive officer of two companies focused on developing new therapies in ophthalmology and dermatology, Akrivista LLC and Whitecap Therapeutics LLC, positions he has held since October 2015 and October 2024, respectively. He has also served on the clinical faculty at the UCLA Stein Eye Institute since July 2003. Previously, Dr. Whitcup served in a number of positions at Allergan, Inc., most recently as the executive vice president of research and development and chief scientific officer, from April 2009 to March 2015. Earlier in his career, Dr. Whitcup was the clinical director at the National Eye Institute at the National Institutes of Health. He previously served on the board of directors of Menlo Therapeutics Inc., a biopharmaceutical company, and currently serves on the board of directors of Anivive Lifesciences, a private company. Dr. Whitcup received a B.A. from Cornell University and an M.D. from Cornell University Medical College. He completed an internal medicine residency at UCLA and an ophthalmology residency at Harvard University at the Massachusetts Eye and Ear Infirmary. Dr. Whitcup has been chosen to serve on our Board due to his extensive experience in the discovery, development, and commercialization of drug products, his ophthalmologic expertise and his experience serving as a director for numerous companies.

PROPOSAL NO. 2: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The Audit Committee of our Board has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025, and is seeking ratification of such selection by our stockholders at the 2025 Annual Meeting. Ernst & Young LLP has served as our independent registered public accounting firm since 2018. Representatives of Ernst & Young LLP are expected to be present at the 2025 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Adverum and our stockholders.
Auditor Fees
For the years ended December 31, 2024 and 2023, Ernst & Young LLP billed the approximate fees set forth below. All fees described in the table below were preapproved by the Audit Committee.

	Year Ended December 31,
	2024	2023
Audit Fees(1)	$1,739,605	$1,221,719
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total All Fees	$1,739,605	$1,221,719

(1)
This category consists of fees for professional services rendered for the audit of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC, efforts related to the restatement of prior period financial statements and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

Preapproval Policies and Procedures
The Audit Committee is responsible for reviewing the terms of the proposed engagement of the independent registered public accounting firm for audit or permissible non-audit services and for preapproving all such engagements. The Audit Committee has adopted a policy for the preapproval of all audit and non-audit services to be performed for us by the independent registered public accounting firm. In providing any preapproval, the Audit Committee considers whether the services to be approved are consistent with the SEC’s rules on auditor independence. The Audit Committee has considered the role of Ernst & Young LLP in providing audit and audit-related services to us and has concluded that such services are compatible with Ernst & Young LLP’s role as our independent registered public accounting firm.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED “FOR” THE APPROVAL OF THIS PROPOSAL.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at http://investors.adverum.com/governance/.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Adverum’s audited financial statements for the year ended December 31, 2024. The Audit Committee has discussed with Ernst & Young LLP (“E&Y”), Adverum’s independent registered public accounting firm for 2024, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. In addition, the Audit Committee received from E&Y the written disclosures and the letter required by the applicable requirements of the PCAOB regarding E&Y’s communications with the Audit Committee concerning independence, and has discussed with E&Y its independence. Finally, the Audit Committee discussed with E&Y, with and without management present, the scope and results of E&Y’s audit of our financial statements for the year ended December 31, 2024.
Based on these reviews and discussions, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC.
Audit Committee
Patrick Machado
James Scopa
Dawn Svoronos

PROPOSAL NO. 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.
Accordingly, the Board is asking you to indicate your support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to Adverum’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Because the vote is advisory, it is not binding on our Board, our Compensation Committee or us. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
As most recently approved by stockholders at the annual meeting of stockholders in 2020, and consistent with our Board’s recommendation, we are submitting this proposal for a non-binding vote on an annual basis. The next stockholder vote on the frequency of a stockholder vote on the compensation of the named executive officers will occur no later than at the Company’s 2026 Annual Meeting of Stockholders.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED “FOR” THE APPROVAL OF THIS PROPOSAL.

PROPOSAL NO. 4: APPROVAL OF AMENDMENT AND RESTATEMENT OF THE ADVERUM
BIOTECHNOLOGIES, INC
2024 EQUITY INCENTIVE AWARD PLAN
Executive Summary
As of March 31, 2025, there are only 29,097 shares available for grant under our 2024 Equity Incentive Award Plan (the “2024 Plan”), which is the only equity plan we can use for grants to our existing employees (including executives), directors, certain new hires and consultants. Equity compensation is a critical element of our compensation and retention program, and our equity compensation program is managed thoughtfully. With the share reserve under the 2024 Plan nearly exhausted, failing to replenish it will render our equity incentive plan ineffective. Consequently, we believe this will hinder our ability to align employee interests with long-term stockholder value and there is a high probability it will impair our efforts to retain or attract critical talent.
Accordingly, we are requesting stockholder approval of an amendment and restatement of the 2024 Plan. We refer to the amended and restated 2024 Plan in this proxy statement as the “Amended 2024 Plan.” The only differences between the 2024 Plan and the Amended 2024 Plan are that the Amended 2024 Plan:
•	increases the share pool by 2,100,000 shares; and
•	increases the limit of the number of shares that may be granted as incentive stock options (to match the new aggregate share pool under the Amended 2024 Plan).
Why We Are Asking Our Stockholders to Approve the Amended 2024 Plan
The 2024 Plan was approved by our Board on April 29, 2024, and by our stockholders at the 2024 Annual Meeting on June 17, 2024. The Amended 2024 Plan was approved by our Board on April 16, 2025, subject to stockholder approval at this Annual Meeting. We are seeking stockholder approval of the Amended 2024 Plan to increase the number of shares available thereunder by 2,100,000 shares, which will allow us to grant equity awards at levels determined appropriate by our Compensation Committee, pursuant to the Board’s delegation of such authority to the Compensation Committee. Also, the limit on the number of shares that may be granted subject to incentive stock options is being increased to match the new aggregate share pool under the Amended 2024 Plan.
The Amended 2024 Plan will allow us to attract, retain and motivate employees, consultants and directors through the granting of stock-based compensation awards and thereby to align employees’, consultants’ and directors’ interests with value creation for stockholders. Our Board believes that the Amended 2024 Plan is an integral part of our compensation philosophy, aligning employees’ and stockholder’s interests, and that the Amended 2024 Plan is necessary to continue providing the appropriate levels and types of equity compensation.
We currently make equity award grants under the 2024 Plan and our 2017 Inducement Plan. As of March 31, 2025, there were 29,097 shares available for equity award grants under the 2024 Plan. The 2017 Inducement Plan can only be used for grants to new employees and cannot be used to make grants to retain existing employees or generally to make grants to consultants or directors. If the Amended 2024 Plan is not approved by our stockholders, the existing 2024 Plan will continue in effect, but we will be severely limited in the grants that we will be able to make to existing employees, directors and consultants. These circumstances would place us in a disadvantageous position compared with our competitors, resulting in challenges with respect to employee recruitment and retention. Without the approval of the Amended 2024 Plan and an additional share reserve, we will be less able to compete effectively in the talent marketplace. This could ultimately result in the loss of critical talent and inhibit our ability to meet our future objectives. In addition, without the approval of the Amended 2024 Plan, we may need to significantly boost the cash compensation elements of our program to compensate for the lack of equity-based incentives. These potential outcomes would significantly hinder our ability to align our executives' interests with those of our stockholders, recruit and retain new executives, key employees, and non-employee directors, and motivate our current executives and key employees over the long term.
Requested Shares
Subject to adjustment for certain changes in our capitalization, if this Proposal No. 4 is approved by our stockholders, the aggregate number of shares of common stock that may be issued under the Amended 2024 Plan will be equal to the sum of (i) 2,100,000 new shares of common stock; (ii) the 2,160,600 shares of common stock originally reserved under the 2024 Plan and (iii) any of the shares of common stock which as of the original effective date of the 2024 Plan are available for issuance under our 2014 Equity Incentive Award Plan (the “2014 Plan”), or are subject to awards under the 2014 Plan that, on or after the original effective date of the original 2024 Plan, terminate, expire or lapse for any reason without the delivery of shares of common stock to the holder thereof, up to a maximum of 4,514,896 shares of common stock.
To the extent that an award terminates, expires or lapses for any reason or an award is settled in cash without the delivery of shares, any shares subject to the award at such time will be available for future grants under the Amended 2024 Plan. However, the following shares shall not be available for future grants of awards under the Amended 2024 Plan: (a) shares tendered to or withheld to satisfy the grant, exercise price or tax withholding obligation with respect to an award under the Amended 2024 Plan; (b) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof; and (c) shares repurchased on the open market with the cash proceeds from the exercise of options.
To the extent that shares of our common stock are repurchased by us prior to vesting at the same price paid by the holder (or a lower price) so that shares are returned to us, such shares will be available for future grants under the Amended 2024 Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the Amended 2024 Plan. To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the Amended 2024 Plan.
Why We Believe It Is Important to Vote to Approve the 2024 Plan
Equity Awards Are an Important Part of Our Compensation Philosophy
Our Board believes that our future success largely hinges on our ability to competitively retain and motivate our employees, consultants, and directors. Issuing equity awards is crucial to achieving these goals, as it effectively links pay to performance and aligns employee interests with those of our stockholders, providing employees, directors and consultants a means to benefit from increased stock value over time. Our incentive programs are designed to incentivize progress on our strategic priorities. Our 2024 corporate objectives included an emphasis on advancing clinical development of Ixo-vec through presentation of key data from the LUNA and OPTIC trials to enable the dose selection and prophylaxis regimen for registrational trials. In November 2024 we announced top-line 52-week results from the ongoing LUNA Phase 2 clinical trial, and in March 2025, we initiated the ARTEMIS Phase 3 clinical trial of Ixo-vec in wet age-related macular degeneration (“wet AMD”). Additional strategic priorities included Ixo-vec CMC, advancing our pipeline, employee engagement and fiscal responsibility.
Historically, we have granted initial and annual equity awards to all our employees, non-employee directors and certain consultants, believing that a culture of ownership is important to our ability to achieve our short- and long-term business objectives and that our success is dependent on our employees, directors and consultants feeling invested in our future. Since the approval of the 2024 Plan on June 17, 2024, we have granted equity awards to 163 employees, directors and consultants. Also, equity awards were key to aur ability to continue to attract and retain talented executive management in key positions to support our goals and priorities. The Amended 2024 Plan will allow us to continue to provide performance-based incentives to our eligible employees, consultants and directors to incentivize achievement of our strategic imperatives going forward. Therefore, the Board believes that the approval of this Proposal No.4 is instrumental to our ongoing success and our ability to provide increased value to our stockholders and thus in the best interests of the Company and its stockholders and recommends a vote in favor of this Proposal No.4.
The Size of Our Share Reserve Request Is Reasonable and Our Current Share Pool is Significantly Depleted
As of March 31, 2025, we had 29,097 shares available for grant under the 2024 Plan. If the Amended 2024 Plan and the new share reserve of 2,100,000 shares is approved by our stockholders, we will have 2,129,097 shares available for grant under the Amended 2024 Plan immediately after the Annual Meeting (based on shares available as of March 31, 2025), which we believe will be sufficient for us to grant equity awards for approximately one year.

This share reserve request is designed to enable us to grant equity awards in the coming year in alignment with our compensation philosophy. Our compensation philosophy is designed to motivate and retain employees, directors and certain consultants to support execution on our strategic activities, including our two Phase 3 trials, planned pre-BLA activities and pre-commercial activities, all of which are designed to build stockholder value. In addition, the request takes into account our projected continued company growth supporting these activities, including option grants to new hires who have previously been consultants and are therefore ineligible for new-hire grants under our 2017 Inducement Plan.
If the Amended 2024 Plan is not approved by our stockholders, the existing 2024 Plan will continue in effect, but we will be extremely limited in the grants that we will be able to make: we will not have adequate shares to continue to grant equity awards to the vast majority of our service providers or to make grants of a size to provide appropriate retentive and incentive value. This would place us in a disadvantageous position as compared with our competitors, potentially resulting in reduced retention and possibly requiring us to use cash to retain and incentivize our employees, consultants and directors, rather than using that cash for other business purposes. Indeed, the 29,097 shares remaining under the 2024 Plan as of March 31, 2025 will not be sufficient for us to continue to grant equity awards to our existing employees (including executives), directors and consultants consistent with our compensation philosophy and policies.
We Manage Our Equity Incentive Award Use Thoughtfully To Avoid Unnecessary Dilution
We continue to believe that equity awards are a vital part of our overall compensation program by providing incentives for our employees to exert their maximum efforts for our success, ultimately contributing to the creation of stockholder value. However, we recognize that equity awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We remain committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity incentive awards necessary to attract and retain employees.
The Company has historically granted long-term equity incentive awards to all of its employees. We believe this high level of participation in our broad-based equity compensation program aligns the interests of all employees and directors with those of stockholders. This strong employee ownership philosophy drives a higher level of overhang, but we believe it is essential to the future success of the Company and our stockholders. With this in mind, the Company is committed to continually incentivizing and retaining all employees through equity compensation while managing overhang and burn rate in order to drive long-term success.
Overhang
“Overhang” generally refers to the total number of equity awards outstanding plus the total number of shares available for grant under our equity plans, divided by the sum of the total common stock outstanding, the number of equity awards outstanding and the total number of shares available for grant under our equity plans. The following table provides certain additional information regarding our Equity Plans.

As of March 31, 2025
Total number of shares subject to outstanding stock options	4,853,646
Weighted-average exercise price of outstanding stock options	$24.15
Weighted-average remaining term of outstanding stock options (years)	8.29
Total number of shares subject to outstanding full value awards(1)	483,837
Total number of shares available for grant under equity plans	288,264
Total number of shares available for grant under the 2024 Plan	29,097
Total number of shares available for grant under the 2017 Inducement Plan (cannot be used for existing employees, directors or consultants)	259,167
Total number of shares and pre-funded warrants outstanding(2)	21,639,175
Per-share closing price of common stock as reported on Nasdaq Capital Market	$4.37

(1)	Full value awards include performance-based awards granted to certain of our executive officers and time-based awards granted to our employees, including executive officers.
(2)	75,000 pre-funded warrants to purchase our shares of common stock are included as the exercise price is non-substantive and virtually assured.

Historical Burn Rate
The following table provides detailed information regarding the activity related to all of our equity incentive plans for fiscal years 2024, 2023 and 2022.

	Fiscal Year
	2024	2023	2022
Total number of shares subject to stock options granted	1,970,458	617,879	1,093,330
Total number of shares subject to time-based full value awards granted	159,057	56,000	45,738
Total number of shares subject to performance-based full value awards granted	—	—	39,992
Number of shares and pre-funded warrants outstanding as of year end	20,922,947	10,143,333	10,011,737
Gross Burn Rate(1)	10%	7%	11%

(1)
Calculated as: grants of shares subject to options and full-value awards during a fiscal year as a percentage of the common shares and pre-funded warrants outstanding as of the end of such fiscal year.

Our historical burn rate has been higher than the burn rate of some of our peer group companies, as defined in the section below titled “Compensation Discussion and Analysis—Competitive Market Pay Information,” and in particular the discussion of the 2024 Peer Group, as defined in that section. The higher burn rate has been a result of a number of factors many of which were outside the control of the Company and our employees, directors or consultants. First, the market price of our common stock has been subject to material fluctuations in recent years and has declined from a five-year high of over $246.00 in June 2020 to approximately $4.37 on March 31, 2025. As a result, nearly all of our employees, directors, and consultants now hold options that are significantly underwater. The average strike prices of the option awards held by our employees, excluding executive officers; our executive officers, as a group; and non-employee directors, as a group, as of March 31, 2025, were $16.74, $30.56 and $41.41, respectively compared to the $4.37 closing price for our common stock on that day. Consequently, in some periods, in order to provide equity awards of a particular value in alignment with our compensation philosophy during times that the price has been lower, we had to utilize a higher number of shares from our Equity Plans. In some other periods, we provided smaller equity awards with a lower value than would be in alignment with our compensation philosophy.
Despite our stock price decline, the Company has continued to hire an experienced and talented team at all levels, supporting substantial progress in advancing the development of our lead program, Ixo-vec. This has been facilitated by our ability to utilize equity as part of the compensation package. We have issued equity awards designed to align the interests of employees and directors with those of stockholders and to attract, reward, and retain talent to achieve our strategic objectives. This approach was exemplified by the out-of-cycle equity awards made in September 2022 and the long-term equity incentive grants in August 2024, which partially addressed the dilution of equity grants due to the early 2024 financing.
In line with the Company's approach, most of the 2,160,600 shares of common stock originally reserved under the 2024 Plan and approved by the stockholders at the 2024 Annual Meeting on June 17, 2024 were granted to our employees pursuant to the August 2024 long-term equity incentive grants and the March 2025 long-term equity incentive refresh grants. A much smaller proportion of these shares was granted to new hires who were ineligible to receive grants under our 2017 Inducement Plan, and to non-executive directors and other key consultants. As a result, as of March 31, 2025, we had only 29,097 shares available for grants under the 2024 Plan.
Additionally, the grant date fair value of the equity awards we have granted has been modest in recent years as we have granted options based on peer group company ownership benchmarks and not based on absolute compensation benchmarks.

The following table sets forth, as of March 31, 2025: the aggregate number of shares of common stock subject to full value awards, options and total equity awards held by our executive officers and shares subject to total equity awards as a percent of our shares and pre-funded warrants.

	Shares Subject to Equity Awards at March 31, 2025
	Full Value Awards	Options	Total	As a Percent of Shares Outstanding and Pre-Funded Warrants(1)
Laurent Fischer President and Chief Executive Officer	70,333	1,007,418	1,077,751	5.1%
Linda Rubinstein Chief Financial Officer	8,125	230,833	238,958	1.1%
Rabia Gurses Ozden Chief Medical Officer	8,125	189,760	197,885	0.9%
Setareh Seyedkazemi Chief Development Officer	14,789	208,208	222,997	1.1%
Kishor Peter Soparkar Chief Operating Officer	27,791	380,192	407,983	1.9%

(1)	Based on 20,889,175 shares and 75,000 pre-funded warrants outstanding as of March 31, 2025.
Historical Awards Granted
The following table sets forth, for each of the individuals and various groups indicated: the total number of shares of our common stock subject to option and full value awards that were granted under our equity plans in each of fiscal years 2024, 2023 and 2022 and the grant date fair value of such awards as identified in the Summary Compensation Table in “Executive Compensation, Compensation Discussion and Analysis, Determination of Executive Officer Compensation” below.

		Shares Underlying Equity Awards Granted During the Year Ended December 31,			Grant Date Fair Value(2) for All Equity Awards Granted and Modified in the Year Ended December 31,
Name of Individual or Group	Award Type(1)	2024	2023	2022	2024	2023	2022
Laurent Fischer President and Chief Executive Officer	Options	310,420	93,000	220,499	$2,839,252	$530,193	$1,929,411
	PSU	—	—	—	171,363	—	—
Linda Rubinstein Chief Financial Officer	Options	97,083	85,000	—	892,685	1,360,340	—
Rabia Gurses Ozden Chief Medical Officer	Options	129,010	—	—	732,503	—	—
Setareh Seyedkazemi Chief Development Officer	Options	83,458	25,000	51,000	867,631	142,525	628,516
	PSU	—	—	10,000	25,190	—	57,668
Kishor Peter Soparkar Chief Operating Officer	Options	109,394	40,000	77,976	1,062,124	228,040	689,824
	PSU	—	—	—	55,437	—	—
All executive officers, as a group	Options	729,365	243,000	349,475	6,394,195	2,261,098	3,247,751
	PSU	—	—	10,000	251,990	—	57,668

(1)	Options vest based on time or performance conditions. PSUs are performance-based full value awards. RSUs are time-based full value awards.
(2)
These amounts do not correspond to the actual value that the executive officers will recognize. For full value awards, amounts reflect the fair value of new awards and, in fiscal 2024, the incremental fair value resulting from the modifications described in “Compensation Discussion and Analysis—Modification of Performance Stock Unit (“PSUs”)” below. For option awards, amounts reflect the aggregate grant date fair value of options to purchase shares of our common stock, as calculated in accordance with ASC Topic 718. The grant date fair value of the performance stock options granted in 2022 was the same assuming the probable outcome of the performance conditions and the highest level of performance. See Note 9 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 for information regarding assumptions underlying the value of equity awards.

Key Plan Features
As was the case with the 2024 Plan, the Amended 2024 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:
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Repricing is not allowed without stockholder approval. The Amended 2024 Plan prohibits the repricing of outstanding stock options and stock appreciation rights and the cancelation of any outstanding stock options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of our shares in exchange for cash or other stock awards under the Amended 2024 Plan without prior stockholder approval.

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Stockholder approval is required for additional shares. The Amended 2024 Plan does not contain an annual “evergreen” provision. The Amended 2024 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation programs.

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Specific disclosure of equity award vesting upon a corporate transaction or change in control. The Amended 2024 Plan specifically provides that in the event of a corporate transaction or change in control of the Company (each, a “Transaction”), if the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding equity awards under the Amended 2024 Plan, or substitute similar equity awards for such outstanding equity awards, then with respect to any such equity awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the Transaction, the vesting of such equity awards will be accelerated in full (and with respect to any performance-based equity awards, vesting will be deemed to be satisfied at the target level of performance).

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No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the Amended 2024 Plan must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted (except in the case of awards granted in substitution of target company awards in connection with a corporate transaction).

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Vesting restrictions. Equity-based awards are subject to a one-year minimum vesting requirement, subject to limited exceptions as described below and in the Amended 2024 Plan, including an exception for up to 5% of the shares available for grant under the Amended 2024 Plan.

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No liberal change in control definition. The Transaction definition in the Amended 2024 Plan is not a “liberal” definition. A change in control transaction must actually be consummated in order for the change in control provisions in the Amended 2024 Plan to be triggered.

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Restrictions on dividends and dividend equivalents. The Amended 2024 Plan provides that no dividends or dividend equivalents may be granted with respect to options or stock appreciation rights and that with respect to other awards, no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an equity award before the date such shares have vested.

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Limit on non-employee director compensation. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a non-employee director with respect to any fiscal year, including awards granted and cash fees paid by the Company to such non-employee director, will not exceed (i) $750,000 in total value or (ii) in the event such non-employee director is first appointed or elected to the Board during such fiscal year, $1,000,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes. Please note that the lower limits, $150,000 as of March 31, 2025, set forth below in the section entitled “Non-Employee Director Compensation” will apply for the period set forth therein.

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Awards subject to forfeiture/clawback. Awards granted under the Amended 2024 Plan will be subject to recoupment in accordance with the Company’s clawback policy, which was put in place pursuant to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related Nasdaq listing standards.

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Administration by independent committee. The Amended 2024 Plan will be administered by the members of our Compensation Committee, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” within the meaning of the Nasdaq listing standards.

Description of the 2024 Plan
The material features of the Amended 2024 Plan are described below. The following description of the Amended 2024 Plan is a summary only and is qualified in its entirety by reference to the complete text of the 2024 Plan. Stockholders are urged to read the actual text of the Amended 2024 Plan in its entirety, which is appended as Appendix A to the copy of this proxy statement filed with the SEC, which may be accessed from the SEC’s website at www.sec.gov.
General. The Amended 2024 Plan provides for the grant of incentive stock options to our employees and employees of certain affiliates, and for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards, dividend equivalent awards, deferred stock awards, deferred stock unit awards, stock payment awards to our employees, directors and consultants and the employees and consultants of our affiliates.
Authorized Shares and Share Counting Provisions. Subject to adjustment for certain changes in our capitalization, if this Proposal No.4 is approved by our stockholders, the aggregate number of shares of common stock that may be issued under the Amended 2024 Plan will be equal to the sum of (i) 2,100,000 new shares of common stock; (ii) the 2,160,600 shares of common stock originally reserved under the 2024 Plan; and (iii) any of the shares of common stock which as of the effective date of the original 2024 Plan are available for issuance under the 2014 Plan, or are subject to awards under the 2014 Plan that, on or after the original effective date of the 2024 plan, terminate, expire or lapse for any reason without the delivery of shares of common stock to the holder thereof, up to a maximum of 4,514,896 shares of common stock.
To the extent that an award terminates, expires or lapses for any reason or an award is settled in cash without the delivery of shares, any shares subject to the award at such time will be available for future grants under the Amended 2024 Plan. However, the following shares shall not be available for future grants of awards under the Amended 2024 Plan: (a) shares tendered to or withheld to satisfy the grant, exercise price or tax withholding obligation with respect to an award under the Amended 2024 Plan; (b) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof; and (c) shares repurchased on the open market with the cash proceeds from the exercise of options.
To the extent that shares of our common stock are repurchased by us prior to vesting at the same price paid by the holder (or a lower price) so that shares are returned to us, such shares will be available for future grants under the Amended 2024 Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the Amended 2024 Plan. To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the Amended 2024 Plan.
The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options is 4,514,896 shares.
Plan Administration. The Compensation Committee administers the Amended 2024 Plan unless our Board of Directors assumes authority for administration. The Amended 2024 Plan provides that the Board or Compensation Committee may delegate its authority to grant awards to employees other than executive officers and certain senior executives of the company to a committee consisting of one or more members of our Board of Directors or one or more of our officers. Subject to the terms and conditions of the Amended 2024 Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the Amended 2024 Plan. The administrator is also authorized to adopt, amend or rescind rules relating to administration of the Amended 2024 Plan.

No Repricing Without Stockholder Approval. Without the approval of the stockholders of the Company, the terms of outstanding awards may not be amended to (i) reduce the exercise price or grant price of an outstanding option or stock appreciation right, (ii) grant a new option, stock appreciation right or other award in substitution for, or upon the cancellation of, any previously granted option or stock appreciation right that has the effect of reducing the exercise price or grant price thereof, (iii) exchange any option or stock appreciation right for shares of common stock, cash or other consideration when the exercise price or grant price per share of common stock under such option or stock appreciation right equals or exceeds the fair market value of a share of common stock or (iv) take any other action that would be considered a “repricing” of an option or stock appreciation right under the applicable listing standards of the national securities exchange on which the common stock is listed.
Dividends and Dividend Equivalents; No Payment Until Vesting of the Underlying Award. The Amended 2024 Plan provides that dividends or dividend equivalents may be paid or credited with respect to any shares of our common stock subject to an award (other than an option or stock appreciation right), as determined by the plan administrator and contained in the applicable award agreement, but no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested.
Types of Awards
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Nonstatutory stock options will provide for the right to purchase shares of our common stock at a specified price which may not be less than fair market value on the date of grant, and usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. Nonstatutory stock options may be granted for any term specified by the administrator that does not exceed ten years.

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Incentive stock options (ISOs) will be designed in a manner intended to comply with the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the Amended 2024 Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

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Restricted stock may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights.

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Restricted stock units may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Like restricted stock, restricted stock units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested.

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Deferred stock awards represent the right to receive shares of our common stock on a future date. Deferred stock may not be sold or otherwise hypothecated or transferred until issued. Deferred stock will not be issued until the deferred stock award has vested. Deferred stock awards generally will be forfeited, and the underlying shares of deferred stock will not be issued, if the applicable vesting conditions and other restrictions are not met.

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Deferred stock units are denominated in unit equivalent of shares of our common stock, and vest pursuant to a vesting schedule or performance criteria set by the administrator. The common stock underlying deferred stock units will not be issued until the deferred stock units have vested.

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Stock appreciation rights may be granted in connection with stock options or other awards, or separately. Stock appreciation rights granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our common stock over a set exercise price. The exercise price of any stock appreciation rights granted under the Amended 2024 Plan must be at least 100% of the fair market value of a share of our common stock on the date of grant. Stock appreciation rights under the Amended 2024 Plan will be settled in cash or shares of our common stock, or in a combination of both, at the election of the administrator.

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Dividend equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the award. Dividend equivalents may be settled in cash or shares.

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Performance awards may be granted by the administrator on an individual or group basis. Generally, these awards will be based upon specific performance targets and may be paid in cash or in common stock or in a combination of both. Performance awards may include “phantom” stock awards that provide for payments based upon the value of our common stock. Performance awards may also include bonuses that may be granted by the administrator on an individual or group basis and which may be payable in cash or in common stock or in a combination of both.

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Stock payments may be authorized by the administrator in the form of common stock or an option or other right to purchase common stock as part of a deferred compensation or other arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the employee, consultant or non-employee director.

Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the Amended 2024 Plan, (2) the class and maximum number of shares that may be issued upon the exercise of incentive stock options and (3) the class and number of shares and exercise price, strike price or purchase price, if applicable, of all outstanding stock awards.
Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding awards (other than awards consisting of vested and outstanding shares of common stock not subject to a forfeiture condition or the Company’s right of repurchase) will generally terminate immediately prior to the completion of the dissolution or liquidation, and the shares of common stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such award is still providing services; provided, however, that the administrator may determine to cause some or all awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
Change in Control. The terms below will apply to awards in the event of a change in control (as defined in the Amended 2024 Plan), unless otherwise provided in the instrument evidencing the award or any other written agreement between the Company or any affiliate and the participant or unless otherwise expressly provided by the administrator at the time of grant of an award:
•
Awards May Be Assumed. In the event of a change in control, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all awards outstanding under the Amended 2024 Plan or may substitute similar awards for awards outstanding under the Amended 2024 Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the change in control), and any reacquisition or repurchase rights held by the Company in respect of common stock issued pursuant to awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with the change in control.

•
Awards Held by Current Holders. In the event of a change in control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding awards or substitute similar awards for such outstanding awards, then with respect to awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the effective time of the change in control (referred to as the “Current Holders”), the vesting of such awards (and, with respect to options and stock appreciation rights, the time when such awards may be exercised) will be accelerated in full to a date prior to the effective time of such change in control (contingent upon the effectiveness of the change in control) as the administrator determines, and such awards will terminate if not exercised (if applicable) at or prior to the effective time of the change in control, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the change in control). With respect to the vesting of performance awards that will accelerate upon the occurrence of a Change in Control and that have multiple vesting levels depending on the level of performance, the vesting of such performance awards will accelerate at 100% of the target level upon the occurrence of the change in control.
•
Awards Held by Persons other than Current Holders. In the event of a change in control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding awards or substitute similar awards for such outstanding awards, then with respect to awards that have not been assumed, continued or substituted and that are held by persons other than Current Holders, such awards will terminate if not exercised (if applicable) prior to the occurrence of the change in control; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such awards will not terminate and may continue to be exercised notwithstanding the change in control.

•
Payment for Awards in Lieu of Exercise. In the event an award will terminate if not exercised prior to the effective time of a change in control, the administrator may provide, in its sole discretion, that the holder of such award may not exercise such award but will receive a payment, in such form as may be determined by the administrator, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the holder would have received upon the exercise of the award (including, at the discretion of the administrator, any unvested portion of such award), over (2) any exercise price payable by such holder in connection with such exercise. If the value of an award is zero or negative at the time of such change in control, such payment may be zero.

•
Double Trigger Acceleration. Notwithstanding anything to the contrary, in the event that, within the twelve month period immediately following a change in control, a holder experiences a termination of service by the Company for other than “cause” or by a holder for “good reason” (each as defined in the 2024 Plan) then the vesting and, if applicable, exercisability with respect to that number of shares equal to 100% of the then-unvested shares subject to the outstanding awards held by such holder shall accelerate upon the date of such Termination of Service.

Transferability. A participant may not transfer stock awards under the Amended 2024 Plan other than by will, the laws of descent and distribution or as otherwise provided under the Amended 2024 Plan.
Plan Amendment or Termination. Our Board has the authority to amend, suspend or terminate the Amended 2024 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders.
U.S. Federal Income Tax Consequences
The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Amended 2024 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonstatutory Stock Options
Generally, there is no taxation upon the grant of a nonstatutory stock option if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.
Incentive Stock Options
The Amended 2024 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of ISOs (although, in certain circumstances, there may be an item of adjustment included for alternative minimum tax purposes). If the optionholder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss. If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price.
We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are generally allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder.
Restricted Stock Awards and Stock Payment Awards
Generally, the recipient of a restricted stock award (including a stock payment award) will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.
Restricted Stock Unit Awards
Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares received over any amount paid by the recipient in exchange for the shares.
We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights
We may grant under the Amended 2024 Plan stock appreciation rights separate from any other award or in tandem with other awards under the Amended 2024 Plan.
Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
Performance Awards
Any of the awards above may be granted with performance vesting conditions, and the tax treatment will be as set forth above, but with the fulfillment of the performance conditions being the vesting event.
Deferred Stock Awards and Deferred Stock Unit Awards
The tax treatment for deferred stock awards and deferred stock unit awards will be as set forth above for restricted stock awards and restricted stock unit awards, except that the taxable event will occur upon the satisfaction the deferral condition (other than with respect to employment taxes, which may be due in the year of vesting).
Dividend Equivalent Awards
Dividend Equivalent Awards will vest only when the underlying award vests, and will be subject to tax at the same time as the underlying award.
Section 162(m)
Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to each of the Company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of our executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company.
Plan Benefits
The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors, and employees under the Amended 2024 Plan. We do not presently have any current plans, proposals or arrangements, written or otherwise, to issue any of the newly available authorized shares under the Amended 2024 Plan, except as set forth below with respect to non-employee directors. As of March 31, 2025, we have approximately 159 employees, 5 consultants and 9 non-employee directors who would be eligible to receive grants under the Amended 2024 Plan. Awards granted under the Amended 2024 Plan to our non-employee directors are not subject to set benefits or amounts under the terms of the Amended 2024 Plan itself. However, our director compensation policy provides for certain equity award grants to our non-employee directors. On and after the date of the Annual Meeting, if this Proposal No. 4 is approved by our stockholders, any such equity award grants will be made under the Amended 2024 Plan. If this Proposal No. 4 is not approved by our stockholders, we will have insufficient shares under the 2024 Plan to make these grants. For additional information regarding our current compensation program for non-employee directors, please see information below in the section entitled “Non-Employee Director Compensation.”

Awards Granted under the 2024 Plan
The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of our common stock subject to awards that have been granted under the 2024 Plan as of March 31, 2025.

Name and Position	Number of Shares Subject to Awards Granted Under the 2024 Plan
Laurent Fischer President and Chief Executive Officer	375,000
Linda Rubinstein Chief Financial Officer	118,958
Rabia Gurses Ozden Chief Medical Officer	185,885
Setareh Seyedkazemi Chief Development Officer	100,333
Kishor Peter Soparkar Chief Operating Officer	156,269
All current executive officers as a group	936,445
All current directors who are not executive officers as a group	108,500
Each nominee for election as a director:
Patrick Machado	13,820
James Scopa	10,520
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of awards	—
All employees, including all current officers who are not executive officers, as a group	1,320,014

Proposed Resolution
It is proposed that at the 2025 Annual Meeting the following resolution be adopted:
“RESOLVED, that the Adverum Biotechnologies, Inc. 2024 Equity Incentive Award Plan, as amended and restated, be, and hereby is, approved.”
Board of Directors’ Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2024 PLAN. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED “FOR” THE APPROVAL OF THIS PROPOSAL.

PROPOSAL NO. 5: APPROVAL OF AMENDMENT OF CERTAIN OUTSTANDING STOCK OPTIONS TO REDUCE THE EXERCISE PRICE PER SHARE TO THE CLOSING PRICE ON THE DATE OF REPRICING
Executive Summary
The vast majority of our outstanding stock options are substantially underwater due to our stock price decline and therefore do not currently provide meaningful retention or incentive value to our service providers, while nevertheless creating an overhang to our stockholders. As of March 31, 2025, approximately 4.9 million shares were the subject of outstanding options, of which approximately 3.9 million were underwater. In contrast to our stock price decline, the Company has made significant progress advancing the development of our lead program, Ixo-vec, during this same period and has added significant critical talent to its management team to support this progress. After considering a number of different alternatives with a goal of increasing the retentive value of our long-term incentive programs, we are asking the stockholders of the Company to authorize our Board to implement a one-time repricing of certain stock options.
General
To increase the long-term retention and incentive value of our options, we are asking the stockholders of the Company to authorize our Board to implement a one-time repricing of certain stock options to be implemented within 12 months following the date of this Annual Meeting. Any repricing would need to include the following key terms:
•
The only options eligible to be repriced will be those with an exercise price that is higher than the prior 52-week intraday high trading price of our common stock as of the repricing date. At March 31, 2025, 2.0 million shares were the subject of options with an exercise price above $10.14, our 52-week intraday high trading price.

•
For an optionee to exercise the option at the new price, he or she must remain in service to the Company for twelve months following the repricing (or, if earlier, until a change in control or the optionee’s death or disability).

•
The value of the repricing for any non-employee director, in combination with the value of annual cash and equity compensation provided to that non-employee director, will not exceed the applicable annual limit in our director compensation policy ($150,000, as of March 31, 2025).

We believe it is in the best interests of the Company and our stockholders for this Proposal No. 5 to be approved.
On March 20, 2025, our Board approved, based on the Compensation Committee’s consideration and recommendation and subject to the approval of the stockholders at this Annual Meeting, the authority for the Board to implement the repricing of certain outstanding stock options (as described below, the “Eligible Options”), on a future date to be determined by the Board that falls within 12 months following the date of this Annual Meeting (such future date, the “Repricing Date”). An Eligible Option is a stock option that:
•	is granted under our 2014 Equity Incentive Award Plan, 2017 Inducement Plan or 2024 Equity Incentive Award Plan (the “2024 Plan” and collectively, the “Equity Plans”);
•	is outstanding on the Repricing Date;
•
is held by an employee, director or, to the extent designated by the Board, consultant, whose employment or service with the Company and its subsidiaries and affiliates has not terminated as of the Repricing Date, subject to the exclusion of any individual or group of individuals by the Board in its sole discretion;

•	has an exercise price that is, as of the Repricing Date, higher than the prior 52-week intraday high trading price of our common stock; and
•	has been designated by the Board as an Eligible Option based on any additional criteria the Board may determine appropriate.
If this Proposal No. 5 is approved by our stockholders, and the Board decides to implement the repricing of Eligible Options, then on the Repricing Date, each then-outstanding Eligible Option will be amended to reduce its per-share exercise price to the closing price of our common stock on the Repricing Date (the “Repricing”). There will be no other changes to any Eligible Options as a result of the Repricing; except as described below under the heading “Potential Modification to Terms of the Repricing or Non-Implementation of Repricing.”

However, no holder of Eligible Options will benefit from the Repricing unless such holder remains in service with the Company through the Retention Period, as defined below under “Description of the Repricing.”
Reasons for Repricing
We have historically granted stock options and other equity-based awards under the Equity Plans because we believe that stock-based incentive compensation opportunities play a key role in our ability to recruit, motivate and retain qualified individuals. While our compensation packages include a number of different components, we believe that equity compensation effectively links pay to performance and aligns the interest of employees, consultants and directors with those of our stockholders by providing them with a means to benefit from increased stock value. We face significant competition for experienced and talented personnel with critical and high-demand skills in our industry, and stock options are an important part of our incentive compensation.
As a clinical-stage pharmaceutical company, the market price for our common stock has historically been volatile, reflecting the risks and uncertainties inherent in the development of our product candidates. In recent years, the market price of our common stock has been subject to material fluctuations, many of which were outside the control of our company and our employees and has declined from a five-year high of over $246.00 in June 2020 to approximately $4.37 on March 31, 2025.
In contrast to our stock price decline, the Company has made significant progress advancing the development of our lead program, Ixo-vec during this same period, including:
•	Generated OPTIC 4-year data. We presented 4 years of clinical data from the ongoing OPTIC and OPTIC extension trial in November 2024.
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Designed, enrolled and presented 52-week data from our LUNA Phase 2 trial. We designed LUNA with the objectives of selecting the Ixo-vec dose and prophylactic regimen that would advance to Phase 3. We enrolled LUNA in under a year and presented LUNA 52-week data in November 2024.

•
Generated clinical trial data that we believe validates Ixo-vec’s compelling commercial potential. Below is a summary of the OPTIC and LUNA results that we announced in November 2024. Both trials evaluated heavily treated patients, who required an average of approximately 10 annualized anti-VEGF injections in the year prior to receiving Ixo-vec.

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Injection-Free Rates and Treatment Burden Reduction: across both trials, Ixo-vec at the 6E10 and 2E11 doses demonstrated injection-free rates above 50% at one year and a treatment burden reduction over 80%. In OPTIC at the 2E11 dose, nearly half of patients were injection free out to 4 years, and the annual injection-free rates rose in each year.

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Visual and Anatomic Outcomes: visual acuity and anatomic endpoints (best corrected visual acuity, or BCVA, and central subfield thickness, or CST, a measure of the amount of fluid in the retina, respectively) were maintained at both dose levels. In OPTIC, and in a sub-group of LUNA, patients with higher baseline CST demonstrated a greater reduction in CST.

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Aflibercept Levels: early observed aqueous humor aflibercept protein levels have been sustained through the latest reported follow up, which is currently up to 5 years in OPTIC. This suggests patients could potentially receive a lifelong benefit from Ixo-vec. The levels observed in LUNA, including at the 6E10 dose, are within the therapeutic range observed for OPTIC 2E11. No minimum aqueous humor aflibercept threshold for clinical benefit has been observed.

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Safety Profile: all viral gene therapies are associated with inflammation that is dependent on the dose and route of administration. Ixo-vec was well tolerated in LUNA. Consistent with OPTIC, the most common adverse events were dose-related anterior inflammation and pigmentary changes. The data demonstrated that topical steroid eyedrops alone were an appropriate prophylactic regimen to advance into Phase 3.

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Patient Preference: in our LUNA pre-specified Patient Preference Survey, over 90% of patients preferred Ixo-vec over their prior anti-VEGF injections, would want to receive Ixo-vec in their second eye if they had bilateral wet AMD, and would recommend Ixo-vec to family and friends.

•	Selected Ixo-vec dose and prophylactic regimen to advance into Phase 3 based on the LUNA Phase 2 and OPTIC extension results.

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Obtained regulatory alignment on Phase 3 program. We commenced our Phase 3 program after achieving alignment with the U.S. Food and Drug Administration (FDA) and consultation with other agencies. In recent years we have obtained favorable regulatory designations including the Regenerative Medicines Advanced Technology (RMAT) designation from FDA (this is in addition to Fast Track designation, which we had previously received); the Priority Medicines (PRIME) designation from the European Medicines Agency (EMA); and an Innovation Passport under the Innovative Licensing and Access Pathway (ILAP) from the United Kingdom’s Medicines and Healthcare Products Regulatory Agency (MHRA).

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Advanced Ixo-vec manufacturing capability. We have manufactured all of the Ixo-vec material we anticipate needing for Phase 3. We have devoted significant resources to preparing for regulatory approval and, if approved, commercialization of Ixo-vec as a gene therapy with the potential to address a large market. This includes having produced multiple batches at our contract development and manufacturing organization at our intended commercial scale.

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Began Phase 3 development. In March 2025, we announced that we had initiated ARTEMIS, the first ever registrational trial for an intravitreal gene therapy for wet AMD. We intend to initiate our second Phase 3 global trial, AQUARIUS, in the second half of 2025.

As a result of our stock price decline, as of March 31, 2025, a substantial number of our service providers who hold outstanding stock options are holding options that are substantially underwater. The weighted-average exercise price per share of options granted under our Equity Plans that are held by our service providers as of March 31, 2025, was $24.15 compared to a $4.37 closing price for our common stock on March 31, 2025. Of approximately 4.9 million outstanding stock options, approximately 3.9 million, or 80%, were underwater, and as such, do not currently provide meaningful retention or incentive value to our employees, directors and consultants, while nevertheless creating an overhang to our stockholders. Additionally, under applicable accounting rules, we are required to continue to recognize compensation expense related to these non-retentive options as they vest, even if they are never exercised because they remain underwater.
The table below sets forth certain information about the shares subject to options held by each of our NEOs; all executive officers, as a group; all directors who are not executive officers, as a group; and all employees who are not executive officers, as a group as of March 31, 2025: (i) the number of shares subject to options, (ii) the average per share exercise price of such options, (iii) the average remaining term in years of such options, and (iv) the number of such shares subject to options with exercise prices up to $10.14 per share (our 52-week intraday high at March 31, 2025), between $10.15 and $21.00 per share, and above $21.00 per share. The table omits time-based and performance-based full value awards.

Name of Individual or Group	Number of Shares Subject to Options	Average Per Share Exercise Price of Options	Average Remaining Term of Options (Years)	Shares Subject to Options with Exercise Price
				Up to $10.14	$10.15 to $21.00	Above $21.00
Laurent Fischer President and Chief Executive Officer	1,007,418	$45.91	7.9	443,000	330,919	233,499
Linda Rubinstein Chief Financial Officer	230,833	$13.56	9.0	110,833	35,000	85,000
Rabia Gurses Ozden Chief Medical Officer	189,760	$6.91	9.3	177,760	12,000	—
Setareh Seyedkazemi Chief Development Officer	208,208	$11.26	8.6	117,208	91,000	—
Kishor Peter Soparkar Chief Operating Officer	380,192	$22.58	8.0	183,144	122,976	74,072
All executive officers, as a group	2,016,411	$30.56	8.3	1,031,945	591,895	392,571
All directors who are not executive officers, as a group	289,002	$41.41	7.3	144,250	39,750	105,002
All employees who are not executive officers, as a group	2,322,150	$16.74	8.7	1,559,794	535,446	226,910
All option holders	4,853,646	$24.15	8.4	2,826,164	1,366,036	661,446

Alternatives Considered
Beginning in April 2024, our Compensation Committee began to consider retention issues associated with our reduced stock price relative to the exercise prices of outstanding stock options. Our Compensation Committee engaged Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), a national executive compensation consulting firm that regularly advises the Compensation Committee, to assist the Compensation Committee in evaluating issues associated with underwater stock options and in structuring a compensation program designed to retain and provide incentives to our employees, directors and consultants holding underwater options. Over the course of multiple meetings over the past twelve months, we have considered a number of alternatives with a goal of increasing the retentive value of our long-term incentive programs. In addition to the Repricing, we evaluated several other alternatives with Aon and our legal advisors:
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Do nothing. We are concerned that if we do not improve the Eligible Option holders’ prospects of receiving long-term value from their options, we will undermine their long-term commitment to us. We will also forgo an opportunity to better align their interests with the interests of our stockholders.

•
Grant additional awards above and beyond our ongoing equity grant practices. While making supplemental grants could provide renewed incentive to these employees, directors and consultants, additional grants would increase our overhang and our compensation expense, since the Eligible Options cannot be removed from our equity award overhang until they are exercised, expire, or otherwise terminate (for example, when a service provider stops providing services to us) and we are required to continue to recognize the related compensation expense while these non-retentive options remain outstanding. Additionally, we have made supplemental grants in the past, including in August 2024, when we made company-wide equity awards to partially address the dilution to equity grants as a result of the financing in early 2024. However, these additional awards did not fully address the retention issues given our reduced stock price relative to the exercise prices of outstanding stock options.

•
Limit the Repricing to non-executive employees. Approximately 89% of companies included executives in recent stock option repricings and 47% included directors, according to an analysis by Aon that included life sciences company option repricings in the last three years. We believe that limiting the Repricing to non-executive employees could result in our losing the services of some the most highly valued contributors to our long-term success.

•
Increase cash compensation. To replace underwater equity incentives, we considered whether we could materially increase cash compensation. However, significant increases in cash compensation would substantially increase our compensation expenses and reduce our cash available for operations, which could adversely affect our business and operating results.

•
Exchange underwater stock options for new options or restricted stock units. We also considered implementing a program to exchange underwater stock options for new options or for restricted stock units. However, the exchange ratios for such an exchange would result in fewer replacement awards being granted, and we do not believe that such a program would provide sufficient incentives for retention. In addition, any exchange proposal would require compliance with the SEC’s tender offer rules and result in additional costs, complexities and burdens on our resources.

Description of the Repricing
If the Board decides to implement the Repricing, then on the Repricing Date the Eligible Options will automatically be repriced to the closing price of our common stock on the Repricing Date. If any holder of an Eligible Option ceases to be a service provider of ours before the Repricing Date, their Eligible Options will not be repriced on the Repricing Date.
Any repricing of options held by a non-employee director will be reduced to the extent necessary so that the value of such repricing with respect to such director will not, in combination with other annual compensation provided to such director, exceed the applicable annual limit set forth in our non-employee director compensation policy ($150,000 as of March 31, 2025).
In order to exercise the Eligible Options at the reduced exercise price, participants will be required to remain in service with the Company through the end of the relevant Retention Period (as hereinafter defined). The “Retention

Period” begins on the Repricing Date and ends on the earliest of the following: (i) the date 12 months following the Repricing Date; (ii) a Change in Control (as defined in the 2024 Plan); and (iii) the Eligible Option holder’s Termination of Service (as defined in the 2024 Plan) due to such individual’s death or disability.
The following table summarizes information regarding the options granted under our Equity Plans that, as of March 31, 2025, were held by our service providers and the subset that were underwater based our 52-week intraday high of $10.14 on July 18, 2024:

Exercise Price of Eligible Options	Number of Shares Subject to Options	Weighted-Average Per Share Exercise Price of Options	Weighted-Average Remaining Term of Options (Years)
$4.20 - $10.14	2,826,164	$6.3	9.3
$10.15 - $21.00	1,366,036	$15.8	7.9
Greater than or equal to $21.00	661,446	$117.9	5.3
Total	4,853,646	$24.2	8.3

The table below shows the potential payouts with or without a Repricing to each of our NEOs; all executive officers, as a group; all directors who are not executive officers, as a group; and all employees who are not executive officers, as a group based on option holdings as of March 31, 2025. The table sets forth the potential payouts at a range of stock prices for all options held by each of our NEOs in (i) the “no Repricing” scenario assuming no change in the strike price of any option and (ii) in “a Repricing” scenario as if the Repricing had happened on March 31, 2025 (i.e., assuming that options with strike prices above $10.14 per share, which is the 52-week intraday high as of March 31, 2025, were repriced at $4.37, our closing price on March 31, 2025) and that all options were held for 12 months following Repricing Date so that holders were able to exercise at the new strike price. The potential payout for an option is the difference between the assumed price ($10.00, $15.00 or $20.00) and the exercise price, multiplied by the number of shares subject to the option. The potential payout for an individual or group is calculated as the sum of potential payouts for all in-the-money options (based on the assumed price in the table) held by that individual or group at March 31, 2025. The table omits potential payouts associated with time-based and performance-based full value awards.

	Potential Payout Assuming No Repricing Based on Assumed Stock Price of:			Potential Payout Assuming Repricing of Options with Strike Price above $10.14 Per Share Based on Assumed Stock Price of:
Name of Individual or Group	$10.00	$15.00	$20.00	$10.00	$15.00	$20.00
Laurent Fischer President and Chief Executive Officer	1,672,500	4,602,546	7,931,083	4,850,173	9,887,263	14,924,353
Linda Rubinstein Chief Financial Officer	459,687	1,013,852	1,571,517	1,135,287	2,289,452	3,443,617
Rabia Gurses Ozden Chief Medical Officer	635,979	1,536,779	2,483,179	703,539	1,652,339	2,601,139
Setareh Seyedkazemi Chief Development Officer	469,105	1,072,995	1,820,285	981,435	2,022,475	3,063,515
Kishor Peter Soparkar Chief Operating Officer	740,273	1,898,695	3,208,795	1,849,653	3,750,613	5,651,573
All executive officers, as a group	3,977,554	10,124,882	17,014,879	9,520,097	19,602,157	29,684,217
All directors who are not executive officers, as a group	299,733	1,035,483	1,937,933	1,114,687	2,559,697	4,004,707
All employees who are not executive officers, as a group	6,049,165	14,595,337	24,026,578	10,341,229	21,951,984	33,562,739

As of March 31, 2025, approximately 36% of the shares covered by these underwater options were vested. Note that the potential payouts assuming repricing of options in this table are calculated based on the options that would be eligible for repricing based on the 52-week intraday high (for determining which options are Eligible Options) and the stock price (for determining the new strike price) as of March 31, 2025. If these assumed facts change, then the options eligible for repricing and the new strike price may change, which will also cause any potential payout amounts to change. In addition, this table assumes that the potential payout takes place after the Retention Period has been satisfied.
Potential Modification to Terms of the Repricing or Non-Implementation of Repricing
While the terms of the Repricing are expected to be materially similar to the terms described in this Proposal No. 5, the Compensation Committee, pursuant to the Board’s delegation of such authority to the Compensation Committee, may find it necessary or appropriate to impose further restrictions on the Eligible Shares or other terms of the Repricing to take into account factors such as administrative needs, legal and regulatory requirements, accounting rules and Company policy decisions; for clarity, any such change will not materially increase the benefits of the Repricing to any director, employee or consultant beyond the terms described in this Proposal No. 5. In addition, the Board may decide not to implement the Repricing even if our stockholders approve the Repricing.
U.S. Federal Income Tax Consequences
The following is a summary of the anticipated material U.S. federal income tax consequences of the Repricing. The applicable U.S. federal income tax law and regulations may change, and the U.S. Internal Revenue Service may adopt a position contrary to the summary below. All holders of Eligible Options are urged to consult their own tax advisers regarding the tax treatment of the Repricing under all applicable laws.
For purposes of the incentive stock option rules, the repricing of an Eligible Option that is an incentive stock option (an “Eligible ISO”) is treated as the grant of a new option on the Repricing Date. This means that if the holder of such Eligible Option is no longer an employee on the Repricing Date and has become a non-employee service provider, the repriced Eligible Option will not qualify as an incentive stock option and will instead be treated as a nonstatutory stock option.
If the holder of such Eligible Option is an employee of ours (or any parent or subsidiary of ours) on the Repricing Date, the repriced Eligible Option will be treated as an incentive stock option to the maximum extent permitted by law, but the holding periods applicable to the Eligible Option will restart on the Repricing Date for purposes of being subject to favorable tax treatment under the Code.
In addition, the Code limits the annual benefit an individual may receive from incentive stock options, preventing more than $100,000 worth of incentive stock options from becoming exercisable for the first time in any one calendar year. During the year in which a Repricing occurs, both the original option and the repriced option are counted towards this limit. To the extent the Repricing causes this limit to be exceeded, the excess portions of the repriced Eligible ISOs will be treated as nonstatutory stock options.
Below is a discussion of the U.S. federal tax treatment generally applicable to incentive stock options and nonstatutory stock options:
Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax). If the holder exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the holder exercises the option and then later sells or otherwise disposes of the shares before the end of either of the two- or one-year holding periods described above, the holder generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.
Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option is granted with a per-share exercise price equal to the fair market value of the underlying stock on the date of grant. Upon exercise, the holder will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price for those shares. Any taxable income recognized in connection with an option exercise by one of our employees is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss to the holder.

Tax Effect on the Company. We generally will be entitled to a tax deduction in connection with the repriced Eligible Options in an amount equal to the ordinary income realized by the holder at the time the holder recognizes such income. Special rules limit the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” within the meaning of Code Section 162(m). Under Code Section 162(m), the annual compensation paid to any of these specified employees will be deductible only to the extent that it does not exceed $1,000,000.
Financial Accounting Consequences
We account for share-based payments in accordance with Accounting Standards Codification Topic 718 (“ASC 718”), “Compensation-Stock Compensation.” Under ASC 718, we currently recognize and will continue to recognize compensation expense relating to underwater options until they vest, even though do not fully provide the intended incentive and retention benefits.
As a result of the Repricing, the extent as to which the fair value of each repriced Eligible Option immediately following the Repricing exceeds the fair value of the Eligible Option immediately before the Repricing will be considered incremental compensation under ASC 718. This excess, in addition to any remaining unrecognized expense for the repriced Eligible Options, will be recognized by us as an expense for compensation. This expense will be recognized ratably over the vesting period of the repriced Eligible Options in accordance with the requirements of ASC 718.
Interests of Certain Persons in the Repricing
The Eligible Options that will be repriced will be those held by individuals who remain our service providers through the Repricing Date. Each holder of an Eligible Option must continue to be a service provider of the Company through the Repricing Date in order to participate in the Repricing, and any such holder that terminates service with the Company before the Repricing Date will not have his or her Eligible Options repriced under the Repricing. As of March 31, 2025, a substantial number of our service providers who hold outstanding stock options are holding options a substantial portion of which are substantially underwater. Our directors and executive officers have an interest in this Proposal No. 5 because they hold options granted under our Equity Plans that may be Eligible Options. Please see tables in sections titled “Reasons for the Repricing” and “Description of the Repricing” in this Proposal No. 5 for more information about interest of the directors and executive officers in this Proposal No. 5.
Financial Statements
Our financial statements and other information required by Item 13(a) are incorporated by reference from our Annual Report on Form 10-K filed with the SEC on April 15, 2025.
Board of Directors’ Recommendation
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE REPRICING.

CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is publicly available on our website at http://investors.adverum.com/governance/. We intend to promptly disclose on our website or in a Current Report on Form 8-K in the future (i) the date and nature of any amendment (other than technical, administrative or other non-substantive amendments) to the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K and (ii) the nature of any waiver, including an implicit waiver, from a provision of the Code of Business Conduct and Ethics that is granted to one of these specified individuals that relates to one or more of the elements of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, the name of such person who is granted the waiver and the date of the waiver.
Insider Trading Policy
We have adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees. A copy of the insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024. In addition, it is the Company’s intent to comply with the applicable laws and regulations relating to insider trading.
Corporate Governance Guidelines
We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of our directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, board meetings, Chief Executive Officer performance evaluation and management development and succession planning for senior management, including the Chief Executive Officer position. A copy of our Corporate Governance Guidelines is available on our website at http://investors.adverum.com/governance/.
Board Composition
Director Independence
Our common stock is listed on The Nasdaq Capital Market. Rule 5605 of the Marketplace Rules of the Nasdaq Stock Market LLC (the “Nasdaq Listing Rules”) requires that independent directors compose a majority of a listed company’s board of directors within one year of listing. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Nasdaq Listing Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of the board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Nasdaq Listing Rule 5605(a)(2) also specifies certain categories of persons who will not be considered independent, including employees, family members of executive officers and recipients of compensation from the company in excess of $120,000 during any period of twelve consecutive months within the past three years, subject to certain exceptions. To be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. In addition to satisfying general independence requirements under the Nasdaq Listing Rules, members of the compensation committee must also satisfy additional independence requirements set forth in Nasdaq Listing Rule 5605(d)(2). To be considered independent for purposes of Nasdaq Listing Rule 5605(d)(2), our Board must consider all factors specifically relevant to determining whether a director has a relationship with us which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by us to such director; and whether such director is affiliated with us, a subsidiary of our company or an affiliate of a subsidiary of our company.
In March 2025, our Board undertook a review of the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that each of Ms. Hong, Dr. Lupher, Mr. Machado, Dr. Nicholson, Mr. Scopa, Ms. Svoronos, Dr. Tuckson, and Dr. Whitcup is independent within the meaning of Rule 5605 of the Nasdaq Listing Rules. Our Board also determined that Mr. Machado, Mr. Scopa, and Ms. Svoronos, who compose our Audit Committee, and Ms. Hong, Mr. Machado, Mr. Scopa, and Dr. Tuckson, who compose our Compensation Committee, satisfy the independence standards for those committees established by applicable SEC rules and Nasdaq Listing Rules. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence. For example, the Board considered (i) with respect to Mr. Machado and Ms. Svoronos, the fact that both Mr. Machado and Ms. Svoronos serve on the board of directors of ACELYRIN, INC. and Xenon Pharmaceuticals, Inc. and (ii) with respect to Dr. Tuckson, the fact that both Dr. Tuckson and Dr. Fischer previously served on the board of directors of CTI Biopharma Corp.
Classified Board of Directors
In accordance with our amended and restated certificate of incorporation, our Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election.
We feel strongly that, given the long runway for drug therapy development and given the stage and size of the Adverum, a classified Board is appropriate at the current time.
Leadership Structure of our Board
Our amended and restated Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer and/or appoint a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. The roles of Chair of the Board and Chief Executive Officer are currently filled by Mr. Machado and Dr. Fischer, respectively. While the positions of Chief Executive Officer and Chair of the Board are currently held by different individuals, we do not believe there should be a fixed rule regarding the separation of these positions, or whether the chair should be an employee of ours or should be elected from among the non-employee directors. Our needs and the individuals available to assume these roles may require different outcomes at different times, and we and our Board believe that retaining that flexibility in these decisions is in our best interests. See “Role of Board in Risk Oversight Process” for a discussion on how our Board manages risk.
Mr. Machado has served as Chair of the Board since May 2019. Mr. Machado’s tenure on the Board, his experience in serving on multiple other biotechnology company boards, as well as the deep knowledge of our company gained in his role as a member of the Audit Committee of the Board, allow him to provide valuable insights and facilitate the implementation of our strategic initiatives and business plans. In our view, having a Chair that is far removed from management would have the potential to give rise to divided leadership, which could interfere with good decision making or weaken our ability to develop and implement strategy. The Board also believes, however, that Mr. Machado’s independence is an essential complement to his familiarity with our company and management representation on the Board, helping to foster an environment that is conducive to objective evaluation and oversight of management’s performance.
Board Qualifications
The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; experience relevant to our industry; experience as a director or executive officer of another publicly held company; diversity of expertise and experience in substantive matters pertaining to our business relative to other Board members; diversity of background and perspective; and practical and mature business judgment, including the ability to make independent analytical inquiries. The Board believes that diversity of viewpoints, background, experience and other characteristics are an important part of its makeup, and it actively seeks these characteristics in identifying director candidates. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In addition, the Board evaluates each individual’s other professional commitments against their personal capacity to ensure they have adequate time and flexibility to execute their Board duties.
The Nominating and Corporate Governance Committee considers diversity in identifying director nominees, striving to nominate directors with a variety of individual backgrounds and complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee Adverum’s business and operations.
In searching for qualified director candidates to fill vacancies in the Board, the Nominating and Corporate Governance Committee solicits our Board for names of potentially qualified candidates. Additionally, the Nominating and Corporate Governance Committee may request that members of the Board pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee then considers the potential pool of director candidates, selects the candidate the committee believes best meets the then-current needs of the Board, and conducts a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a member of our Board.
To fulfill its responsibility to recruit and recommend to the Board nominees for election as directors, the Nominating and Corporate Governance Committee considers all qualified candidates who may be identified by any one of the following sources: current or former Board members, a professional search firm, Adverum executives or stockholders.
Stockholders who wish to make a recommendation or propose a director candidate for consideration by the Nominating and Governance Committee may do so by submitting the candidate’s name, resume and biographical information and qualifications to the attention of the Corporate Secretary, Adverum Biotechnologies, Inc., 100 Cardinal Way, Redwood City, California 94063. All recommendations received by the Corporate Secretary will be presented to the Nominating and Governance Committee for its consideration.
We may request from the nominating stockholder or nominating stockholder group such other information as may reasonably be required to determine whether each person recommended by a stockholder or stockholder group as a nominee meets any minimum requirements that may be established by our Board and to enable us to make appropriate disclosures to stockholders entitled to vote in the next election of directors. Proposed nominees are required to make themselves reasonably available to be interviewed by the Nominating and Corporate Governance Committee and members of management, as determined to be appropriate by the Nominating and Corporate Governance Committee. We will not accept a stockholder recommendation for a nominee if the recommended candidate’s candidacy or, if elected, Board membership, would violate applicable state law, federal law or the rules of any exchange or market on which our securities are listed or traded. If the proposed nomination by stockholders was made in accordance with the procedures in our amended and restated bylaws, the Nominating and Corporate Governance Committee will apply the same criteria in evaluating the proposed nominee as it would any other Board nominee candidate and will recommend to our Board whether or not the proposed stockholder nominee should be nominated by our Board and included in our proxy statement.
Stockholders who wish to nominate a director for election at an upcoming annual meeting of stockholders must comply with the advance notice provisions in our amended and restated bylaws. Each stockholder making a nomination is required to provide certain information, representations and undertakings as outlined in our amended and restated bylaws. The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. If a stockholder submits a proposed nominee, the Nominating and Corporate Governance Committee will consider the proposed nominee, along with any other proposed nominees recommended by members of the Board, in the same manner in which the Nominating and Corporate Governance Committee would evaluate its nominees for director. For a description of the proper procedure for stockholder nominations, see “Procedures for Nomination of Directors by Stockholders” in this proxy statement.
Role of Board in Risk Oversight Process
We are exposed to a number of risks, including economic, environmental, operational, and regulatory risks, among others. Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with our Board at regular meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and key enterprise risks, and our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Board or appropriate Board committees discuss selected risks in more detail throughout the year.
Board Committees
Our Board has three primary committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, which are described below. In addition, the Board has a Research and Development Committee.
Audit Committee
Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:
•	appoints our independent registered public accounting firm;
•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;
•	determines the engagement of the independent registered public accounting firm;
•	reviews and approves the scope of the annual audit and the audit fee;
•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly consolidated financial statements;
•	approves the retention of the independent registered public accounting firm to perform any proposed permissible audit and non-audit services;
•
is responsible for reviewing our consolidated financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our critical accounting policies and estimates;
•	reviews related party transactions; and
•	annually reviews the Audit Committee charter and the Audit Committee’s performance.

The current members of our Audit Committee are Mr. Machado (Chair), Mr. Scopa and Ms. Svoronos. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the Nasdaq Listing Rules. Our Board has determined that Mr. Machado is an Audit Committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the Nasdaq Listing Rules.
The Audit Committee operates under a written charter that satisfies the applicable rules and regulation of the SEC and the Nasdaq Listing Rules. A copy of the Audit Committee charter is available on our website at http://investors.adverum.com/governance/.
Compensation Committee
Our Compensation Committee reviews and approves, or may recommend to the full Board or independent members of the Board, as applicable, policies relating to compensation and benefits of our officers, directors and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets or makes recommendations to our Board regarding the compensation of these officers based on such evaluations. Our Board retains the authority to determine and approve, upon the recommendation of the Compensation Committee, the compensation of the Chief Executive Officer, unless such authority has been delegated to the Compensation Committee. The Compensation Committee also approves grants of stock options and other awards under our stock plans. In fulfilling its responsibilities, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, but only to the extent consistent with our amended and restated certificate of incorporation, amended and restated bylaws, applicable Nasdaq Listing Rules, and other applicable law. The Compensation Committee will periodically review and evaluate the performance of the Compensation Committee and its members, including an annual review of its charter. The current members of our Compensation Committee are Mr. Scopa (Chair), Ms. Hong, Mr. Machado and Dr. Tuckson.
Each of the current members of our Compensation Committee is independent under the Nasdaq Listing Rules and regulations and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
Since 2019, Aon, a national executive compensation consulting firm, has been engaged by the Compensation Committee to conduct market research and analysis to assist the Compensation Committee in developing appropriate compensation and incentives for our executive officers, to advise the Compensation Committee and provide ongoing recommendations regarding material executive compensation decisions, to review compensation proposals from management, and prepare an assessment of our non-employee director compensation program. Aon reports directly to the Compensation Committee and does not provide any non-compensation-related services to us. After review and consultation with Aon, the Compensation Committee determined that Aon is independent and that there is no conflict of interest resulting from retaining Aon. In reaching these conclusions, our Compensation Committee considered the factors set forth in SEC rules and the Nasdaq Listing Rules.
Our executive officers submit proposals to our Board and Compensation Committee regarding our executive and director compensation. Our Chief Executive Officer provides feedback and recommendations to our Compensation Committee with respect to executive compensation, other than his own compensation, including with regard to senior executive performance, responsibility and experience levels. The Compensation Committee often takes into consideration both our Chief Executive Officer’s input and the input of other senior executives in setting compensation levels.
The Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq Listing Rules. A copy of the Compensation Committee charter is available on our website at http://investors.adverum.com/governance/.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and composition and organization of our Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters. The current members of our Nominating and Corporate Governance Committee are Ms. Svoronos (Chair), Dr. Lupher, Dr. Tuckson and Dr. Whitcup. Each of the members of our Nominating and Corporate Governance Committee is an independent director under the Nasdaq Listing Rules.
The Nominating and Corporate Governance Committee operates under a written charter. A copy of the Nominating and Corporate Governance Committee charter is available on our website at http://investors.adverum.com/governance/.
Research and Development Committee
The Research and Development Committee is responsible for overseeing Adverum’s research and development programs, strategy and opportunities. The current members of our Research and Development Committee are Drs. Whitcup (Chair), Kiss, Lupher, and Nicholson.
Meetings of the Board of Directors and Committees
During 2024, our Board met four times, the Audit Committee met nine times, the Compensation Committee met eight times, the Nominating and Corporate Governance Committee met five times and the Research and Development Committee met twice. In 2024, each director attended at least 75% of the meetings of our Board and the committees on which the director served that were held while the person was a member of the applicable committee.
Limitation on Liability and Indemnification Matters
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	any transaction from which the director derived an improper personal benefit.
Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law. We have entered, and expect to continue to enter, into agreements to indemnify our directors, executive officers and other employees as determined by our Board. We have entered into an indemnification agreement with each of our directors, including each of our Board’s nominees for director. With specified exceptions, these agreements provide for indemnification for related expenses, including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damages. To the extent the indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Director Attendance at Annual Meetings
Although our directors are encouraged to attend our annual meetings, attendance is not mandatory. All of our then current directors attended the 2024 Annual Meeting of Stockholders. Our Board and management team encourage all of our directors to attend the virtual 2025 Annual Meeting.
Stockholder Communications with the Board of Directors
We provide a process for stockholders to send communications to our Board, the non-employee members of the Board as a group or any of the directors individually. Stockholders may contact any of the directors, including the non-employee directors, by writing to them c/o the Corporate Secretary, Adverum Biotechnologies, Inc., 100 Cardinal Way, Redwood City, California 94063. All appropriate communications will be compiled by our Corporate Secretary and submitted to our Board or individual directors, as applicable, on a periodic basis.
Procedures for Nomination of Directors by Stockholders
Stockholders who wish to nominate a director for election at an upcoming annual meeting of stockholders must comply with the advance notice provisions in our amended and restated bylaws. Each stockholder making a nomination is required to provide certain information, representations and undertakings as outlined in our amended and restated bylaws.
We may request from the nominating stockholder or nominating stockholder group such other information as may reasonably be required to determine whether each person proposed to be nominated by a stockholder or stockholder group meets any minimum requirements that may be established by our Board and to enable us to make appropriate disclosures to stockholders entitled to vote in the next election of directors. Proposed nominees are required to make themselves reasonably available to be interviewed by the Nominating and Corporate Governance Committee and members of management, as determined to be appropriate by the Nominating and Corporate Governance Committee. We will not accept a stockholder nomination if the nominee’s candidacy or, if elected, Board membership would violate applicable state law, federal law or the rules of any exchange or market on which our securities are listed or traded. If the proposed nomination by stockholders was made in accordance with the procedures in our bylaws, the Nominating and Corporate Governance Committee will apply the same criteria in evaluating the proposed nominee as it would any other Board nominee candidate and will recommend to our Board whether or not the proposed stockholder nominee should be nominated by our Board and included in our proxy statement.
Notices of nominations must be received only during the period specified above under “When are stockholder proposals due for next year’s annual meeting?” in the section “Questions and Answers about the 2025 Annual Meeting.”
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is, or has ever been, an executive officer or employee of the Company.
None of our executive officers currently serves, or in the last completed year has served, as a member of the board or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or our Compensation Committee.
Prohibition on Hedging and Pledging
Our insider trading policy, which applies to all of our officers, directors, and employees, prohibits hedging and monetization transactions, such as zero-cost collars and forward sale contracts, that allow individuals to continue to own the covered securities but without the full risks of ownership. Margin purchases, holding securities in a “margin account,” and pledging our securities as collateral to secure loans is also prohibited.
Environmental and Social Responsibility
At Adverum, our values define how we conduct business, shape patient care, apply science to medicine, and work and grow as a company with a goal of ensuring long-term performance. We strive to put our corporate values into action every day by reducing the environmental impact of our research and operations, providing safe, engaging and impactful work for our employees, and always leading with integrity to achieve business objectives.

Our Core Values
•	Lead with integrity: We take individual and collective responsibility to put patients first and to make evidence-based decisions as we embark on a bold mission.
•	Strive together: We aim high to tackle complex issues through diverse perspectives, shared decision-making, and collaboration.
•	Pioneer with patients: We use our science, technology, and expertise to innovate and optimize breakthrough products that give sight to patients across the globe.
We integrate environmental, social, and governance objectives into our decision-making with the goal of delivering long-term value to all of our stakeholders. Our leadership creates and monitors our sustainability-related programs, with our Board maintaining ultimate oversight.
To identify the sustainability issues material to our business, we are guided by best practices, feedback we receive from our stakeholders, including employees, regulators, patients and investors, and third-party thought leaders, such as the Sustainability Accounting Standards Board (SASB), Biotechnology and Pharmaceuticals.
Additional information regarding Adverum’s environmental and social practices is included in the “Sustainability” subsection of the “Company” section of our website. Information on our website is not incorporated by reference in this proxy statement.

NON-EMPLOYEE DIRECTOR COMPENSATION
Overview
The Compensation Committee reviews pay levels for non-employee directors periodically with assistance from its compensation consultant, Aon, which prepares a comprehensive assessment of our non-employee director compensation program. That assessment includes benchmarking of director compensation against the same peer group used for executive compensation purposes, an update on recent trends in director compensation and a review of related corporate governance best practices. For further information regarding our peer group, please see the section below titled “Compensation Discussion and Analysis - Competitive Market Pay Information,” and in particular the discussion of the 2024 Peer Group, as defined in that section. Following that review, either the Compensation Committee or the Board, consistent with the recommendation of the Compensation Committee, determines the non-employee director compensation program that will be in effect until the next such determination.
Non-Employee Director Compensation Policy
In May 2024, Aon reviewed our director compensation program, indicated that the cash portion of our program was market competitive and approximately positioned at the 75th percentile of the peer group and recommended that it remain unchanged from the prior year. As such no changes were made to the cash portion of the program. Under our non-employee director compensation policy, each non-employee director receives the following cash compensation for Board and standing committee service, as applicable:
•	$40,000 per year for service as a Board member;
•	$35,000 per year for service as a non-employee Chair of our Board;
•	$20,000 per year for service as chair of the Audit Committee;
•	$15,000 per year for service as chair of the Compensation Committee;
•	$10,000 per year for service as chair of the Nominating and Corporate Governance Committee;
•	$15,000 per year for service as chair of the Research and Development Committee;
•	$10,000 per year for service as non-chair member of the Audit Committee;
•	$7,500 per year for service as non-chair member of the Compensation Committee;
•	$5,000 per year for service as non-chair member of the Nominating and Corporate Governance Committee; and
•	$7,500 per year for service as non-chair member of the Research and Development Committee.
Annual cash retainers for service as a non-employee Chair of our Board, chair of a committee or non-chair member of the committee are in addition to the annual cash retainer for service as a Board member. Cash retainers are prorated for any partial years of service. We also reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.
On May 22, 2024, the Compensation Committee approved the amendment and restatement of the company’s non-employee director compensation policy (“Amended Non-Employee Director Compensation Policy”), which includes the following limits to be in effect for three years: (i) a $150,000 cap on non-employee director annual compensation while our market capitalization is below $250 million, (ii) a $250,000 cap on non-employee director annual compensation while our market capitalization is greater than $250 million and less than $500 million, (iii) a $400,000 cap on non-employee director annual compensation while our market capitalization is greater than $500 million and less than $1 billion, (iv) a $475,000 cap on non-employee director annual compensation while our market capitalization is greater than $1 billion, (v) a limit on the grant date fair value of one-time stock option grants made to new directors (which reflects two times the grant date fair value of the annual stock option grant made to continuing non-employee directors) and (vi) an additional stock option grant to the Chair of the Board equal to 30% of the value of the annual option grant award.

Option Awards
In May 2024, as part of its review of our director compensation program, Aon indicated that the equity award component of the 2023 program was positioned between the 25th and 50th percentile of the peer group from a value delivered perspective and at the 25th percentile for purposes of dilution delivered, and most peers, like Adverum, utilized stock options as the form of equity award for the director compensation program. Aon recommended that equity compensation continue to be delivered in the form of stock options, and that the grant size should be adjusted to target the 50th percentile on a dilution basis and that this, when coupled with the cash portion of the program, would remain below the limits set forth in the Amended Non-Employee Director Compensation Policy, as described above.
As such, pursuant to our Amended Non-Employee Director Compensation Policy, the non-employee directors receive grants of non-statutory stock options under our 2024 Plan. Each person who first becomes a non-employee director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy, will be granted a nonstatutory stock option to purchase a number of shares of common stock having an option value of 200% of the option value of the most recent annual director options granted (an “Initial Option”), which grant will be made on or about the date of his or her initial election or appointment to be a non-employee director. On or about the date of each annual meeting of the Company’s stockholders, (i) each person who is then a non-employee director and will be continuing as a non-employee director following the date of such annual meeting (other than any non-employee director receiving an Initial Option on the date of such annual meeting or who has received an Initial Option within the same calendar year as such annual meeting) will be granted a nonstatutory stock option to purchase a number of shares of common stock having an option value represented by the number of shares approximately equal to the median annual equity award (as a percent of company) granted to non-employee directors of the Company’s peer group as applied to the number of shares of the Company’s stock outstanding as of the date of the grant, provided that the value of the option grant should not exceed the applicable annual compensation limit less the maximum annual cash compensation (a “Board Annual Award”) and (ii) the Chair of the Board will be granted an additional nonstatutory stock option to purchase a number of shares of our common stock with an option value equal to approximately 30% of the value of the Board Annual Award (a “Chair Additional Annual Award”).
Each Initial Option vests ratably in annual installments over three years of service following the date of grant, subject to continued service of the director through each such vesting date, provided, however, that the vesting will accelerate and the Initial Option will become fully vested and exercisable upon the consummation of a change in control. The Board Annual Awards and Chair Additional Annual Awards vest in full on the earlier to occur of the first anniversary of the grant date or the next annual meeting, subject to continued service of the director through such vesting date, provided, however, that the vesting will accelerate and the Board Annual Awards and Chair Additional Annual Awards will become fully vested and exercisable upon the consummation of a change in control. All such options have a maximum term of ten years.

Total Non-Employee Director Compensation
The following table presents the total compensation for each person who served as a non-employee member of our Board during the year ended December 31, 2024. Dr. Fischer’s compensation as a named executive officer is set forth under the Summary Compensation Table. Dr. Ozden was appointed as the Company’s Chief Medical Officer on June 10, 2024. At such time, she ceased serving as a non-employee director. For this reason, Dr. Ozden’s compensation for the portion of the year that she served as a non-employee director is not included in the below table and is instead reflected in the “All Other Compensation” column of the Summary Compensation Table.

Name	Fees Earned or Paid In Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Soo Hong	47,500	59,197		106,697
Szilárd Kiss(3)(4)	26,224	120,669	33,150	180,043
Mark Lupher	52,500	59,197	—	111,697
Patrick Machado	102,500	77,767	—	180,267
C. David Nicholson	47,500	59,197	—	106,697
James Scopa	65,000	59,197	—	124,197
Dawn Svoronos	60,000	59,197	—	119,197
Reed Tuckson	52,500	59,197	—	111,697
Scott Whitcup	60,000	59,197	—	119,197

(1)
The reported dollar value of the option awards is equal to the aggregate grant date fair value, or incremental fair value, as applicable, as calculated in accordance with ASC Topic 718, of the options awards granted during 2024. See Note 9 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 for the assumptions used in calculating these amounts.

(2)
As of December 31, 2024, the number of shares underlying option awards outstanding held by each non-employee director listed above was as follows: Ms. Hong, 22,520 shares; Dr. Kiss, 41,790 shares; Dr. Lupher, 37,020 shares; Mr. Machado, 52,906 shares; Dr. Nicholson, 18,520 shares; Mr. Scopa, 34,686 shares; Ms. Svoronos, 27,020 shares; Dr. Tuckson, 23,020 shares; and Dr. Whitcup, 31,520 shares. No non-employee directors held RSUs on December 31, 2024.

(3)	Dr. Kiss joined our Board in June 2024. Upon joining our Board, Dr. Kiss received a stock option to acquire 21,040 shares of our common stock.
(4)	Prior to his appointment to the Board, Dr. Kiss received $33,150 in consulting fees pursuant to a consulting agreement between the Company and Dr. Kiss.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Except as set forth below, we had no transactions that have occurred since January 1, 2023 and to which we were a party, in which the amount involved exceeded the lesser of $120,000 and 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, at any time from January 1, 2023 to the date of this report, had or will have a direct or indirect material interest, other than those already described in this proxy statement under the headings “Non-Employee Director Compensation” and “Executive Compensation.”
Consulting Agreement with FLG Partners
In November 2022, we entered into a consulting agreement with FLG Partners, LLC (“FLG Partners”), pursuant to which FLG Partners provided us with consulting services. Pursuant to the consulting agreement, Linda Rubinstein has served as our Chief Financial Officer from December 2022 to August 2023. In 2023, we paid FLG Partners $674,863 for consulting services under the consulting agreement, including for the services of Ms. Rubinstein. Concurrent with Ms. Rubinstein’s acceptance of and conversion to full time employment with the Company in August 2023, the consulting agreement with FLG Partners was mutually terminated by the Company and FLG Partners.
Consulting Agreement with Richard Beckman, M.D.
In May 2023, we entered into a consulting agreement with Dr. Beckman, effective June 1, 2023. Pursuant to the consulting agreement, for an initial term of twelve months (the “Initial Term”), Dr. Beckman provided up to 40 hours per month of consulting services to Adverum for consideration of $42,083 per month, with any additional services in excess of 40 hours per month compensated at a rate of $600 per hour. In 2023, we paid an aggregate of $339,383 to Dr. Beckman pursuant to the consulting agreement. Adverum also paid COBRA premiums for Dr. Beckman and his covered dependents during the Initial Term. Following the Initial Term, the consulting agreement may be renewed on a monthly basis, during which time Dr. Beckman will provide consulting services on an hourly basis for compensation of $600 per hour. Dr. Beckman’s equity awards with Adverum shall continue to vest during the term of the consulting agreement. Under the first amendment to the consulting agreement, Dr. Beckman’s equity awards ceased vesting as of the end of the Initial Term. The consulting agreement also provides that, the post-termination exercise period of Dr. Beckman’s vested stock options as of the termination date of the consulting agreement shall be extended to the date that is twelve months from the last day of the term of the consulting agreement.
Employment Agreement with Sareh Seyedkazemi
Dr. Sareh Seyedkazemi, our Director of Clinical Affairs, is the sister of Dr. Setareh Seyedkazemi, our Chief Development Officer. In 2024, total compensation paid to Dr. Sareh Seyedkazemi (including consulting fees paid to a third-party firm for Dr. Sareh Seyedkazemi’s services, base salary and cash bonus) was $143,806. From January 1, 2025 through March 31, 2025, total compensation paid to Dr. Sareh Seyedkazemi (consisting of base salary) was $79,204. Dr. Seyedkazemi additionally participates in the Company’s standard benefits programs. The compensation paid to Dr. Sareh Seyedkazemi was approved in accordance with our standard compensation practices for similarly situated employees.
February 2024 Private Placements
On February 7, 2024, we issued and sold to certain institutional and accredited investors (the “Investors”) in a private placement (the “Private Placement”) an aggregate of 10,550,005 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, and to certain investors, in lieu of Shares, pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 75,000 shares of common stock. The purchase price per Share was $12.00 (or $11.999 per Pre-Funded Warrant, which represents the purchase price per Share to be sold in the Private Placement, minus the $0.0001 per share exercise price of each such Pre-Funded Warrant). Existing investors that previously held five percent or more of the Company’s outstanding common stock, including Commodore Capital LP, FMR LLC and Venrock Healthcare Capital Partners III, L.P., and/or their affiliates, purchased approximately $7.0 million, $10.0 million and $12.5 million, respectively, in Shares in the Private Placement.

Concurrently with the Private Placement, Mark Lupher, Ph.D., and James Scopa, directors of the Company, also purchased approximately $175,500 and $135,000, respectively, of shares of common stock in a private placement at a price per share of $13.50, on otherwise substantially the same terms as the Private Placement.
Policies and Procedures for Related Party Transactions
Our Board has adopted a written related person transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had, has or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness.
As provided by our related party transaction policy, our Audit Committee will be responsible for reviewing and approving in advance the related person transaction and in doing so will consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s-length transaction and the extent of the related person’s interest in the transaction.

EXECUTIVE OFFICERS
Our executive officers are appointed by and serve at the discretion of the Board. There are no family relationships among our directors and executive officers. The following table provides information regarding our executive officers, including their ages and positions, as of March 31, 2025:

Name	Age	Executive Officer Position(s)
Laurent Fischer	61	President and Chief Executive Officer
Linda Rubinstein	58	Chief Financial Officer
Rabia Gurses Ozden	57	Chief Medical Officer
Setareh Seyedkazemi	51	Chief Development Officer
Kishor Peter Soparkar	54	Chief Operating Officer

A brief biography of each of our executive officers appears below, except for Dr. Fischer, whose biographical information appears above under “Class II Directors” above.
Linda Rubinstein Ms. Rubinstein has served as our chief financial officer since December 2022. Since September 2010, Ms. Rubinstein has served as partner at FLG Partners, LLC (“FLG”), a chief financial officer and board advisory services firm, where she assists clients with strategic planning, executes financing transactions, creates business plans and develops corporate and investor positioning. Through FLG, Ms. Rubinstein has served as chief financial officer, consulting chief financial officer or financial advisor to multiple biotechnology companies, including Alector, Inc., Apexigen, Inc., ArmaGen, Inc., Five Prime Therapeutics, Inc., iPierian, Inc., Kezar Life Sciences, Inc., Medikine, Inc., RenovoRx, Inc., Sublimity Therapeutics Holdings Ltd., True North Therapeutics, Inc. and Tunitas Therapeutics, Inc. Ms. Rubinstein also served as the chief financial officer of PaxVax, Inc. from February 2014 to October 2014, of Ingenuity Systems, Inc. from October 2010 until its acquisition by QIAGEN N.V. in April 2013 and of Solexa, Inc. from March 2005 until its acquisition by Illumina, Inc. in January 2007 and as principal of RDJ Advisors from April 2007 to September 2010. In addition, Ms. Rubinstein previously served on the board of directors of Biocept, Inc. from July 2021 to October 2023. Ms. Rubinstein received a B.A. and an M.A. from the University of California, Los Angeles.
Rabia Gurses Ozden, M.D. Dr. Ozden has served as our chief medical officer since June 2024. Dr. Ozden previously served as a member of our Board of Directors from March 2022 to June 2024. Dr. Ozden has over 20 years of ophthalmology drug development experience, including extensive experience in AAV-based ophthalmic gene therapies. Most recently, Dr. Ozden served as chief medical officer at Ocular Therapeutix, Inc., an ophthalmic biopharmaceutical company, from July 2022 to June 2024 and prior to that was Ocular’s senior vice president, clinical development, from January 2021 to June 2022. Prior to joining Ocular, Dr. Ozden served as the chief development officer at Akouos, Inc., a precision genetic medicine company, from September 2019 to January 2021. From January 2019 to August 2019, Dr. Ozden served as the chief medical officer of Nightstar Therapeutics plc. (acquired by Biogen in 2019), a clinical-stage gene therapy company. Prior to Nightstar, from March 2018 to May 2019, Dr. Ozden consulted at Clementia Pharmaceuticals Inc. From July 2015 to March 2018, Dr. Ozden was the vice president, clinical research and development at Applied Genetic Technologies Corporation. Prior to that Dr. Ozden held leadership roles at GlaxoSmithKline, Quark Pharmaceuticals, Bausch & Lomb Pharmaceuticals and Carl Zeiss Meditec AG. Dr. Ozden received her M.D. from Hacettepe University School of Medicine. She completed her ophthalmology residency at Ankara University School of Medicine, and her clinical fellowship in Glaucoma at the New York Eye and Ear Infirmary.
Setareh Seyedkazemi, PharmD. Dr. Seyedkazemi has served as our chief development officer since January 2022. Prior to that, Dr. Seyedkazemi served as vice president, portfolio management for research and development at Pliant Therapeutics, a biopharmaceutical company, from October 2020 to December 2021. From May 2018 to October 2020, Dr. Seyedkazemi served as associate vice president clinical development and from November 2016 to April 2018 as executive director clinical development at Allergan (acquired by AbbVie in May 2020), a pharmaceutical company. Earlier in her career, Dr. Seyedkazemi served in roles of increasing responsibility at Tobira Therapeutics (acquired by Allergan in November 2016), Gilead Sciences, Johnson & Johnson and Abbott Laboratories, preceded by seven years in HIV clinical care and research. Dr. Seyedkazemi received a B.S. in Biology from Florida Atlantic University and a Doctor of Pharmacy from Nova Southeastern University, where she also completed a HIV/Infectious Disease residency.

Kishor Peter Soparkar Mr. Soparkar has served as our chief operating officer since June 2021 and previously was our chief legal officer from October 2019 to December 2022. Mr. Soparkar was previously chief legal officer, corporate secretary, head of human resources and head of compliance at Counsyl, Inc., a health technology company, from July 2016 to September 2018, where he led support for the company’s legal and human resources needs, debt and equity financings, investor interactions, IPO preparations and acquisition by Myriad Genetics, Inc. From November 2006 to July 2016, Mr. Soparkar served in several roles, most recently as Vice President, Associate General Counsel, at Jazz Pharmaceuticals plc, a global biopharmaceutical company. Prior to Jazz Pharmaceuticals, Mr. Soparkar worked at Latham & Watkins in London and San Francisco. He received a J.D. from New York University School of Law and a B.A. in economics and politics from Oberlin College.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Our Executives
This Compensation Discussion and Analysis provides information regarding Adverum’s compensation philosophy, policies and practices, and includes information about the 2024 compensation paid or earned by those individuals who served as our named executive officers (“NEOs”) during the year ended December 31, 2024. These individuals were as follows:

Named Executive Officer	Position
Laurent Fischer	President and Chief Executive Officer
Linda Rubinstein	Chief Financial Officer
Rabia Gurses Ozden(1)	Chief Medical Officer
Setareh Seyedkazemi	Chief Development Officer
Kishor Peter Soparkar	Chief Operating Officer

(1)	Dr. Ozden served as a non-employee director until June 10, 2024, at which time she was appointed as Chief Medical Officer of Adverum.
Our Company
Adverum Biotechnologies is a clinical-stage company that aims to establish gene therapy as a new standard of care for highly prevalent ocular diseases. We discover and develop gene therapy product candidates intended to provide durable efficacy by inducing sustained expression of a therapeutic protein. Our lead product candidate, ixoberogene soroparvovec (“Ixo-vec”), is a single, in-office intravitreal injection gene therapy product designed to deliver long-term durable therapeutic levels of aflibercept associated with a robust, sustained treatment response, reducing the treatment burden and fluctuations in macular fluid associated with bolus anti-vascular endothelial growth factor intravitreal injections. Ixo-vec is currently being developed for the treatment of patients with wet AMD, also known as neovascular AMD. In November 2024, we announced top-line 52-week results from the ongoing LUNA Phase 2 clinical trial (“LUNA”). In March 2025, we initiated ARTEMIS, the first of two Phase 3 clinical trials of Ixo-vec in wet AMD. We intend to initiate AQUARIUS, the second phase 3 trial of Ixo-vec in wet AMD, in the second half of 2025. We intend to conduct ARTEMIS at U.S. sites and AQUARIUS globally. We are also developing an early-stage pipeline of gene therapy programs targeting the treatment of other highly prevalent ocular diseases. By overcoming the challenges associated with current treatment paradigms for debilitating ocular diseases, Adverum aspires to transform the standard of care, preserve vision, and create a profound societal impact around the globe.
Executive Summary
•
Our executive pay program aligns with long-term stockholder value creation. In 2024, approximately 83% of our CEO compensation was variable and at risk, tied to our stock price performance or achievement of rigorous, pre-set performance targets that are important to our stockholders. Approximately 69% of the employed compensation for our other NEOs was variable and at risk.

•
Total compensation actually paid to our CEO and other NEOs is significantly below the total compensation reported in the Summary Compensation Table. Over the four years from 2021 through 2024, total compensation actually paid to our CEO and our non-CEO NEOs as calculated based on specific SEC rules was only 31% and 33%, respectively, of total reported compensation. Underscoring a robust alignment of our executive compensation program with stockholders’ interests, as of March 31, 2025, a significant majority of stock options granted since 2021 become valuable only as our stock price appreciates, and performance stock units require achievement of important milestones. Compensation actually paid is reported in the Pay Versus Performance section and includes total reported compensation from the summary compensation table as adjusted for changes in the fair values of unvested and outstanding equity awards. For additional information, see below under “Pay Versus Performance.”

•
Our 2024 annual incentive program was designed to incentivize progress on our strategic priorities, including an emphasis on advancing clinical development of Ixo-vec through presentation of key data from the LUNA and OPTIC (“OPTIC”) trials and preparation for registrational trials. Additional strategic priorities for the annual incentive program included Ixo-vec CMC, pipeline, employee engagement and fiscal responsibility. Based on achievement of the company’s performance goals for 2024, the annual incentive program paid out at 100% of target for the CEO and the other NEOs.

•
On November 18, 2024, we disclosed final topline results for LUNA, achieving the performance condition for vesting for certain performance-based options granted in 2022. All of the shares subject to such performance-based options became fully vested and exercisable.

2024 Business and Performance Highlights
•	In February 2024, we presented preliminary efficacy and safety data from the LUNA Phase 2 trial of Ixo-vec in patients with wet AMD at the 47th Annual Meeting of the Macula Society.
•	In February 2024, we raised $127.8 million in the Private Placement of our Shares and Pre-Funded Warrants with certain institutional investors and certain of our directors.
•	In July 2024, we presented LUNA 26-week interim analysis data at the 42nd Annual Scientific Meeting of the American Society of Retina Specialists.
•	In August 2024, we announced receipt of the FDA’s Regenerative Medicine Advanced Therapy (RMAT) designation for Ixo-vec for the treatment of wet AMD.
•	In November 2024, we announced LUNA 52-week and OPTIC 4-year results and key Ixo-vec pivotal program design elements.
•	In 2024, we recruited to our leadership team Romuald Corbau, Ph.D. as Chief Scientific Officer, Rabia Gurses Ozden, M.D., as Chief Medical Officer, and Jason Mitchell, as Chief Commercial Officer.
Fiscal performance for the year ended December 31, 2024
•
Cash, cash equivalents and short-term investments were $125.7 million as of December 31, 2024, compared to $153.2 million as of September 30, 2024, and $96.5 million as of December 31, 2023. We expect cash, cash equivalents and short-term investments to fund our planned operations into the second half of 2025.

Clinical Trials Roadmap
•	First half of 2025 – Initiated ARTEMIS Phase 3 study conducted at U.S. sites and evaluating Ixo-vec in patients with wet AMD.
•	Second half of 2025 – Plan to initiate the AQUARIUS global Phase 3 study evaluating Ixo-vec in patients with wet AMD.
•	Fourth quarter of 2025 – Plan to present LUNA two-year long-term follow-up data.
Stockholder Engagement and Our 2024 Say-on-Pay Vote Result
At our 2024 Annual Meeting, the advisory say-on-pay proposal received support of approximately 88% of votes cast compared to approximately 75% in 2023 and 69% in 2022.
While we were pleased that the proposal passed in 2024, we intend to continue to engage with shareholders on corporate stewardship topics. Following the 2024 say-on-pay vote, the Compensation Committee continued its practice of substantial stockholder outreach. We reached out to our top 20 stockholders collectively holding approximately 78% of our common stock and engaged with all stockholders who requested a meeting. The topics discussed with our stockholders included our corporate strategy, financing plans, board culture and diversity. Our Chair of the Board, Patrick Machado, our Chair of the Compensation Committee, James Scopa, and our Chair of the Nominating and Governance Committee, Dawn Svoronos, led these discussions. No specific concerns regarding our executive compensation program were raised during those meetings.

The perspectives we heard from our stockholders were conveyed to all members of the Board of Directors and were reviewed and considered by the relevant Board committees. The Compensation Committee and the Board will continue to consider stockholder feedback and the outcomes of future say-on-pay votes when evaluating our executive compensation programs and policies and making compensation decisions for our NEOs.
We conduct a say-on-pay vote on an annual basis, and as such the next such vote will be conducted at our 2025 Annual Meeting. We will also be conducting an advisory vote on the frequency with which we should conduct say-on-pay votes at the 2026 Annual Meeting of Stockholders, as we are required to conduct such a “say on frequency” vote every six years.
Compensation Philosophy and Objectives
We believe in the importance of aligning the financial interests of our executives with those of our stockholders. A significant portion of our NEOs’ compensation is designed to be variable and tied to the achievement of key financial and strategic performance objectives, the performance of our stock price, or both, which helps us to incentivize our executive officers to create long-term value for our stockholders.
In particular, the compensation programs have been designed to accomplish the following objectives:
•	Establish competitive compensation plans to attract, retain and motivate high performing senior leaders;
•	Emphasize a pay-for-performance culture to reward both annual and long-term Company performance while not encouraging excessive risk taking;
•	Create long-term alignment between the senior executives and the stockholders’ interests; and
•	Support our strategic initiatives and financial goals.
Compensation Decision Making Process
Role of the Compensation Committee
The Compensation Committee oversees our executive compensation program and is responsible for reviewing and approving all compensation of our executive officers, including our NEOs, authorizing stock incentive compensation, approving other incentive arrangements, and authorizing related agreements. During the fourth quarter of the year, the Compensation Committee meets to begin planning executive compensation for the next year. Its activities include undertaking a preliminary assessment of the goals achievement for the current calendar year, compensation analysis and comparison with our compensation peer group, reviewing current market data with respect to cash and equity compensation of our executives and establishing the performance measures which will be used to determine the executive officers’ annual cash bonus opportunities during the following year. In the first quarter of the year, the Compensation Committee meets to review and approve the achievement level of our prior year goals, sets the executive officers’ base salaries, and target annual cash and equity incentive opportunities in alignment with our overall compensation philosophy.
Role of the Independent External Advisor
The Compensation Committee retained Aon’s Human Capital Solutions practice, a division of Aon plc to serve as its independent compensation consultant. In this role, Aon reports directly to the Compensation Committee and uses the competitive market data described below to provide the Compensation Committee with compensation ranges that are consistent with our compensation peer group. The Compensation Committee considers analysis and advice from Aon when making compensation decisions related to our Chief Executive Officer and other NEOs.
During 2024, Aon assisted the Compensation Committee as follows:
•	Analyzing and recommending the peer group;
•
Benchmarking compensation compared to peer companies and general industry data in order to assess base salary, annual incentive plan design and long-term incentive targets with that of peers and the competitive market;

•	Advising on the long-term incentive program and design;
•	Advising on the Chief Executive Officer’s compensation;

•	Advising on director compensation;
•	Advising on the terms and size of the 2024 Plan, which was approved by our stockholders in June 2024;
•	Providing updates on executive compensation trends and talent retention strategies; and
•	Advising with respect to actions contemplated by Proposal No. 4 (Plan Amendment Proposal) and Proposal No. 5 (Repricing Proposal).
In compliance with the disclosure requirements of the SEC and Nasdaq regarding the independence of compensation consultants, the Compensation Committee assessed the independence of our independent compensation consultant and determined that the engagement of Aon does not raise any conflicts of interest. During 2024, Aon received approximately $150,291 in compensation for its independent compensation consulting services.
Competitive Market Pay Information
Our compensation programs are designed to be competitive with companies of comparable size and industry with whom we compete for executive talent. The Compensation Committee works with Aon each year to identify a peer group of U.S.-based, publicly traded companies that can provide information on competitive market compensation data, including related to salary, annual incentives and long-term incentives. The Compensation Committee uses the market compensation data as one of several reference points for determining the form and amount of compensation. To determine actual compensation amounts, the Compensation Committee uses its discretion and considers other factors, in addition to the peer group and competitive market data, such as the responsibilities, performance, contributions and experience of each NEO.
The peer group for Adverum was developed using specific selection criteria to identify companies that are comparable in size, have similar business economics, and may be a potential source or destination of our executive talent. Specific criteria included:
•	sector and stage;
•	market capitalization;
•	employee headcount;
•	geographic location; and
•	availability of publicly disclosed information.
In November 2023, the Compensation Committee evaluated the company’s peer group selection criteria and companies for alignment with governance and market best practices for executive compensation in 2024. The peer group continued to target life sciences companies in earlier stages of clinical development within relevant therapeutic focuses (ophthalmology and gene therapy). The market capitalization range was widened to 0.3x to 4x current valuation to account for significant market volatility, translating to a range between $25M and $400M based on a market capitalization at the time of ~$95M. This approach placed Adverum’s market capitalization in the 33rd percentile. In addition to the sector, stage and market capitalization, the Compensation Committee also considered the secondary criteria of years public and a number of full-time employees and included companies with three or more years of history as a public company and with generally between 50 and 400 employees, placing Adverum’s headcount in the 53rd percentile.

The below peer group was proposed by Aon and approved by the Compensation Committee in November 2023. It was re-evaluated by Aon in April 2024 and confirmed that the below group continued to be the appropriate comparator for compensation decisions in 2024 (the “2024 Peer Group”).

4D Molecular Therapeutics (Ticker: FDMT)	Ovid Therapeutics (Ticker: OVID)
Aldeyra Therapeutics (Ticker: ALDX)	Passage Bio (Ticker: PASG)
Allakos (Ticker: ALLK)	RAPT Therapeutics (Ticker: RAPT)
Allovir (Ticker: KLRS)	Solid Biosciences (Ticker: SLDB)
Assembly Biosciences (Ticker: ASMB)	Sutro Biopharma (Ticker: STRO)
AVROBIO (Ticker: AVRO)	Syros Pharmaceuticals (Ticker: SYRS)
CytomX Therapeutics (Ticker: CTMX)	Taysha Gene Therapies (Ticker: TSHA)
Generation Bio Co. (Ticker: GBIO)	Tenaya Therapeutics (Ticker: TNYA)
Lineage Cell Therapeutics (Ticker: LCTX)	Vor Biopharma (Ticker: VOR)
MeiraGTx (Ticker: MGTX)	Voyager Therapeutics (Ticker: VYGR)

In September 2024, the Compensation Committee evaluated the company’s peer group selection criteria and companies for alignment with governance and market best practices for executive compensation. The peer group targets life sciences companies in later stages of clinical development with an eye to include more companies conducting Phase 3 clinical trials and within relevant therapeutic focuses (ophthalmology and gene therapy) where possible. The market capitalization range was narrowed to 0.3x to 3x current valuation to account for significant market volatility, translating to a range between $50M and $500M based on our market value at the time of ~$164M. This approach placed Adverum’s market capitalization in the 36th percentile. In addition to the sector, stage and market capitalization, the Compensation Committee also considered the same as in prior year secondary criteria of years public and a number of full-time employees and continued to include companies with three or more years of history as a public company and with generally between 50 and 400 employees placing Adverum’s headcount in the 47th percentile. Based on Aon’s recommendation regarding the updated criteria, the Compensation Committee approved the following peer group for 2025 executive compensation decisions in September 2024. The peer group below was also used to supplement the 2024 Peer Group and inform annual cash incentive determinations for 2024.

4D Molecular Therapeutics (Ticker: FDMT)	Nkarta (Ticker: NKTX)
Aldeyra Therapeutics (Ticker: ALDX)	Ocular Therapeutics (Ticker: OCUL)
Alector (Ticker: ALEC)	Passage Bio (Ticker: PASG)
Allakos (Ticker: ALLK)	RAPT Therapeutics (Ticker: RAPT)
Assembly Biosciences (Ticker: ASMB)	Solid Biosciences (Ticker: SLDB)
CytomX Therapeutics (Ticker: CTMX)	Sutro Biopharma (Ticker: SYRS)
EyePoint Pharmaceuticals (Ticker: EYPT)	Syros Pharmaceuticals (Ticker: SYRS)
Generation Bio (Ticker: GBIO)	Taysha Gene Therapies (Ticker: TSHA)
Kodiak Sciences (Ticker: KOD)	Tenaya Therapeutics (Ticker: TNYA)
Kronos Bio (Ticker: KRON)	Voyager Therapeutics (Ticker: VYGR)
Meira Gtx Holdings (Ticker: MGTX)

Risk Assessment
The Compensation Committee monitors our executive and non-executive compensation programs to ensure that our compensation policies and practices are consistent with the long-term success of Adverum and do not create risks that are reasonably likely to have a material adverse effect on us. The risk oversight includes a review of pay mix, performance metrics and design of our short-and long-term incentive programs, focusing on the programs with variability of payout, the ability of a participant to directly affect payout and controls around participant action and payout. The Compensation Committee determined that none of the compensation programs encourage or create excessive risk-taking and are reasonably unlikely to have a material adverse effect on Adverum.

Elements of Adverum’s Executive Compensation Program
During 2024, the compensation program for the NEOs consisted of cash, including base salary and annual cash incentives, and equity awards. The chart below outlines each element of the executive compensation program, the objectives of each component, and key features that may be used in determining each component.

Pay Component	Form of Compensation	Purpose and Key Features
Base Salary	• A fixed payment that reflects each executive’s scope of responsibilities, skills and experience • Delivered in cash	• Provides competitive fixed annual pay to attract and retain executives • Reflects market pay rates and individual performance
Annual Cash Incentives	• Short-term, at-risk variable compensation • Delivered in cash	• Focuses on the achievement of annual corporate operating plan objectives aligned with the long-term strategic objectives (100% weighting of the total annual incentive opportunity for all NEOs)
Equity Awards	• Long-term, at-risk compensation • Delivered in the form of stock options in 2024	• Aligns executives with the long-term interests of stockholders • Supports retention • Promotes long term focus

Executive officers are eligible to participate in benefit programs available to the broader employee population.
A description of each component of compensation for the NEOs in 2024 is below, including a discussion of the factors considered in determining the applicable amount payable or achievable under each component.
Determination of Named Executive Officer Compensation
Base Salary
Base salaries are set to attract and retain executive talent. The determination of any particular executive’s base salary considers individual performance and contribution, experience in the role, market rates of pay for comparable roles and internal equity. Each year, our Chief Executive Officer proposes base salary adjustments, if any, for all NEOs, excluding himself, based on performance, changes in responsibilities, market data and other relevant factors. His proposal is subject to review by the Compensation Committee, which may accept the recommendations or make modifications to the proposal as it deems appropriate. Adjustments to the Chief Executive Officer’s salary are initiated and approved by the Compensation Committee.
Salary increases are discretionary, and during 2024 the Chief Executive Officer recommended salary adjustments designed to align our pay program with the market pay levels for comparable executive roles. The actual base salary earned by the NEOs in 2024 is reported in the Salary column of the Summary Compensation Table.

Name of Executive Officer	2023 Base Salary	2024 Base Salary	Percentage Increase Over 2023 Base Salary
Laurent Fischer	$671,600	$691,795	3.01%
Linda Rubinstein(1)	$485,000	$499,600	3.01%
Rabia Gurses Ozden(2)	*	$500,000	—
Setareh Seyedkazemi	$483,000	$497,500	3.00%
Kishor Peter Soparkar	$494,500	$509,300	2.99%

(1)
Ms. Rubinstein was appointed as Chief Financial Officer on August 3, 2023. Prior to her appointment as Chief Financial Officer, Ms. Rubinstein provided services as Chief Financial Officer as an outside consultant pursuant to a consulting agreement between Adverum and FLG Partners, LLC, as further described under “Certain Relationships and Related Party Transactions—Consulting Agreement with FLG Partners.”

(2)
Dr. Ozden was appointed as Chief Medical Officer on June 10, 2024 and received a pro-rated portion of her annual base salary beginning with her start date. Prior to her appointment as Chief Medical Officer, Dr. Ozden served as a non-employee director of Adverum.

Annual Cash Incentives
Pursuant to our annual cash incentive program, our NEOs are eligible to receive performance-based cash incentives based on the achievement of certain pre-established corporate performance objectives.
Each NEO’s target bonus opportunity for 2024 was expressed as a percentage of base salary as presented below.

Name of Executive Officer	2024 Target Cash Incentive (As a Percentage of Base Salary)	2024 Target Cash Incentive (Assuming 100% Achievement of Target)(1)
Laurent Fischer	60%	$415,080
Linda Rubinstein	40%	$199,840
Rabia Gurses Ozden(1)	40%	$112,022
Setareh Seyedkazemi	40%	$199,000
Kishor Peter Soparkar	40%	$203,720

(1)	Dr. Ozden was eligible for a pro-rated bonus that reflected her employment start date on June 10, 2024.
Our 2024 annual incentive program was designed to incentivize progress on our strategic priorities, including an emphasis on achieving clinical and regulatory milestones related to LUNA and OPTIC as well as preparing for pivotal trials of Ixo-vec. The table below outlines the weighting for our 2024 performance goals.

Performance Goals	Weightings
Achieve clinical and regulatory milestones for Ixo-vec	35%
Advance CMC to support Ixo-vec	25%
Advance scientific understanding of 7m8 platform and advance pipeline assets	10%
Improve the organization’s ability to execute on its strategy and achieve its goals by aligning people structures, metrics and processes	10%
Maintain financial strength to achieve corporate objectives	20%

At the end of the year, the Compensation Committee assessed the achievement during the performance period against corresponding performance goals. These assessments balanced our progress with LUNA and OPTIC and on preparation for pivotal trials of Ixo-vec, regulatory interactions, CMC developments, scientific achievements, employee engagement and financial metrics, against targets in each of these areas. In particular, the timely announcement of the LUNA 52-week and OPTIC 4-year results and key Ixo-vec pivotal program design elements as well as progress towards timely initiation of the Phase 3 program were noted among 2024 achievements. In the first quarter of 2025, the Compensation Committee met to review and approve the achievement level of our 2024 goals. The annual incentive payouts for 2024 are reflected below.

Name of Executive Officer	2024 Goal Achievement	Total 2024 Bonus Payout (as a % of Base Salary)	Total 2024 Bonus Payout ($)
Laurent Fischer	100%	60%	$415,080
Linda Rubinstein	100%	40%	$199,840
Rabia Gurses Ozden(1)	100%	40%	$112,022
Setareh Seyedkazemi	100%	40%	$199,000
Kishor Peter Soparkar	100%	40%	$203,720

(1)	Dr. Ozden received a pro-rated bonus that reflected her employment start date of June 10, 2024.
Long-Term Incentives
The Compensation Committee uses long-term incentives to create alignment of the NEOs’ interests with those of our stockholders and to foster a culture of ownership that incentivizes our executives to deliver sustained long-term value growth. Long-term incentive awards for the NEOs are recommended by the Chief Executive Officer and approved by the Compensation Committee. The long-term incentive awards for the Chief Executive Officer are initiated and approved directly by the Compensation Committee.

We offer stock options to purchase shares of our common stock as a long-term component of our compensation program. We typically grant stock options, and at times grant stock unit awards, to employees when they commence employment with us and may subsequently grant additional stock options or stock unit awards at the discretion of our Compensation Committee or our Board. Our stock options allow employees to purchase shares of our common stock at a price equal to the fair market value of our common stock on the date of grant.
Generally, our stock options vest over a four-year period, with 25% vesting on the first anniversary of the grant date and 1/48th of the total shares per month thereafter. Generally, our restricted stock units vest over a three-year period, with one-third vesting on the first, second and third anniversaries of the grant date. From time to time, equity awards may be awarded using alternate vesting schedules as set by the Compensation Committee or our Board.
2024 Annual Refresh Long-Term Equity Incentives
In the first quarter of 2024, we granted the NEOs long-term equity awards that were delivered in the form of stock options, as follows:

Name of Executive Officer	2024 Stock Options (#)(1)
Laurent Fischer	110,420
Linda Rubinstein	35,000
Rabia Gurses Ozden(2)	—
Setareh Seyedkazemi	40,000
Kishor Peter Soparkar	45,000

(1)
Twenty-five percent of the total number of shares subject to each such option shall vest and become exercisable on first anniversary of the vesting commencement date and 1/48 of the total number of shares subject to each of the options shall vest and become exercisable each month thereafter, such that all of the shares shall become vested and exercisable as of the fourth anniversary of the vesting commencement date, subject to the NEO’s continuation of service from the option grant date through each such vesting date.

(2)	In the first quarter of 2024, Dr. Ozden served as a non-employee director for the Company and was not eligible to participate in the 2024 Long-Term Incentive program. See “2024 New Hire Awards” below.
2024 New Hire Awards
In June 2024, Dr. Ozden received a sign-on award of 85,000 stock options. The stock options vest 25% on the anniversary of her hire date and 1/48 of the total number of shares vest monthly thereafter for 36 months, subject to continuous service through each such vesting date.
August 2024 Long-Term Equity Incentives
In August 2024, the Compensation Committee approved the grant of company-wide equity awards to partially address the dilution to equity grants as a result of the financing in early 2024. The grants are shown in the table below. The CEO’s equity grant was determined by the Board of Directors. The NEOs were granted stock options, as follows:

Name of Executive Officer	Stock Options (#)(1)
Laurent Fischer	200,000
Linda Rubinstein	62,083
Rabia Gurses Ozden	44,010
Setareh Seyedkazemi	43,458
Kishor Peter Soparkar	64,394

(1)
1/3 of the total number of shares subject to each such option shall vest and become exercisable on the first anniversary of August 2, 2024, and 1/36 of the total number of shares subject to each such option shall vest and become exercisable each month thereafter, such that all of the shares shall become vested and exercisable as of the third anniversary of August 2, 2024, subject to the NEO’s continuation of service from the option grant date through each such vesting date.

Vesting of September 2022 Performance Options
On September 14, 2022, Dr. Fischer and Mr. Soparkar, along with a broader group of employees, were granted performance-based stock options, which would vest and become exercisable upon certification by the Compensation Committee that one full Nasdaq trading session had elapsed since our public disclosure of final topline results from the LUNA Phase 2 clinical trial of ADVM-022 in wet AMD. On November 25, 2024, the Compensation Committee certified that the performance conditions of the performance-based stock options held by Dr. Fischer and Mr. Soparkar had been satisfied and the awards vested in full.
Modification of Performance Stock Units (“PSUs”)
As a special retention equity award, in July 2024, the Compensation Committee approved a one-year extension, until August 6, 2025, to the performance period for the unvested portion of the PSUs granted to Dr. Fischer, Mr. Soparkar and Dr. Seyedkazemi in August 2021, as shown in the table below. No additional PSUs were granted in connection with this modification.

Name of Executive Officer	PSUs (#)(1)
Laurent Fischer	45,333
Setareh Seyedkazemi	6,664
Kishor Peter Soparkar	14,666

(1)
Reflects unvested portion of the PSUs, pursuant to which (a) 1/3 of the shares vested upon dosing of the first subject in the Phase 2 clinical trial of Ixo-vec in wet AMD, (b) 1/3 of the shares will vest upon dosing of the first subject in a potentially registrational clinical trial of Ixo-vec or another product candidate owned or being developed by Adverum in wet AMD or another indication determined by the Compensation Committee to represent a significant unmet medical need, and (c) 1/3 of the shares will vest upon consummation of a strategic corporate transaction, not constituting a change in control, that is determined by the Compensation Committee to be transformative for Adverum; in each case contingent upon certification by the Compensation Committee of the achievement of such milestone and subject to continuous service through each such vesting date. Non-exclusive examples of a strategic corporate transaction are (i) a collaboration with another company for the development and commercialization of a major asset, (ii) a substantial royalty-based or other structured financing, and (iii) the acquisition or in-license of a significant asset for development and commercialization.

Other Benefits
The general employment benefits provided to the NEOs are generally the same as those provided to other nonunion, salaried employees and include medical, dental, basic life insurance, short and long-term disability insurance, and a tax-qualified 401(k) plan.
Employee 401(k) Plan
U.S. full-time employees qualify for participation in our 401(k) plan, which is intended to qualify as a tax-qualified defined contribution plan under the Internal Revenue Code.
Pension Benefits
Other than with respect to our 401(k) plan, our U.S. employees, including our NEOs, do not participate in any plan that provides for retirement payments and benefits, or payments and benefits that will be provided primarily following retirement.
Nonqualified Deferred Compensation
During 2024, our U.S. employees, including our NEOs, did not contribute to, or earn any amounts with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.
Limited Trading Windows; No Hedging or Pledging Transactions
Generally, executive officers and directors can trade Adverum’s stock only when they do not have any material nonpublic information (“MNPI”) and there is not a trading blackout in place. In addition, executive officers are prohibited from engaging in hedging and pledging transactions.

Tax and Accounting Considerations
Under ASC 718, we are required to estimate and record an expense for each award of equity compensation (including stock options, RSUs and PSUs) over the vesting period of the award. As long as stock options, RSUs and PSUs remain components of our long-term compensation program, we expect to record stock-based compensation expense on an ongoing basis according to ASC 718. Compensation expense relating to awards subject to performance conditions is recognized if it is probable that the performance goals will be achieved. The probability of achievement of such goals is assessed on a quarterly basis. The Compensation Committee has considered, and may in the future consider, the accounting implications of the granting of stock option grants, restricted stock units and/or performance stock unit awards.
Under Section 162(m) of the Internal Revenue Code (Section 162(m)), compensation paid to each of the company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the NEOs in a manner consistent with the goals of the company’s executive compensation program and the best interests of the company and its stockholders, which may include providing for compensation that is not deductible by the company due to the deduction limit under Section 162(m).
Compensation Committee Report2
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (the “CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the year ended December 31, 2024.
Soo Hong
Patrick Machado
James Scopa
Reed Tuckson
[2]
The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC, and is not deemed to be incorporated by reference in any filing of Adverum under the Securities Act or the Exchange Act, other than Adverum’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Summary Compensation Table
The following table sets forth total compensation earned by our NEOs for the years ended December 31, 2024, 2023 and 2022.

Name And Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Laurent Fischer President and Chief Executive Officer	2024	691,795	—	171,363	2,839,252	415,080	13,800	4,131,290
	2023	671,600	—	—	530,193	342,531	2,153	1,546,477
	2022	645,800	—	—	1,929,411	329,358	2,070	2,906,639
Linda Rubinstein(6) Chief Financial Officer	2024	499,600	—	—	892,685	199,840	13,800	1,605,925
	2023	198,409	—	—	1,360,340	67,721	674,863	2,301,333
	2022	—	—	—	—	—	111,888	111,888
Rabia Gurses Ozden(7) Chief Medical Officer	2024	281,250	150,000	—	732,503	112,022	29,358	1,305,133
Setareh Seyedkazemi Chief Development Officer	2024	497,500	—	25,190	867,631	199,000	9,121	1,598,442
	2023	482,969	—	—	142,525	164,209	9,659	799,362
	2022	459,188	170,000	57,668	628,516	196,821	8,563	1,520,756
Kishor Peter Soparkar Chief Operating Officer	2024	509,300	—	55,437	1,062,124	203,720	12,597	1,843,178
	2023	494,494	—	—	228,040	168,128	12,362	903,024
	2022	473,200	—	—	689,824	172,718	11,041	1,346,784

(1)	Amounts represent a discretionary sign-on bonus approved by the Compensation Committee pursuant to an employment offer letter.
(2)
These amounts do not correspond to the actual value that the NEOs will recognize. Amounts reflect the incremental fair value of PSUs resulting from the modifications described in “Compensation Discussion and Analysis—Modification of Performance Stock Unit (“PSUs”)” above. See Note 9 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 for information regarding assumptions underlying the value of equity awards.

(3)
These amounts do not correspond to the actual value that the NEOs will recognize. Amounts reflect the aggregate grant date fair value of options to purchase shares of our common stock, as calculated in accordance with ASC Topic 718. See Note 9 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 for information regarding assumptions underlying the value of equity awards.

(4)
Amounts represent the annual cash performance-based bonuses earned by our NEOs pursuant to the achievement of certain corporate performance objectives. Please see the descriptions of the annual performance bonuses in the section below titled “Narrative to Summary Compensation Table and Outstanding Equity Awards at Fiscal Year End—Annual Cash Incentives.”

(5)	Amounts for 2024 represent matching contributions under our 401(k) plan. For Ms. Dr. Ozden, the amount also includes payments as described in footnote 7 below.
(6)
Ms. Rubinstein was appointed our Chief Financial Officer in December 2022, pursuant to a consulting agreement with FLG Partners, LLC. On August 3, 2023, we entered into an employment offer letter with Ms. Rubinstein for this role and mutually terminated the prior consulting agreement with FLG Partners, LLC.

(7)
Dr. Ozden was appointed Chief Medical Officer on June 10, 2024. At such time, she ceased serving as a non-employee director of the Company. Dr. Ozden was not a NEO in 2022 or 2023 and thus, only 2024 compensation information is shown for her in this table. The All Other Compensation column includes $21,025 in cash compensation she was paid as a non-employee director in advance of her appointment as Chief Medical Officer.

Please see “Compensation Discussion and Analysis” above for a description of the establishment of the compensation for our NEOs in 2024.

Narrative Disclosure to Summary Compensation Table
The material terms of our NEOs’ annual compensation, including base salaries, cash bonuses, our equity award granting practices and severance benefits and explanations of decisions for cash and equity compensation during 2024 are described above under “Executive Compensation—Compensation Discussion and Analysis.” As noted below under “Employment and Executive Severance Agreements with Named Executive Officers,” except for certain terms contained in their employment offer letters and equity award agreements entered into in connection with our change of control and severance agreements, none of our NEOs has entered into a written employment agreement with us.
Grants of Plan-Based Awards in 2024
The following table shows, for the year ended December 31, 2024, certain information regarding grants of plan-based awards to our NEOs.

				Estimated Potential Payouts Under Non-Equity Incentive Plan Awards Target ($)(2)	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)(4)
Name	Award Type	Approval Date	Grant Date(1)		Threshold (#)	Target (#)	Maximum (#)
Laurent Fischer	Option	2/12/2024	2/12/2024	—	—	—	—	110,420	19.90	1,729,332
	Option	8/2/2024	8/2/2024	—	—	—	—	200,000	7.15	1,109,920
	Cash Incentive Bonus	—	—	415,080	—	—	—	—	—	—
	PSU Modification	7/29/2024	7/29/2024	—	—	—	—	—	—	171,363
Linda Rubinstein	Option	2/12/2024	2/12/2024	—	—	—	—	35,000	19.90	548,149
	Option	8/2/2024	8/2/2024	—	—	—	—	62,083	7.15	344,536
	Cash Incentive Bonus	—	—	199,000	—	—	—	—	—	—
Rabia Gurses Ozden	Option	6/10/2024	6/17/2024	—	—	—	—	85,000	7.32	488,265
	Option	8/2/2024	8/2/2024	—	—	—	—	44,010	7.15	244,238
	Cash Incentive Bonus	—	—	112,022	—	—	—	—	—	—
Setareh Seyedkazemi	Option	2/12/2024	2/12/2024	—	—	—	—	40,000	19.90	626,456
	Option	8/2/2024	8/2/2024	—	—	—	—	43,458	7.15	241,176
	Cash Incentive Bonus	—	—	199,000	—	—	—	—	—	—
	PSU Modification	7/29/2024	7/29/2024	—	—	—	—	—	—	25,190
Kishor Peter Soparkar	Option	2/12/2024	2/12/2024	—	—	—	—	45,000	19.90	704,763
	Option	8/2/2024	8/2/2024	—	—	—	—	64,394	7.15	357,361
	Cash Incentive Bonus	—	—	203,720	—	—	—	—	—	—
	PSU Modification	7/29/2024	7/29/2024	—	—	—	—	—	—	55,437

(1)
Grant dates in this column represent the modification date with respect to the PSUs in accordance with ASC Topic 718, described in “Compensation Discussion and Analysis—Modification of Performance Stock Unit (“PSUs”)” above.

(2)	Our cash incentive program for the year ended December 31, 2024 had no thresholds or maximums.
(3)
Amounts reflect the aggregate grant date fair value as calculated in accordance with ASC Topic 718. See Note 9 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 for information regarding assumptions underlying the value of equity awards.

(4)
Amounts reflect the incremental fair value of the PSUs resulting from the modifications described in “Compensation Discussion and Analysis—Modification of Performance Stock Unit (“PSUs”)” above, which solely reflects a one-year extension to the performance period for the unvested portion of the PSUs. Such modification did not result in additional PSUs being granted to the NEOs.

Outstanding Equity Awards at December 31, 2024
The following table shows all outstanding equity awards held by our NEOs as of December 31, 2024.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Numbers of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Laurent Fischer	—	200,000(1)	—	7.15	8/1/2034	—	—	—	—
	—	110,420(2)	—	19.90	2/11/2034	—	—	—	—
	40,687	52,313(3)	—	7.50	2/28/2033	—	—	—	—
	50,626	16,876(4)	—	10.90	9/13/2032	—	—	—	—
	58,497(5)	—	—	10.90	9/13/2032	—	—	—	—
	21,000	10,500(6)	—	12.90	3/7/2032	—	—	—	—
	44,625	18,375(7)	—	12.90	3/7/2032	—	—	—	—
	45,499	—	—	24.80	8/5/2031	—	—	—	—
	—	—	—	—	—	—	—	45,333(13)	211,705(14)
	65,160	2,840(8)	—	134.40	2/16/2031	—	—	—	—
	120,000	—	—	237.00	6/14/2030	—	—	—	—
Linda Rubinstein	—	62,083(1)	—	7.15	8/1/2034	—	—	—	—
	—	35,000(2)	—	19.90	2/11/2034	—	—	—	—
	38,958	46,042(9)	—	21.00	8/2/2033	—	—	—	—
Rabia Gurses Ozden	—	44,010(1)	—	7.15	8/1/2034	—	—	—	—
	—	85,000(10)	—	7.32	6/16/2034	—	—	—	—
	4,000	—	—	15.60	6/8/2033	—	—	—	—
	5,333	2,667(11)	—	13.50	3/16/2032	—	—	—	—
Setareh Seyedkazemi	—	43,458(1)	—	7.15	8/1/2034	—	—	—	—
	—	40,000(2)	—	19.90	2/11/2034	—	—	—	—
	10,937	14,063(3)	—	7.50	2/28/2033	—	—	—	—
	5,666	2,834(6)	—	12.90	3/7/2032	—	—	—	—
	—	—	—	—	—	—	—	6,664(13)	31,121(14)
	30,989	11,511(12)	—	17.30	1/5/2032	—	—	—	—
Kishor Peter Soparkar	—	64,394(1)	—	7.15	8/1/2034	—	—	—	—
	—	45,000(2)	—	19.90	2/11/2034
	17,500	22,500(3)	—	7.50	2/28/2033	—	—	—	—
	12,288	4,096(4)	—	10.90	9/13/2032	—	—	—	—
	23,092(5)	—	—	10.90	9/13/2032	—	—	—	—
	8,666	4,334(6)	—	12.90	3/7/2032	—	—	—	—
	18,062	7,438(7)	—	12.90	3/7/2032	—	—	—	—
	15,999	—	—	24.80	8/5/2031	—	—	—	—
	—	—	—	—	—	—	—	14,666(13)	68,490(14)
	13,417	582(8)	—	134.40	2/15/2031	—	—	—	—
	4,074	—	—	157.50	2/19/2030	—	—	—	—
	40,000	—	—	68.80	10/29/2029	—	—	—	—

(1)
This stock option shall vest with respect to 33.3% of the underlying shares of our common stock on August 2, 2025, with 1/36 vesting monthly thereafter for two years, subject to continuous service through each such vesting date.

(2)
This stock option vested with respect to 25% of the underlying shares of our common stock on February 12, 2025, with 1/48 vesting monthly thereafter for three years, subject to continuous service through each such vesting date.

(3)
This stock option vested with respect to 25% of the underlying shares of our common stock on March 1, 2024, with 1/48 vesting monthly thereafter for three years, subject to continuous service through each such vesting date.

(4)	This stock option vests monthly over a period of 3 years, subject to continuous service through each such vesting date.

(5)
On November 25, 2024, this stock option vested 100% upon certification by the Compensation Committee that one full Nasdaq trading session had elapsed since our public disclosure of final topline results from the LUNA Phase 2 clinical trial of Ixo-vec in wet AMD.

(6)
On October 3, 2023, the Compensation Committee certified that the performance condition of these performance options had been satisfied on August 16, 2023. Under the terms of the performance options, 1/24 of the total number of shares subject to such options vest and become exercisable each month following the date upon which the first cohort of patients in the LUNA trial were fully dosed, such that all of the shares shall be vested and exercisable as of the second anniversary of the vesting commencement date, subject to continuous service through each such vesting date.

(7)
This stock option vested with respect to 25% of the underlying shares of our common stock on February 18, 2023, with 1/48 vesting monthly thereafter for three years, subject to continuous service through each such vesting date.

(8)
This stock option vested with respect to 25% of the underlying shares of our common stock on February 16, 2022, with 1/48 vesting monthly thereafter for three years, subject to continuous service through each such vesting date.

(9)
This stock option vests with respect to 25% of the underlying shares of our common stock on February 3, 2024, and with respect to 1,771 underlying shares of our common stock monthly thereafter for three years, 36 months, subject to continuous service through each such vesting date.

(10)
This stock option vests with respect to 25% of the underlying shares of our common stock on June 10, 2025, with 1/48 vesting monthly thereafter for three years, subject to continuous service through each such vesting date.

(11)	This stock option vests with respect to 33.33% of the underlying shares of our common stock on each anniversary of March 17, 2022, subject to continuous service through each such vesting date.
(12)
This stock option vested with respect to 25% of the underlying shares of our common stock on January 6, 2023, with 1/48 vesting monthly thereafter for three years, subject to continuous service through each such vesting date.

(13)
Reflects PSUs, pursuant to which (a) 1/3 of the shares vested upon dosing of the first subject in the Phase 2 clinical trial of Ixo-vec in wet AMD, (b) 1/3 of the shares will vest upon dosing of the first subject in a potentially registrational clinical trial of Ixo-vec or another product candidate owned or being developed by Adverum in wet AMD or another indication determined by the Compensation Committee to represent a significant unmet medical need and (c) 1/3 of the shares will vest upon consummation of a strategic corporate transaction, not constituting a change in control, that is determined by the Compensation Committee to be transformative for Adverum, in each case contingent upon certification by the Compensation Committee of the achievement of such milestone and subject to continuous service through each such vesting date. Non-exclusive examples of a strategic corporate transaction are (i) a collaboration with another company for the development and commercialization of a major asset, (ii) a substantial royalty-based or other structured financing, and (iii) the acquisition or in-license of a significant asset for development and commercialization.

(14)	Represents the product of the number of unvested PSUs and $4.67, the closing price of our common stock on the Nasdaq Capital Market as of December 31, 2024.

Option Exercises and Stock Vested in 2024
During the year ended December 31, 2024, no stock vested for the NEOs, and none of our NEOs exercised options.
Clawback Policy
We have adopted an Incentive Compensation Recoupment Policy (the “Clawback Policy”), designed to comply with Rule 10D-1 of the Exchange Act and Nasdaq Listing Rule 5608, which provides for recoupment of incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the relevant securities laws. The policy applies to our current and former executive officers. Compensation that is granted, earned or vested based wholly or in part upon attainment of a Financial Reporting Measure (as defined in the Clawback Policy) is subject to recoupment. A copy of our Clawback Policy is included as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
As disclosed in our 2024 Annual Report on Form 10-K, certain of our previously filed interim unaudited and annual audited consolidated financial statements should no longer be relied upon and we therefore restated in the 2024 Annual Report (i) our audited consolidated financial statements as of and for the years ended December 31, 2022 and 2023 and (ii) our unaudited condensed consolidated quarterly financial information for the quarterly periods in the years ended December 31, 2023 and 2024. However, because we did not award to any of our executive officers any incentive-based compensation during the fiscal years ended December 31, 2024, 2023 and 2022 that was granted, earned, vested or eligible to vest based wholly or in part on the attainment of a financial reporting measure, we concluded that no recovery of erroneously awarded compensation was required pursuant to our Clawback Policy.
Policies and Practices Related to the Grant of Certain Equity Awards
From time to time, the Company grants stock options to its employees, including the NEOs. Historically, the Company has granted new-hire option awards on or soon after a new hire’s employment start date. The Company frequently utilizes its 2017 Inducement Plan to grant options to new hires who qualify under the plan. The Company’s practice is to award employees, including NEOs, annual refresh option grants in the first quarter of each fiscal year, which refresh grants are typically approved at the regularly scheduled meeting of the Compensation Committee occurring in such quarter. Additionally, the Company occasionally issues discretionary stock options to its employees, including NEOs, which seek to accomplish specific goals, including employee retention or an adjustment associated with certain corporate events.
Also, non-employee directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the Board and at the time of each annual meeting of the Company’s stockholders, respectively, pursuant to the Non-Employee Director Compensation Policy, as further described under the heading, “Non-Employee Director Compensation—Non-Employee Director Compensation Policy” above.
The Company does not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. The Compensation Committee considers whether there is any MNPI about the Company when determining the timing of stock option grants and does not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation.
Potential Payments upon Termination or Change of Control
Each of our NEOs is eligible for severance benefits pursuant to their employee offer letters, as further described below under “Employment and Executive Severance Agreements with Named Executive Officers.” In addition, each of our NEOs hold equity awards that are subject to the terms of the equity incentive plan and award agreement thereunder under which such awards were granted. The following table presents information concerning estimated payments and benefits that would be provided in the circumstances described above for each of the NEOs serving as of the end of the year ended December 31, 2024. The payments and benefits set forth below are estimated assuming that the termination or change in control event occurred on the last business day of the year ended December 31, 2024 using the closing market price of our common stock on that date. Actual payments and benefits could be different if such events were to occur on any other date or at any other price or if any other assumptions are used to estimate potential payments and benefits.

	Covered Termination During a Change in Control Period(1)				Covered Termination Other Than During a Change in Control Period(1)
Name	Cash Severance ($)(2)	COBRA Premium Payment/Reimbursement ($)(3)	Equity Acceleration ($)(4)	Total ($)	Cash Severance ($)(5)	COBRA Premium Payment/Reimbursement ($)(6)	Total ($)
Laurent Fischer	2,213,760	56,804	105,853	2,376,417	691,800	28,402	720,202
Linda Rubinstein	499,600	40,389	—	539,989	374,700	30,292	404,992
Rabia Gurses Ozden	500,000	29,202	—	529,202	125,000	7,300	132,300
Setareh Seyedkazemi	497,500	13,105	15,560	526,165	373,125	9,829	382,954
Kishor Peter Soparkar	509,300	40,389	34,245	583,934	381,975	30,292	412,267

(1)	“Change of Control Period” is defined as the period beginning three months prior to and ending twelve months after a Change in Control (as defined in the Change in Control and Severance Agreements).
(2)
Represents, (i) in the case of Dr. Fischer, a lump sum equal to 24 months base salary and two times his target bonus, and (ii) in the cases of the other NEOs, a lump sum equal to 12 months base salary.

(3)	Represents, (i) in the case of Dr. Fischer, 24 months of COBRA premiums, and (ii) in the cases of the other NEOs, 12 months of COBRA premiums.
(4)
Represents accelerated vesting of 100% of outstanding equity awards held by the NEO. Per SEC rules, the value of accelerated stock options is the aggregate spread between $4.67, the closing price of our common stock on December 31, 2024, and the exercise prices of the accelerated stock options, if less than $4.67. This table includes only the value of stock options that were in-the-money, and value attributable to the second tranche of the PSUs, for which performance conditions were deemed probable, as of December 31, 2024. No value is attributable to the third tranche of the PSUs, for which the performance conditions as of December 31, 2024 were deemed improbable.

(5)
Represents, (i) in the case of Dr. Fischer, 12 months of base salary continuation, (ii) in the case of Dr. Ozden, three months of base salary continuation, and (iii) in the cases of the other NEOs, nine months of base salary continuation.

(6)
Represents, (i) in the case of Dr. Fischer, 12 months of COBRA premiums, (ii) in the case of Dr. Ozden, three months of COBRA premiums, and (iii) in the cases of the other NEOs, nine months of COBRA premiums.

Employment and Executive Severance Agreements with Named Executive Officers
Employment Agreements
We do not have formal employment agreements with any of our NEOs. The initial compensation of each NEO was set forth in an employment offer or promotion letter that we executed with such executive officer at the time his or her employment with us commenced (or at the time of her or his promotion, as the case may be). Each employment offer letter provides that the NEO’s employment is “at will.”
Executive Severance Agreements
Our NEOs are eligible to receive severance payments and benefits pursuant to change in control and severance agreements each entered into with us.
For purposes of the change in control and severance agreements, “Cause” is determined in the sole discretion of the Board and means misconduct, including: (i) the executive’s commission or the attempted commission of or participation in any crime involving fraud, dishonesty or moral turpitude that results in (or might have reasonably resulted in) material harm to our business; (ii) intentional and material damage to our property and/or misappropriation of our funds; (iii) conduct that constitutes gross insubordination, incompetence or habitual neglect of duties that results in (or might have reasonably resulted in) material harm to our business that has not been cured within 30 days after written notice from the executive’s immediate supervisor or in the case of the chief executive officer, from the Board; or (iv) material breach of the Proprietary Information Agreement executed by the executive.
For purposes of the change in control and severance agreements, “Constructive Termination” means any of the following actions taken without Cause by us or a successor corporation or entity without the executive’s consent: (i) substantial reduction of the executive’s rate of compensation; (ii) material reduction in the executive’s duties, provided, however, that a change in job position (including a change in title) shall not be deemed a “material reduction” unless the executive’s new duties are substantially reduced from the prior duties; (iii) failure or refusal of a successor to Adverum to assume our obligations under the agreement in the event of a change in control; and (iv) relocation of the executive’s principal place of employment or service to a place greater than 50 miles (or 35 miles for Dr. Fischer) from the executive’s then current principal place of employment or service.

Laurent Fischer
Pursuant to his change in control and severance agreement, in the event of a termination of employment by us without Cause or a Constructive Termination, Dr. Fischer will be entitled to (i) 12 months of base salary and (ii) up to 12 months of continued healthcare coverage.
In the event of a termination without Cause or a Constructive Termination, in each case, within the period commencing three months prior to a change in control and ending twelve months following a change in control, he will be entitled to (i) an amount equal to the sum of 24 months of base salary and two times Dr. Fischer’s target annual bonus for the year in which the termination occurs, payable in a lump sum, (ii) up to 24 months of continued healthcare coverage and (iii) the accelerated vesting of all of his outstanding equity awards. The payments and benefits described above are conditioned upon such executive executing and not revoking a release of claims against us and are subject to reduction in the event that such a reduction would result in a better after-tax outcome for Dr. Fischer.
Rabia Gurses Ozden, Linda Rubinstein, Setareh Seyedkazemi and Kishor Peter Soparkar
Pursuant to their respective change in control and severance agreements, in the event of a termination of employment by us without Cause or Constructive Termination, Dr. Ozden (after she has been employed by the Company for a year), Ms. Rubinstein, Dr. Seyedkazemi and Mr. Soparkar will be entitled to (i) nine months of base salary and (ii) up to nine months of continued healthcare coverage, and Dr. Ozden (during the first year of her employment by the Company) will be entitled to (i) three months of base salary and (ii) up to three months of continued healthcare coverage.
In the event Dr. Ozden, Ms. Rubinstein, Dr. Seyedkazemi or Mr. Soparkar are terminated by us without Cause or experiences a Constructive Termination, in each case, within the period commencing three months prior to a change in control and ending on the first anniversary of the change in control, then she or he will be entitled to (i) an amount equal to the sum of 12 months of base salary, payable in a lump sum, (ii) up to 12 months of continued healthcare coverage, and (iii) the accelerated vesting of all outstanding equity awards. The payments and benefits described above are conditioned upon such NEO executing and not revoking a release of claims against us.

PAY RATIO DISCLOSURE
We believe that we provide fair and equitable compensation to our employees through a combination of competitive base pay, incentives and other benefits. In accordance with Item 402(u) of Regulation S-K, promulgated by the Dodd Frank Act, we determined the ratio of: (a) the annual total compensation of our Chief Executive Officer; to (b) the median of the annual total compensation of all of our employees, except for our Chief Executive Officer, both calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (CEO Pay Ratio).
To determine the median of the annual total compensation of all of our employees, except for our Chief Executive Officer, we used the following methodology:
To identify our employee population, we used tax and payroll records to determine all full-time and part-time employees, excluding our Chief Executive Officer, who were employed as of December 31, 2024.
To identify the median employee with respect to annual total compensation of all of our employees, we calculated each employee’s “total direct compensation,” which consists of: (i) 2024 base salary (using a reasonable estimate of the hours worked and overtime actually paid during 2024 for hourly employees); (ii) cash bonus for 2024; (iii) the grant date fair value of any equity awards granted during 2024 (using the same methodology that we use for estimating the value of the equity awards granted to our NEOs and reported in our Summary Compensation Table), and (iv) all other compensation (calculated for reporting as set forth in the Summary Compensation Table). In making this determination, we annualized the base salary and target cash bonus for all full-time and part-time employees who were employed by us for less than the entirety of 2024.
Once our representative median employee was identified in the manner described above, we calculated the annual total compensation of the representative median employee using the same methodology that we used to determine the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table included in this Proxy Statement. For 2024, the median of the annual total compensation of our employees (other than our Chief Executive Officer) was $212,303 and the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table included in this Proxy Statement, was $4,131,290. Based on this information, our CEO Pay Ratio for 2024 was 19 to 1.
This CEO Pay Ratio represents our reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K and applicable guidance, which provide significant flexibility in how companies identify the median employee. Each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering this CEO Pay Ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of CEO Pay Ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and CEO Pay Ratio disclosures. Neither the Compensation Committee nor our management used our CEO Pay Ratio for 2024 in making compensation decisions.

PAY VERSUS PERFORMANCE
Under rules adopted pursuant to the Dodd-Frank Act, we are required to disclose certain information about the relationship between the compensation actually paid to our NEOs and certain measures of company performance. The material that follows is provided in compliance with these rules however additional information regarding our compensation philosophy, the structure of our performance-based compensation programs, and compensation decisions made this year is described above in our “Compensation Discussion and Analysis.”
The following table provides information regarding compensation actually paid to our principal executive officer (“PEO”) and other NEOs for each year from 2020 to 2024, compared to our total shareholder return (“TSR”) from December 31, 2020 through the end of each such year, and our net income for each such year. We do not have a company-selected measure (“CSM”) because our NEOs’ compensation is not linked to any other financial performance measures.

Year (a)	Summary Compensation Table Total for First PEO (b)(1)(3)	Compensation Actually Paid to First PEO (c)(1)(4)	Summary Compensation Table Total for Second PEO (b)(2)(3)	Compensation Actually Paid to Second PEO (c)(2)(4)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (d)(5)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (d)(6)	Value of Initial Fixed $100 Investment Based On:
							Total Shareholder Return (f)(7)	Peer Group Total Shareholder Return (g)(8)	Net Loss (Millions) (h)(9)
2024	$4,131,290	$2,379,980	NA	NA	$1,588,170	$963,055	$4.05	$13.05	($111.7)
2023	$1,546,477	$2,136,238	NA	NA	$1,334,573	$1,145,469	$6.53	$21.73	($117.2)
2022	$2,906,639	$5,477,118	NA	NA	$1,003,683	$560,004	$5.03	$22.55	($151.0)
2021	$8,996,489	($4,543,508)	NA	NA	$2,039,077	($686,060)	$15.28	$63.31	($145.5)
2020	$21,298,608	$9,367,728	$4,317,964	$4,527,456	$2,282,480	$1,512,068	$94.10	$141.57	($130.9)

(1)	Our first PEO was Laurent Fischer.
(2)	Our second PEO was Leone Patterson, who was the PEO for only part of 2020.
(3)	Represents the total compensation paid to our PEO in each listed year, as shown in our Summary Compensation Table for such listed year.
(4)
Compensation actually paid does not mean that our PEO was actually paid those amounts in 2024, but this is a dollar amount derived from the starting point of Summary Compensation Table total compensation under the methodology prescribed under the relevant rules as shown in the adjustment table below.

2024
Summary Compensation Table Total(a)	$4,131,290
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(b)	($3,010,615)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(c)	$1,088,642
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(c)	($119,486)
Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(c)	$0
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(c)	$290,149
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(c)	$0
Add Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation	$0
Compensation Actually Paid	$2,379,980

(a)
We have not reported any amounts in our Summary Compensation Table with respect to “Change in Pension and Nonqualified Deferred Compensation” and, accordingly, the adjustments with respect to such items prescribed by the pay-versus-performance rules are not relevant to our analysis and no adjustments have been made.

(b)	The amounts reflect the aggregate grant-date fair value reported in the “Option Awards” column in the Summary Compensation Table for 2024.
(c)
In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards to our NEOs were remeasured as of the end of 2024, and as of each vesting date during 2024. We approached the determination of fair value in the same way as we historically have determined fair value and fair values as of each measurement date were determined using valuation assumptions and methodologies (including expected term, volatility, dividend yield, and risk-free interest rates) that are generally consistent with those used to estimate fair value at grant under US GAAP. See “Stock Plans” in Note 9 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 for additional details.
(5)
This figure is the average of the total compensation paid to our NEOs other than our PEO in each listed year, as shown in our Summary Compensation Table for such listed year. The names of the non-PEO NEOs in each year are listed in the table below.

2020	2021	2022	2023	2024
Aaron Osborne	Julie Clark	Richard Beckman	Linda Rubinstein	Rabia Gurses Ozden
Angela Thedinga	Christopher DeRespino	Rupert D’Souza	Setareh Seyedkazemi	Linda Rubinstein
	Rupert D’Souza	John Rakow	Peter Soparkar	Setareh Seyedkazemi
	Thomas Leung	Linda Rubinstein		Peter Soparkar
	Leone Patterson	Setareh Seyedkazemi
	Brigit Riley	Peter Soparkar
Peter Soparkar
Angela Thedinga
Jack Thrift

(6)
This figure is the average of compensation actually paid for our NEOs other than our PEO in each listed year. Compensation actually paid does not mean that these NEOs were actually paid those amounts in the listed year, but this is a dollar amount derived from the starting point of Summary Compensation Table total compensation under the methodology prescribed under the SEC's rules as shown in the table below, with the indicated figures showing an average of such figure for all NEOs other than our PEO in each listed year.

2024
Summary Compensation Table Total(a)	$1,588,170
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(b)	($908,893)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(c)	$371,347
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(c)	($87,537)
Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(c)	$0
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(c)	($32)
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(c)	$0
Add Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation	$0
Compensation Actually Paid	$963,055

(a)
We have not reported any amounts in our Summary Compensation Table with respect to “Change in Pension and Nonqualified Deferred Compensation” and, accordingly, the adjustments with respect to such items prescribed by the pay-versus-performance rules are not relevant to our analysis and no adjustments have been made.

(b)	The amounts reflect the aggregate grant-date fair value reported in the “Option Awards” column in the Summary Compensation Table for 2024.
(c)
In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards to our NEOs were remeasured as of the end of 2024, and as of each vesting date during 2024. We approached the determination of fair value in the same way as we historically have determined fair value and fair values as of each measurement date were determined using valuation assumptions and methodologies (including expected term, volatility, dividend yield, and risk-free interest rates) that are generally consistent with those used to estimate fair value at grant under US GAAP. See “Equity Incentive Plans” in Note 9 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 for additional details.

(7)
Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported below and reinvesting all dividends until the last day of each reported fiscal year.

(8)
The peer group is the same as the group used for compensation benchmarking that is disclosed in our “Compensation Discussion and Analysis,” which was updated in September 2024 as described under “Compensation Discussion and Analysis—Competitive Market Pay Information.” We have calculated total shareholder return for 2020, 2021, 2022, 2023 and 2024 using the 2024 Peer Group. Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported below and reinvesting all dividends until the last day of each reported fiscal year. In comparison, the value of $100 invested in the previous peer group would be as follows: 2024: $10.98; 2023: $18.70; 2022: $21.76; 2021: $62.29; 2020: $109.76.

(9)	The dollar amounts reported are the Company's net loss reflected in the Company’s audited financial statements.

Description of Relationships Between Compensation Actually Paid and Performance
We believe our pay-for-performance philosophy is well reflected in the table above because Compensation Actually Paid tracks well to the performance measures disclosed in such tables. The graphs below describe, in a manner compliant with the relevant rules, the relationship between Compensation Actually Paid and the individual performance measures shown. As noted above, we do not have a company-selected measure because our NEOs’ compensation is not linked to any other financial performance measures.
Compensation Actually Paid (CAP) Versus Total Shareholder Return (TSR)

Compensation Actually Paid Versus Net Loss

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of Adverum under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate such information by reference.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information as of December 31, 2024, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (c)
Equity Compensation Plans Approved by Stockholders(1)(2)
Options	3,271,320	22.69	—
Stock Awards	217,676	—	—
Subtotal	3,488,996	22.69	1,710,756
Equity Compensation Plans Not Approved by Stockholders(3)
Options	637,589	68.76	—
Stock Awards	41,250	—	—
Subtotal	678,839	68.76	67,987
Total	4,167,835	27.57	1,778,743

(1)	Includes the 2014 Equity Incentive Plan, 2024 Plan and the 2014 Employee Stock Purchase Plan (the “ESPP”).
(2)
Excludes shares subject to rights outstanding under the ESPP as the number of shares issuable pursuant to these rights cannot be determined as of December 31, 2024, as it depends on amounts contributed by the holder of the rights and the price of a share of our common stock on the last day of the purchase period.

(3)
Consists of the 2017 Inducement Plan adopted by the Board in October 2017. The 2017 Inducement Plan provides for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and other forms of equity compensation (collectively, stock awards), all of which may be granted to persons not previously our employees or directors, or following a bona fide period of non-employment, as an inducement material to the individuals’ entering into employment with us within the meaning of Nasdaq Listing Rule 5635(c)(4). The 2017 Inducement Plan has a share reserve covering 1,010,000 shares of our common stock. If an award granted under the 2017 Inducement Plan expires or otherwise terminates without all of the shares covered by the award having been issued, or is settled in cash, or shares are withheld to satisfy tax withholding obligations, then the shares of our common stock not acquired or withheld pursuant to the award again will become available for subsequent issuance under the 2017 Inducement Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the amount and percentage of the outstanding shares of our common stock that, according to the information supplied to us, are beneficially owned by (i) each person who is the beneficial owner of more than 5% of our outstanding common stock, (ii) each person who is currently a director, (iii) each NEO and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Adverum Biotechnologies, Inc., 100 Cardinal Way, Redwood City, California 94063. Except for information based on Schedules 13G and 13D, as indicated in the footnotes, beneficial ownership is stated as of March 31, 2025.
The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of March 31, 2025 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.
The percentage of shares beneficially owned is based on 20,889,175 shares of our common stock outstanding as of March 31, 2025, except to the extent indicated otherwise in the footnotes. Shares of our common stock subject to options that are currently vested or exercisable or that will become vested or exercisable within 60 days after March 31, 2025, as well as RSUs that will vest within 60 days after March 31, 2025, are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.

Name of Beneficial Owner	Total Beneficial Ownership	Percentage of Common Stock Beneficially Owned
5% and Greater Stockholders
BML Investment Partners, L.P.(1)	2,373,404	11.4%
TCG Crossover Fund II, L.P.(2)	2,076,357	9.9%
Entities affiliated with Franklin Advisers(3)	1,760,056	8.4%
Blackrock, Inc.(4)	1,490,709	7.1%
Augustus Stern(5)	1,116,628	5.3%
Principia Wealth Advisory, LLC(6)	1,055,103	5.1%
Rush Ryan Bradford(7)	1,050,000	5.0%
Entities affiliated with Frazer Life Sciences(8)	1,041,666	5.0%
NEOs and Directors
Laurent Fischer(9)	609,908	3%
Linda Rubinstein(10)	69,949	*
Rabia Gurses Ozden(11)	12,000	*
Setareh Seyedkazemi(12)	125,900	*
Kishor Peter Soparkar(13)	215,871	1%
Soo Hong(14)	12,000	*
Szilard Kiss(15)	21,750	*
Mark Lupher(16)	39,500	*
Patrick Machado(17)	54,721	*
C. David Nicholson(18)	2,667	*
James Scopa(19)	36,833	*
Dawn Svoronos(20)	21,500	*
Reed Tuckson(21)	12,500	*
Scott Whitcup(22)	21,000	*
All current directors and executive officers as a group (14 persons)(23)	1,256,099	6%

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)
Based on a Schedule 13G filed with the SEC on February 13, 2025 reporting ownership as of December 31, 2024. BML Investment Partners, L.P. and Braden M. Leonard have shared voting and dispositive power over 2,268,604 shares of our common stock. Braden M. Leonard also has sole voting and dispositive power over 104,800 additional shares of our common stock. BML Investment

Partners, L.P. is a Delaware limited partnership whose sole general partner is BML Capital Management, LLC. The managing member of BML Capital Management, LLC is Braden M. Leonard. As a result, Braden M. Leonard is deemed to be the indirect owner of the shares held directly by BML Investment Partners, L.P. The principal business address of these person and entities is 65 E Cedar – Suite 2, Zionsville, Indiana 46077.
(2)
Based on a Schedule 13G filed with the SEC on February 15, 2024 reporting beneficial ownership as of February 8, 2024 (adjusted to be shown on a Post-Reverse Split basis). Consists of (a) 2,008,339 shares of common stock held by TCG Crossover Fund II, L.P. and (b) 68,017 shares of common stock issuable upon exercise of pre-funded warrants held by TCG Crossover Fund II, L.P. This total excludes 6,982 shares of common stock issuable upon exercise of certain pre-funded warrants because the pre-funded warrants may not be exercised to the extent that doing so would result in the holder of the pre-funded warrants (together with the holder’s affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates) beneficially owning more than 9.99% of the shares of common stock then outstanding immediately after giving effect to such exercise. TCG Crossover GP II, LLC is the general partner of TCG Crossover Fund II, L.P. and may be deemed to have voting, investment, and dispositive power with respect to these securities. Chen Yu is the sole managing member of TCG Crossover GP II, LLC and may be deemed to share voting, investment and dispositive power with respect to these securities. The principal business address of these persons and entities is 705 High Street, Palo Alto, CA 94301.

(3)
Based on a Schedule 13G filed with the SEC on October 31, 2024 reporting beneficial ownership as of September 30, 2024. Franklin Advisers, Inc. has sole voting and dispositive power over 1,760,056 shares of our common stock. The principal business address of Franklin Advisers, Inc. is One Franklin Parkway, San Mateo, CA 94403.

(4)
Based on a Schedule 13G filed with the SEC on November 8, 2024 reporting ownership as of September 30, 2024. BlackRock, Inc., directly or through its subsidiaries, beneficially owns, and has sole voting power over 1,473,116 shares of our common stock and sole dispositive power over 1,490,709 shares of our common stock. The principal business address of this entity is 50 Hudson Yards, New York, New York 10001.

(5)
Based on a Schedule 13G filed with the SEC on October 30, 2024 reporting ownership as of October 29, 2024. The reporting person has sole voting and dispositive power over 1,116,628 shares of our common stock. The principal business address of this person is 72 Childs Point Rd, Annapolis, Maryland 21401.

(6)
Based on a Schedule 13G filed with the SEC on October 23, 2024 reporting ownership as of October 22, 2024. Principia Wealth Advisory, LLC has sole voting power over 13,665 shares of our common stock and sole dispositive power over 1,055,103 shares of our common stock. The principal business address of this entity is 13355 Noel Rd., Suite 1100, Dallas, Texas 75240.

(7)
Based on a Schedule 13G filed with the SEC on December 17, 2024 reporting ownership as of December 17, 2024. The reporting person has sole and shared voting power over 1,050,000 shares of our common stock and sole and shared dispositive power over 1,050,000 shares of our common stock. The principal business address of this person is 8201 Valcour Drive, Amarillo, Texas 79119.

(8)
Based on a Schedule 13G filed with the SEC on February 9, 2024 reporting beneficial ownership as of February 8, 2024 (adjusted to be shown on a Post-Reverse Split basis). Consists of (a) 500,312 shares of common stock held by Frazier Life Sciences Public Fund, L.P. (“FLS Public Fund”), (b) 239,583 shares of common stock held by Frazier Life Sciences Public Overage Fund, L.P. (“FLS Overage Fund”), (c) 200,000 shares of common stock held by Frazier Life Sciences XI, L.P. (“FLS XI”) and (d) 101,770 shares of common stock held by Frazier Life Sciences X, L.P. (“FLS X”). FHMLSP, L.P. is the general partner of FLS Public Fund and FHMLSP, L.L.C. is the general partner of FHMLSP, L.P. Albert Cha, James N. Topper, Patrick J. Heron and James Brush are the managing directors of FHMLSP, L.L.C. and therefore share voting and investment power over the shares held by FLS Public Fund. Dr. Cha, Dr. Topper, Mr. Heron and Dr. Brush disclaim beneficial ownership of the shares held by FLS Public Fund except to the extent of their pecuniary interests in such shares, if any. FHMLSP Overage, L.P., is the general partner of FLS Overage Fund and FHMLSP Overage, L.L.C. is the general partner of FHMLSP Overage, L.P. Dr. Cha, Dr. Topper, Mr. Heron and Dr. Brush are the members of FHMLSP Overage, L.L.C. and therefore share voting and investment power over the shares held by FLS Overage Fund. Dr. Cha, Dr. Topper, Mr. Heron and Dr. Brush disclaim beneficial ownership of the shares held by FLS Overage Fund except to the extent of their pecuniary interests in such shares, if any. FHMLS X, L.P. is the general partner of FLS X, and FHMLS X, L.L.C. is the general partner of FHMLS X, L.P. Mr. Heron and Dr. Topper are the members of FHMLS X, L.L.C. and therefore share voting and investment power over the shares held by FLS X. Dr. Topper and Mr. Heron disclaim beneficial ownership of the shares held by FLS X except to the extent of their pecuniary interests in such shares, if any. FHMLS XI, L.P. is the general partner of FLS XI, and FHMLS XI, L.L.C. is the general partner of FHMLS XI, L.P. Mr. Heron, Dr. Topper and Daniel Estes are the members of FHMLS XI, L.L.C. and therefore share voting and investment power over the shares held by FLS XI. Dr. Topper, Mr. Heron and Mr. Estes disclaim beneficial ownership of the shares held by FLS XI except to the extent of their pecuniary interests in such shares, if any. The principal business address of the above referenced entities and persons is 1001 Page Mill Rd., Building 4, Ste. B, Palo Alto, CA 94304.

(9)	Includes 538,294 shares subject to options that are exercisable, and/or RSUs that may settle, within 60 days of March 31, 2025.
(10)	Includes 58,749 shares subject to options that are exercisable within 60 days of March 31, 2025.
(11)	Includes 12,000 shares subject to options that are exercisable within 60 days of March 31, 2025.
(12)	Includes 72,226 shares subject to options that are exercisable within 60 days of March 31, 2025.
(13)	Includes 186,882 shares subject to options that are exercisable within 60 days of March 31, 2025.
(14)	Includes 12,000 shares subject to options that are exercisable within 60 days of March 31, 2025.
(15)	Includes 21,750 shares subject to options that are exercisable within 60 days of March 31, 2025.
(16)	Includes 26,500 shares subject to options that are exercisable within 60 days of March 31, 2025.
(17)	Includes 45,903 shares subject to options that are exercisable within 60 days of March 31, 2025.
(18)	Includes 2,667 shares subject to options that are exercisable within 60 days of March 31, 2025.
(19)	Includes 26,500 shares subject to options that are exercisable within 60 days of March 31, 2025.
(20)	Includes 16,500 shares subject to options that are exercisable within 60 days of March 31, 2025.
(21)	Includes 12,500 shares subject to options that are exercisable within 60 days of March 31, 2025.
(22)	Includes 21,000 shares subject to options that are exercisable within 60 days of March 31, 2025.
(23)	Consists of the shares held by our current directors and current executive officers, including 1,053,471 shares subject to options that are exercisable, within 60 days of March 31, 2025.

HOUSEHOLDING
The SEC has adopted rules known as “householding” that permit companies and intermediaries (such as brokers) to deliver one set of proxy materials to multiple stockholders residing at the same address. This process enables us to reduce our printing and distribution costs, and reduce our environmental impact. Householding is available to both registered stockholders and beneficial owners of shares held in street name.
Registered Stockholders
If you are a registered stockholder and have consented to householding, then we will deliver or mail one set of our proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will continue unless you revoke it, which you may do at any time by providing notice to our Corporate Secretary by telephone at (650) 656-9323 or by mail at 100 Cardinal Way, Redwood City, California 94063. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report or proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.
If you are a registered stockholder who has not consented to householding, then we will continue to deliver or mail copies of our proxy materials, as applicable, to each registered stockholder residing at the same address. You may elect to participate in householding and receive only one set of proxy materials for all registered stockholders residing at the same address by providing notice to Adverum as described above.
Street Name Holders
Stockholders who hold their shares through a brokerage may elect to participate in householding, or revoke their consent to participate in householding, by contacting their respective brokers.
ANNUAL REPORT
This proxy statement is accompanied by our 2024 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”). The Form 10-K includes our audited financial statements. We have filed the Form 10-K with the SEC, and it is available free of charge at the SEC’s website at www.sec.gov and on our website at http://investors.adverum.com. In addition, upon written request to our Corporate Secretary at 100 Cardinal Way, Redwood City, California 94063, we will mail a paper copy of our Form 10-K, including the financial statements and the financial statement schedules, to you free of charge.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. You may also read and copy any document we file with the SEC on our website at http://investors.adverum.com.
You should rely on the information contained in this document to vote your shares at the 2025 Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated                  , 2025. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

OTHER MATTERS
As of the date of this proxy statement, our Board knows of no other matters that will be presented for consideration at the 2025 Annual Meeting other than the matters described in this proxy statement. If other matters are properly brought before the 2025 Annual Meeting, then, to the extent authorized under Rule 14a-4(c)(1) under the Exchange Act, proxies will be voted in accordance with the recommendation of our Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxyholder.
By Order of the Board of Directors
Kishor Peter Soparkar
Chief Operating Officer
Redwood City, California
                   , 2025

APPENDIX A
ADVERUM BIOTECHNOLOGIES, INC.
2024 EQUITY INCENTIVE AWARD PLAN
(As Amended and Restated June 17, 2025)
ARTICLE 1

PURPOSE
The purpose of the Adverum Biotechnologies, Inc. 2024 Equity Incentive Award Plan (as it may be amended from time to time, the “Plan”) is to promote the success and enhance the value of Adverum Biotechnologies, Inc. (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
ARTICLE 2

DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1. “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12 hereof. With reference to the duties of the Administrator under the Plan which have been delegated to one or more persons pursuant to Section 12.6 hereof, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.
2.2. “Affiliate” shall mean any Parent or Subsidiary.
2.3. “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.
2.4. “Applicable Law” shall mean any applicable law, including without limitation, (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (iii) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
2.5. “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Deferred Stock Unit award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).
2.6. “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.
2.7. “Board” shall mean the Board of Directors of the Company.
2.8. “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

2.9.  “Cause” shall mean, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Holder and the Company applicable to an Award, the occurrence of any of the following events: (i) conviction of any felony or crime involving moral turpitude or dishonesty; (ii) willful and material breach of the Holder’s duties that has not been cured within 30 days after written notice from the Board of Directors; (iii) intentional and material damage to the Company’s property; or (iv) material breach of the Proprietary Information and Inventions Agreement executed by the Holder.
2.10. “Change in Control” shall mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(a) the consummation of a transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.10(a) or 2.10(c) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(c) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)  which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.10(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.
The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority is in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.11. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.
2.12. “Committee” shall mean the Compensation Committee of the Board, a subcommittee of the Compensation Committee of the Board or another committee or subcommittee of the Board, appointed as provided in Section 12.1 hereof.
2.13. “Common Stock” shall mean the common stock of the Company, par value $0.0001 per share.
2.14. “Company” shall have the meaning set forth in Article 1 hereof.
2.15. “Consultant” shall mean any consultant or advisor engaged to provide services to the Company or any Affiliate who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement or any successor Form thereto.
2.16. “Deferred Stock” shall mean a right to receive Shares awarded under Section 9.4 hereof.
2.17. “Deferred Stock Unit” shall mean a right to receive Shares awarded under Section 9.5 hereof.
2.18. “Director” shall mean a member of the Board, as constituted from time to time.
2.19. “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2 hereof.
2.20. “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.
2.21. “Effective Date” shall mean June 17, 2025, the date on which the Plan was approved by the stockholders of the Company.
2.22. “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.
2.23. “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or any Affiliate.
2.24. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
2.25. “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:
(a) If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market and the Nasdaq Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.
2.26. “Good Reason” shall mean, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Holder and the Company applicable to an Award, with respect to any particular Holder, the Holder’s resignation from all positions he or she then-holds with the Company if (A) without Holder’s written consent (I) there is a material reduction of the Holder’s base salary; provided, however, that a material reduction in the Holder’s base salary pursuant to a salary reduction program affecting all or substantially all of the employees of the Company and that does not adversely affect Holder to a greater extent than other similarly situated employees shall not constitute Good Reason; or (II) the Holder is required to relocate his or her primary work location to a facility or location that would increase the Holder’s one way commute distance by more than fifty (50) miles from the Holder’s primary work location as of immediately prior to such change, (B) the Holder provides written notice outlining such conditions, acts or omissions to the Company’s General Counsel within thirty (30) days immediately following such material change or reduction, (C) such material change or reduction is not remedied by the Company within thirty (30) days following the Company’s receipt of such written notice and (D) the Holder’s resignation is effective not later than thirty (30) days after the expiration of such thirty (30) day cure period.
2.27. “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” (as defined in Sections 424(e) and 424(f) of the Code, respectively).
2.28. “Holder” shall mean a person who has been granted an Award.
2.29. “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.
2.30. “Non-Employee Director” shall mean a Director of the Company who is not an Employee.
2.31. “Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6 hereof.
2.32. “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.
2.33. “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5 hereof. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.
2.34. “Option Term” shall have the meaning set forth in Section 5.4 hereof.
2.35. “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.36. “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1 hereof.
2.37. “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:
(a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating income, earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, cash flow return on investments, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per Share; (xviii) adjusted earnings per share; (xix) price per Share; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value; (xxiv) debt levels or reduction; (xxv) customer retention; (xxvi) sales-related goals; (xxvii) comparisons with other stock market indices; (xxviii) operating efficiency; (xxix) customer satisfaction and/or growth; (xxx) employee satisfaction; (xxxi) research and development achievements; (xxxii) financing and other capital raising transactions; (xxxiii) recruiting and maintaining personnel; and (xxxiv) year-end cash, any of which may be measured either in absolute terms for the Company or any operating unit of the Company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.
(b) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in Applicable Laws, accounting principles or business conditions.
2.38. “Performance Goals” shall mean, with respect to a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, a division, business unit or one or more individuals. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.
2.39. “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, a Performance Award.
2.40. “Performance Stock Unit” shall mean a Performance Award awarded under Section 9.1 hereof which is denominated in units of value including dollar value of shares of Common Stock.
2.41. “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the General Instructions to Form S-8 Registration Statement under the Securities Act or any successor Form thereto, or any other transferee specifically approved by the Administrator, after taking into account Applicable Law.
2.42. “Plan” shall have the meaning set forth in Article 1 hereof.
2.43. “Prior Plan” shall mean the Adverum Biotechnologies, Inc. 2014 Equity Incentive Award Plan, as such plan may be amended from time to time.
2.44. “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.
2.45. “Restricted Stock” shall mean an award of Shares made under Article 7 hereof that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
2.46. “Restricted Stock Unit” shall mean a contractual right awarded under Article 8 hereof to receive in the future a Share or the Fair Market Value of a Share in cash.
2.47. “Securities Act” shall mean the Securities Act of 1933, as amended.
2.48. “Shares” shall mean shares of Common Stock.

2.49. “Share Limit” shall have the meaning set forth in Section 3.1(a) hereof.
2.50. “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 10 hereof.
2.51. “Stock Appreciation Right Term” shall have the meaning set forth in Section 10.4 hereof.
2.52. “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 9.3 hereof.
2.53. “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.54. “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
2.55. “Termination of Service” shall mean:
(a) As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.
(b) As to a Non-Employee Director, the time when a Holder who is a Non- Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.
(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.
The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).
ARTICLE 3

SHARES SUBJECT TO THE PLAN
3.1. Number of Shares.
(a) Subject to Sections 13.1, 13.2, 3.1(b) and 3.1(c) hereof, the aggregate number of Shares which may be issued pursuant to Awards under the Plan shall be equal to the sum of (i) 2,100,000 new Shares and (ii) the 2,160,600 Shares originally reserved under the Plan and (iii) any of the Shares which as of June 17, 2024 were available for issuance under the Prior Plan, or are subject to awards under the Prior Plan that, on or after June 17, 2024, terminate, expire or lapse for any reason without the delivery of Shares to the holder thereof, up to a maximum of 4,514,896 Shares (such sum, the “Share Limit”); provided, however, that no more than 4,514,896 Shares may be issued upon the exercise of Incentive Stock Options. Notwithstanding the foregoing, Shares added to the Share Limit pursuant to Section 3.1(a)(ii) hereof shall be available for issuance as Incentive Stock Options only to the extent that making such Shares available for issuance as Incentive Stock Options would not cause any Incentive Stock Option to cease to qualify as such. As of June 17, 2024, no further awards may be granted under the Prior Plan; however, any awards under the Prior Plan that are outstanding as of the June 17, 2024 shall continue to be subject to the terms and conditions of the Prior Plan.
(b) If any Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan and shall be added back to the Share Limit.
(c) The following Shares shall not be available for future grants of Awards under the Plan and shall not be added back to the Share Limit:
(i)   Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option;
(ii)  Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award;
(iii) Shares subject to Stock Appreciation Rights that are not issued in connection with the stock settlement of the Stock Appreciation Rights on exercise thereof; and
(iv) Shares purchased on the open market with the cash proceeds from the exercise of Options.
Any Shares repurchased by the Company under Section 7.4 hereof at the same price paid by the Holder or a lower price so that such Shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(c), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
(d) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.
3.2. Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.
3.3. Limitation on Number of Shares Subject to Awards to Non-Employee Directors. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any fiscal year, including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (i) $750,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such fiscal year, $1,000,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes. For avoidance of doubt, compensation will count towards this limit for the fiscal year in which it was granted or earned, and not later when distributed, in the event it is deferred.

ARTICLE 4

GRANTING OF AWARDS
4.1. Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except as provided in Section 4.6 hereof regarding the grant of Awards pursuant to a Non-Employee Director Equity Compensation Policy, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.
4.2. Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.
4.3. Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
4.4. At-Will Employment; Voluntary Participation. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.
4.5. Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the limitations contained in Sections 3.1 and 3.3 hereof; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other securities law or governing statute, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other Applicable Law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.
4.6. Non-Employee Director Awards. The Administrator may, in its discretion, provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written non-discretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non- Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its discretion.
4.7. Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
4.8. Minimum Vesting Requirement. Subject to Section 13.2, any Award (including but not limited to Options and Stock Appreciation Right awards) granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted; provided, however, that notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to Section 3.1(a) may be granted without respect to this minimum vesting provision. Nothing in this Section 4.8 shall preclude the Administrator from taking action, in its sole discretion, to accelerate the vesting of any Award for any reason.
ARTICLE 5

GRANTING OF OPTIONS
5.1. Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.
5.2. Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) of the Company. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any subsidiary or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted. In addition, to the extent that any Options otherwise fail to qualify as Incentive Stock Options, such Options shall be treated as Nonqualified Stock Options.
5.3. Option Exercise Price. Except as provided in Article 13 hereof, the exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).
5.4. Option Term. The term of each Option (the “Option Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the Option Term of any outstanding Option, may extend the time period during which vested Options may be exercised following any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.
5.5. Option Vesting.
(a) Subject to Section 4.8, the period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after the grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the vesting of the Option, including following a Termination of Service; provided, that in no event shall an Option become exercisable following its expiration, termination or forfeiture.
(b) No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Program, the Award Agreement or by action of the Administrator following the grant of the Option.
5.6. Substitute Awards. Notwithstanding the foregoing provisions of this Article 5 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.
5.7. Substitution of Stock Appreciation Rights. The Administrator may provide in the applicable Program or the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining Option Term as the substituted Option.
ARTICLE 6

EXERCISE OF OPTIONS
6.1. Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.
6.2. Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:
(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;
(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all Applicable Law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;
(c) In the event that the Option shall be exercised pursuant to Section 11.3 hereof by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 11.1 and 11.2 hereof.
6.3. Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two (2) years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) of such Option to such Holder, or (b) one (1) year after the transfer of such shares to such Holder.
ARTICLE 7

AWARD OF RESTRICTED STOCK
7.1. Award of Restricted Stock.
(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and, subject to Section 4.8, shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.
(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.
7.2. Rights as Stockholders. Subject to Section 7.4 hereof, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to receive all dividends, dividend equivalents and other distributions paid or made with respect to the Shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 7.3 hereof. Dividends and dividend equivalents which are paid prior to vesting shall only be paid out to the Holder to the extent that vesting conditions are subsequently satisfied and the share of Restricted Stock vests.
7.3. Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company or Affiliate performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Program and/or the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.
7.4. Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the Program or the Award Agreement. Notwithstanding the foregoing, the Administrator in its sole discretion may provide that in the event of certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.
7.5. Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may, in its sole discretion, (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.
7.6. Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.
ARTICLE 8

AWARD OF RESTRICTED STOCK UNITS
8.1. Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.
8.2. Term. Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.
8.3. Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.
8.4. Vesting of Restricted Stock Units. Subject to Section 4.8, at the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Affiliate, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.
8.5. Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, set forth in any applicable Award Agreement, and subject to compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the fifteenth (15th) day of the third (3rd) month following the end of calendar year in which the Restricted Stock Unit vests; or (b) the fifteenth (15th) day of the third (3rd) month following the end of the Company’s fiscal year in which the Restricted Stock Unit vests. On the maturity date, the Company shall, subject to Section 11.4(e) hereof, transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or, in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.
8.6. Payment upon Termination of Service. An Award of Restricted Stock Units shall only be payable while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole and absolute discretion may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

8.7. No Rights as a Stockholder. Unless otherwise determined by the Administrator, a Holder who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until the same are transferred to the Holder pursuant to the terms of this Plan and the Award Agreement.
8.8. Dividend Equivalents. Subject to Section 9.2 hereof, the Administrator may, in its sole discretion, provide that Dividend Equivalents shall be earned by a Holder of Restricted Stock Units based on dividends declared on the Common Stock.
ARTICLE 9

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS, DEFERRED STOCK, DEFERRED STOCK UNITS
9.1. Performance Awards.
(a) The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units, to any Eligible Individual. The value of Performance Awards, including Performance Stock Units, may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator, subject to Section 4.8. Performance Awards, including Performance Stock Unit awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.
(b) Without limiting Section 9.1(a) hereof, the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.
9.2. Dividends and Dividend Equivalents; Prohibition on Payment Prior to Vesting.
(a) Dividends and Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividends and Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator and Applicable Law, subject to Section 9.2(b) below.
(b) Notwithstanding the foregoing or any other provision of the Plan:
(i)  Dividends and Dividend Equivalents with respect to an Award that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the vesting conditions are subsequently satisfied and the Award vests; and
(ii)  no Dividends or Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.
9.3. Stock Payments. Subject to Section 4.8, the Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied.
Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.
9.4. Deferred Stock. The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Shares underlying a Deferred Stock award which is subject to a vesting schedule or other conditions or criteria set by the Administrator (subject to Section 4.8) will be issued on the vesting date(s) or date(s) that those conditions and criteria have been satisfied, as applicable. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.
9.5. Deferred Stock Units. The Administrator is authorized to grant Deferred Stock Units to any Eligible Individual. The number of Deferred Stock Units shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, subject to Section 4.8, in each case on a specified date or dates or over any period or periods determined by the Administrator. Each Deferred Stock Unit shall entitle the Holder thereof to receive one share of Common Stock on the date the Deferred Stock Unit becomes vested or upon a specified settlement date thereafter (which settlement date may (but is not required to) be the date of the Holder’s Termination of Service). Shares underlying a Deferred Stock Unit award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until on or following the date that those conditions and criteria have been satisfied. Unless otherwise provided by the Administrator, a Holder of Deferred Stock Units shall have no rights as a Company stockholder with respect to such Deferred Stock Units until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.
9.6. Term. The term of a Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award shall be set by the Administrator in its sole discretion, subject to Section 9.2.
9.7. Purchase Price. The Administrator may establish the purchase price of a Performance Award, Shares distributed as a Stock Payment award, shares of Deferred Stock or Shares distributed pursuant to a Deferred Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.
9.8. Termination of Service. A Performance Award, Stock Payment award, Dividend Equivalent award, Deferred Stock award and/or Deferred Stock Unit award is distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that, subject to Section 9.2, the Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award may be distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.
ARTICLE 10

AWARD OF STOCK APPRECIATION RIGHTS
10.1. Grant of Stock Appreciation Rights.
(a) The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.
(b) A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per Share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below or in Section 13.2 hereof, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c) Notwithstanding the foregoing provisions of Section 10.1(b) hereof to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the price per Share of the Shares subject to such Stock Appreciation Right may be less than one hundred percent (100%) of the Fair Market Value per share on the date of grant; provided that the excess of: (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (ii) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.
10.2. Stock Appreciation Right Vesting.
(a) The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator (subject to Section 4.8) and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.
(b) No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right, including following a Termination of Service; provided, that in no event shall a Stock Appreciation Right become exercisable following its expiration, termination or forfeiture.
10.3. Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:
(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;
(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and
(c) In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 10.3 hereof by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.
10.4. Stock Appreciation Right Term. The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Stock Appreciation Right Term. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder or the first sentence of this Section 10.4, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, may extend the time period during which vested Stock Appreciation Rights may be exercised following any Termination of Service of the Holder, and may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.
10.5. Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 10 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 11

ADDITIONAL TERMS OF AWARDS
11.1. Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
11.2. Tax Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Holder to satisfy such obligations by any payment means described in Section 11.1 hereof, including without limitation, by allowing such Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the maximum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.
11.3. Transferability of Awards.
(a) Except as otherwise provided in Sections 11.3(b) and 11.3(c) hereof:
(i)  No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;
(ii)  No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by clause (i) of this provision; and
(iii) During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.
(b) Notwithstanding Section 11.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is to become a Non-Qualified Stock Option) to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee (other than to another Permitted Transferee of the applicable Holder) other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder (or transferring Permitted Transferee) and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.
(c) Notwithstanding Section 11.3(a) hereof, a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as his or her beneficiary with respect to more than fifty percent (50%) of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner, as applicable. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.
11.4. Conditions to Issuance of Shares.
(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares is in compliance with all Applicable Law, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with Applicable Law.
(b) All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.
(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
11.5. Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that (i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder). In addition, all Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the claw-back policy that was adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.
11.6. Prohibition on Repricing. Except as provided in Section 5.6 with respect to Substitute Awards or Section 13.2 with respect to Capitalization Adjustments, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the exercise price or grant price of an outstanding Option or Stock Appreciation Right, (ii) grant a new Option, Stock Appreciation Right or other Award in substitution for, or upon the cancellation of, any previously granted Option or Stock Appreciation Right that has the effect of reducing the exercise price or grant price thereof, (iii) exchange any Option or Stock Appreciation Right for shares of Common Stock, cash or other consideration when the exercise price or grant price per share of Common Stock under such Option or Stock Appreciation Right equals or exceeds the Fair Market Value of a share of Common Stock or (iv) take any other action that would be considered a “repricing” of an Option or Stock Appreciation Right under the applicable listing standards of the national securities exchange on which the Common Stock is listed (if any).
11.7. Leave of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder shall be suspended during any unpaid leave of absence. A Holder shall not cease to be considered an Employee, Non-Employee Director or Consultant, as applicable, in the case of any (a) leave of absence approved by the Company, (b) transfer between locations of the Company or between the Company and any of its Affiliates or any successor thereof, or (c) change in status (Employee to Director, Employee to Consultant, etc.), provided that such change does not affect the specific terms applying to the Holder’s Award.
ARTICLE 12

ADMINISTRATION
12.1. Administrator. The Committee (or another committee or a subcommittee of the Board or the Compensation Committee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the

Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6 hereof.
12.2. Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, the Program and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected materially and adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 13.10 hereof. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.
12.3. Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
12.4. Authority of Administrator. Subject to the Company’s Bylaws, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:
(a)  Designate Eligible Individuals to receive Awards;
(b)  Determine the type or types of Awards to be granted to each Eligible Individual;
(c)  Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d)  Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;
(e)  Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f)  Prescribe the form of each Award Agreement, which need not be identical for each Holder;
(g)  Decide all other matters that must be determined in connection with an Award;
(h)  Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(i)  Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j)  Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and
(k)  Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award.
12.5. Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.
12.6. Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 hereof shall serve in such capacity at the pleasure of the Board and the Committee.
ARTICLE 13

MISCELLANEOUS PROVISIONS
13.1. Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2 hereof in connection with a Capitalization Adjustment, increase the limits imposed in Section 3.1 hereof on the maximum number of shares which may be issued under the Plan. Except as provided in Section 13.10 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date.
13.2. Capitalization Adjustments; Dissolution or Liquidation; Change in Control.
(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Administrator shall appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to Section 3.1(a); (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3.1(a); and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards. The Administrator shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Administrator shall determine an appropriate equivalent benefit, if any, for any fractional shares or rights to fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.
(b) Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is still providing services, provided, however, that the Administrator may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(c) Change in Control. The following provisions will apply to Awards in the event of a Change in Control, unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Holder or unless otherwise expressly provided by the Administrator at the time of grant of an Award.
(i) Awards May Be Assumed. In the event of a Change in Control, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Change in Control. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Holders. The terms of any assumption, continuation or substitution will be set by the Administrator.
(ii) Awards Held by Current Holders. In the event of a Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Holders whose continuous service has not terminated prior to the effective time of the Change in Control (referred to as the “Current Holders”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Change in Control (contingent upon the effectiveness of the Change in Control) as the Administrator determines (or, if the Administrator does not determine such a date, to the date that is five days prior to the effective time of the Change in Control), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Change in Control, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Change in Control). With respect to the vesting of Performance Awards that will accelerate upon the occurrence of a Change in Control pursuant to this subsection (ii) and that have multiple vesting levels depending on the level of performance, the vesting of such Performance Awards will accelerate at 100% of the target level upon the occurrence of the Change in Control. With respect to the vesting of Awards that will accelerate upon the occurrence of a Change in Control pursuant to this subsection (ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Change in Control.
(iii) Awards Held by Persons other than Current Holders. In the event of a Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Holders, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Change in Control; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Change in Control.
(iv) Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Change in Control, the Administrator may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Administrator, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Holder would have received upon the exercise of the Award (including, at the discretion of the Administrator, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise. For the avoidance of doubt, if the value of an Award is zero or negative at the time of such Change in Control, such payment may be zero.
(d) Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Holder will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Change in Control involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Holder’s behalf with respect to any escrow, indemnities and any contingent consideration.
(e) Double Trigger Acceleration. Notwithstanding anything to the contrary, in the event that, within the twelve (12) month period immediately following a Change in Control, a Holder experiences a Termination of Service by the Company for other than Cause or by a Holder for Good Reason, then the vesting and, if applicable, exercisability with respect to that number of Shares equal to one hundred percent (100%) of the then-unvested Shares subject to the outstanding Awards held by such Holder shall accelerate upon the date of such Termination of Service.
(f) Additional Provisions. The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan, which provisions shall not be contradictory to the provisions of the Plan. No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code unless the Administrator determines that the Award is not to comply with such provisions. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act unless the Administrator determines that the Award is not to comply with such exemptive conditions.
(g) No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(h) Restrictions on Exercise. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Capitalization Adjustment, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.
13.3. Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no Shares shall be issued pursuant thereto prior to the time when the Plan is approved by the stockholders; and provided, further, that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void. No Incentive Stock Options may be granted after the tenth anniversary of the Board’s initial adoption of the Plan.
13.4. No Stockholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

13.5.  Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.
13.6.   Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.
13.7.   Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such Applicable Law.
13.8.   Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.
13.9.    Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.
13.10.   Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.
13.11.   No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.
13.12.  Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

13.13. Indemnification. To the extent allowable pursuant to Applicable Law, each member of the Committee or of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
13.14. Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
13.15. Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

PRELIMINARY PROXY CARD SUBJECT TO COMPLETION.

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V71789-P26367 KEEP THIS PORTION FOR YOUR RECORDS

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ADVERUM BIOTECHNOLOGIES, INC.

The Board of Directors recommends you vote "FOR" the following:

	For All	Withhold All	For All Except
1. Election of Class II Directors	☐	☐	☐

Nominees:

01) Laurent Fischer, M.D.
02) Patrick Machado
03) James Scopa

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote "FOR" the following proposals:

NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve) and on such other matters as may properly come before said meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V71790-P26367

ADVERUM BIOTECHNOLOGIES, INC.
Annual Meeting of Stockholders
June 17, 2025 at 8:00 a.m. PDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Laurent Fischer, Linda Rubinstein and Peter Soparkar, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided below, all the shares of Adverum Biotechnologies, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2025 Annual Meeting of Stockholders of Adverum Biotechnologies, Inc. (the "Meeting") to be held virtually at www.virtualshareholdermeeting.com/ADVM2025 on June 17, 2025 at 8:00 a.m. PDT, and or at any adjournment or postponement thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve) and on such other matters as may properly come before said meeting, with all powers which the undersigned would possess if present at the Meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. IN THEIR DISCRETION, THE PROXIES OF THE UNDERSIGNED ARE AUTHORIZED TO VOTE UPON ANY AND ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side